                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                  CHURCHILL DOWNS INCORPORATED
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208


August 10, 2000


Dear Shareholder:

    Churchill Downs Incorporated ("Churchill Downs") has agreed to acquire, pursuant to a Merger Agreement, dated as of June 23, 2000, as amended, Arlington International Racecourse, Inc., an Illinois corporation, Arlington Management Services, Inc., an Illinois corporation, and Turf Club of Illinois, Inc., an Illinois corporation (each of Arlington International Racecourse, Inc., Arlington Management Services, Inc. and Turf Club of Illinois, Inc. being a wholly-owned subsidiary of Duchossois Industries, Inc., an Illinois corporation, and being collectively referred to as "Arlington" or the "Arlington companies"). Pursuant to the Merger Agreement, certain subsidiaries of Churchill Downs will be merged with and into the Arlington companies, resulting in the Arlington companies becoming wholly-owned subsidiaries of Churchill Downs.


    A Special Meeting of the Shareholders of Churchill Downs will be held at 10:00 a.m., E.D.T, on September 8, 2000, at the Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky.


    At the Special Meeting, you will be asked to consider and vote upon proposals to approve:


    1. the issuance of up to 4,400,000 shares of our common stock as consideration for the acquisition of the Arlington companies as required by the Merger Agreement between Churchill Downs, Duchossois
       Industries, Inc. and the parties listed therein, pursuant to which 3,150,000 shares of the common stock of Churchill Downs (approximately 24.2% of the current outstanding shares of the common stock of Churchill Downs on a fully diluted basis, after giving effect to the mergers) will be issued to Duchossois Industries, Inc. as the sole shareholder of the Arlington companies upon consummation of the mergers and up to an additional 1,250,000 shares of the common stock of Churchill Downs (approximately 8.8% of the current outstanding shares of the common stock of Churchill Downs on a fully diluted basis, after giving effect to the mergers) may be issued to Duchossois Industries, Inc. in the future, subject to the occurrence of certain events as specified in the Merger Agreement; and


    2.  any other matters that may be properly brought to the Special Meeting.


    This proposal is described more fully in the accompanying notice of Special Meeting of Shareholders and proxy statement. If Churchill Downs consummates the acquisition of Arlington and all shares issuable under the Merger Agreement are issued (as provided in the Merger Agreement), the holder of the Arlington companies' common stock will hold approximately 30.8% of Churchill Downs' common stock on a fully diluted basis, after giving effect to the mergers.



    After careful consideration, the Board of Directors of Churchill Downs has approved the mergers and the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. In addition, certain members of the Board of Directors of Churchill Downs have entered into a Voting Agreement, described more fully in the accompanying proxy statement under the heading "Other Agreements--Voting Agreement," pursuant to which they have agreed, among other things, to vote or cause to be voted all shares of Churchill Downs common stock as to which they have sole voting power in favor of the transactions contemplated by the Merger Agreement, including, without limitation, in favor of the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. The Voting Agreement covers, in the aggregate, 2,414,263 shares of Churchill Downs common stock as to which these individuals have sole voting control, or approximately 24.5% of the currently outstanding shares of Churchill Downs common stock. The Board of Directors of Churchill Downs recommends that you vote in favor of the foregoing proposal. You are encouraged to read the accompanying proxy statement, which provides additional information regarding your company, Arlington and the proposed transactions.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE URGED TO COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU DO ATTEND AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY AT THAT TIME.

    If you have any questions regarding the information contained in the proxy statement or the voting process, please do not hesitate to contact Rebecca C. Reed, the Secretary of Churchill Downs, at 502-636-4400.

                                          Sincerely,

                                          Thomas H. Meeker
                                          President and Chief Executive Officer

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208


August 10, 2000


                          CHURCHILL DOWNS INCORPORATED

                                ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                ----------------


    Notice is hereby given that a Special Meeting of Shareholders of Churchill Downs Incorporated, a Kentucky corporation ("Churchill Downs"), will be held at 10:00 a.m., E.D.T., on September 8, 2000, at the Churchill Downs Racetrack,
700 Central Avenue, Louisville, Kentucky.


    The meeting is called for the purpose of considering and voting upon the following proposals:

    PROPOSAL 1. The approval of the issuance of up to 4,400,000 shares of Churchill Downs common stock as consideration for the acquisition of Arlington as required by the Merger Agreement, dated as of June 23, 2000, as amended, between Churchill Downs, Duchossois Industries, Inc. and certain wholly-owned subsidiaries of Churchill Downs and Duchossois Industries, Inc., attached to the accompanying proxy statement as Annex A, pursuant to which certain subsidiaries of Churchill Downs will be merged with and into Arlington International Racecourse, Inc., Arlington Management Services, Inc., and Turf Club of Illinois, Inc. (each of Arlington International Racecourse, Inc., Arlington Management Services, Inc. and Turf Club of Illinois, Inc. being a wholly-owned subsidiary of Duchossois Industries, Inc., and being collectively referred to as "Arlington" or the "Arlington companies"), resulting in the Arlington companies becoming wholly-owned subsidiaries of Churchill Downs. Pursuant to the Merger Agreement, when the mergers become effective Duchossois Industries, Inc., as the sole holder of the Arlington companies' common stock, will be issued in the aggregate 3,150,000 shares of our common stock, and thereafter may be issued in the aggregate up to an additional 1,250,000 shares of our common stock, subject to the occurrence of certain events as specified in the Merger Agreement.

    PROPOSAL 2. To transact any other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting.

    These proposals are more fully described in the attached proxy statement and its annexes.


    The Board of Directors of Churchill Downs has fixed the close of business on August 8, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the Churchill Downs Special Meeting and any adjournments or postponements of that meeting. On that date, 9,865,449 shares of common stock were outstanding and entitled to vote. Only holders of record of our common stock on the record date are entitled to vote at the Churchill Downs Special Meeting. The affirmative vote of the holders of a majority of shares present or represented by proxy at the Special Meeting and entitled to vote is required to approve the issuance of shares of common stock pursuant to the Merger Agreement. Each shareholder has one vote per share on all matters coming before the Special Meeting. Under Churchill Downs' articles of incorporation and bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

    As described in the accompanying proxy statement, shareholders are not entitled to any dissenters' rights by virtue of the issuance of up to 4,400,000 shares of common stock of Churchill Downs pursuant to the Merger Agreement.


    Certain members of the Board of Directors of Churchill Downs have entered into a Voting Agreement, described more fully in the accompanying proxy statement under the heading "Other Agreements--Voting Agreement," pursuant to which they have agreed, among other things, to vote or cause to be voted all shares of Churchill Downs common stock as to which they have sole voting power in favor of the transactions contemplated by the Merger Agreement, including, without limitation, in favor of the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. The Voting Agreement covers, in the aggregate, 2,414,263 shares of Churchill Downs common stock as to which these individuals have sole voting control, or approximately 24.5% of the currently outstanding shares of Churchill Downs common stock.


    If the enclosed proxy is properly executed and returned prior to the Special Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSED ISSUANCE OF SHARES OF CHURCHILL DOWNS COMMON STOCK IN CONNECTION WITH THE MERGERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

    If you would like to attend the Special Meeting and your shares are held by a broker, bank or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares of our common stock. You must also bring a form of personal identification. In order to vote your shares at the Special Meeting, you must obtain from the nominee a proxy issued in your name.

    You can ensure that your shares are voted at the Special Meeting by signing and dating the enclosed proxy and returning it in the envelope provided. Sending in a signed proxy will not affect your right to attend the meeting and vote in person. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of Churchill Downs at Churchill Downs' corporate offices, located at 700 Central Avenue, Louisville, Kentucky 40208, and such revocation shall be effective for all votes after receipt.

    All shareholders are cordially invited to attend the Churchill Downs Special Meeting in person. Whether or not you expect to attend the Churchill Downs Special Meeting, we urge you to sign and date the enclosed proxy and return it promptly in the envelope provided.

                                          By order of the Board of Directors,

                                          Rebecca C. Reed
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY


August 10, 2000


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED THE SHARES OF CHURCHILL DOWNS COMMON STOCK TO BE ISSUED PURSUANT TO THE MERGER AGREEMENT, OR DETERMINED IF THE ATTACHED PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          CHURCHILL DOWNS INCORPORATED
                               700 CENTRAL AVENUE
                           LOUISVILLE, KENTUCKY 40208

                                PROXY STATEMENT
                             ---------------------

                          CHURCHILL DOWNS INCORPORATED

                            ------------------------


    The enclosed proxy is being solicited by the Board of Directors of Churchill Downs to be voted at the Special Meeting of Shareholders to be held on September 8, 2000, at 10:00 a.m., E.D.T., at the Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky, and any adjournments thereof. This solicitation is being made primarily by mail and at the expense of Churchill Downs. Certain officers and directors of Churchill Downs and persons acting under their instruction may also solicit proxies on behalf of the Board of Directors of Churchill Downs by means of telephone calls, personal interviews and mail at no additional expense to Churchill Downs.



    The Board of Directors of Churchill Downs approved the mergers and the issuance of up to 4,400,000 shares of our common stock as consideration for the acquisition of the Arlington companies pursuant to a Merger Agreement, dated as of June 23, 2000, as amended, which provides for the mergers of certain subsidiaries of Churchill Downs with and into the Arlington companies (each of the Arlington companies being wholly-owned subsidiaries of Duchossois Industries, Inc.), resulting in the Arlington companies becoming wholly-owned subsidiaries of Churchill Downs. If approved at the Special Meeting, we will issue up to 4,400,000 shares of common stock of Churchill Downs to Duchossois Industries, Inc. as the sole shareholder of the Arlington companies, subject to the occurrence of certain events as specified in the Merger Agreement. Certain members of the Board of Directors of Churchill Downs have entered into a Voting Agreement, described more fully below under the heading "Other Agreements--Voting Agreement," pursuant to which they have agreed, among other things, to vote or cause to be voted all shares of Churchill Downs common stock as to which they have sole voting power in favor of the transactions contemplated by the Merger Agreement, including, without limitation, in favor of the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. The Voting Agreement covers, in the aggregate, 2,414,263 shares of Churchill Downs common stock as to which these individuals have sole voting control, or approximately 24.5% of the currently outstanding shares of Churchill Downs common stock.



    When the mergers become effective, we will issue to Duchossois
Industries, Inc., as the sole holder of the Arlington companies' common stock, 3,150,000 shares of our common stock (approximately 24.2% of our current outstanding common stock on a fully diluted basis, after giving effect to the mergers). Thereafter, upon the occurrence of certain events (as specified in the Merger Agreement), we will issue up to an additional 1,250,000 shares of our common stock (approximately 8.8% of our current outstanding common stock on a fully diluted basis, after giving effect to the mergers) to Duchossois Industries, Inc. If all of the events specified in the Merger Agreement occur and we issue the additional shares of our common stock as contemplated by the Merger Agreement, Duchossois Industries, Inc., as the sole shareholder of the Arlington companies, will hold in the aggregate 4,400,000 shares of our common stock (approximately 30.8% of our current outstanding common stock on a fully diluted basis, after giving effect to the mergers).


    Churchill Downs common stock is listed on the Nasdaq National Market under the symbol "CHDN."

    This proxy statement provides you with detailed information about the proposed transactions. The proposed transactions are complex and you are strongly encouraged to read the entire document carefully, including "Risk Factors" and the annexes hereto.


    The proxy statement is dated August 10, 2000, and is first mailed to shareholders on or about August 10, 2000.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
FORWARD-LOOKING STATEMENTS..................................      1
QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS................      2
SUMMARY.....................................................      4
  Churchill Downs...........................................      4
  Arlington.................................................      4
  Churchill Downs Shareholders Meeting......................      5
  Votes Required; Record Date; Quorum.......................      5
  Risk Factors..............................................      5
  The Mergers...............................................      6
  The Merger Agreement......................................      7
MARKET PRICES...............................................      9
RISK FACTORS................................................     10
  Financial Status of Arlington.............................     10
  Litigation Regarding Proposed Rosemont Casino.............     10
  Integration of Operations; Management of Growth...........     11
  Dilution..................................................     11
  Impact on Corporate Governance............................     12
  Resales of Common Stock...................................     12
THE CHURCHILL DOWNS SPECIAL MEETING.........................     13
  Date, Place and Time......................................     13
  Record Date...............................................     13
  Quorum....................................................     13
  Required Votes............................................     13
  Proxies...................................................     14
  Solicitation of Proxies...................................     14
THE MERGERS.................................................     15
  General...................................................     15
  Background of the Mergers.................................     15
  Reasons for the Mergers...................................     16
  Recommendation of the Board of Directors of Churchill
    Downs...................................................     17
  Dissenters' and Appraisal Rights..........................     17
  Regulatory Approvals......................................     17
  Opinion of Financial Advisor to Churchill Downs...........     18
  Interests of Certain Persons in the Mergers...............     24
  Accounting Treatment......................................     25
THE MERGER AGREEMENT........................................     26
  General...................................................     26
  Effective Time of the Mergers.............................     26
  Consideration to be Received by Shareholders of the
    Arlington Companies.....................................     26
  Representations and Warranties............................     26
  Covenants Relating to Conduct of the Arlington Companies'
    Business................................................     27
  Non-Solicitation..........................................     28
  Cooperation and Reasonable Efforts........................     28
  Fees and Expenses.........................................     29
  Transfer Taxes............................................     29
  Conditions to Closing.....................................     29
  Termination...............................................     30
  Amendment.................................................     30

                                                                PAGE
                                                              --------
  Regulatory Requirements...................................     31
  Indemnification...........................................     31
OTHER AGREEMENTS............................................     32
  Stockholder's Agreement...................................     32
  Voting Agreement..........................................     37
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  STATEMENTS................................................     39
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF CHURCHILL
  DOWNS.....................................................     45
BUSINESS OF ARLINGTON.......................................     46
ARLINGTON SELECTED COMBINED FINANCIAL INFORMATION...........     47
ARLINGTON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................     48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT OF CHURCHILL...................................     53
DESCRIPTION OF CAPITAL STOCK................................     55
REPRESENTATIVE OF INDEPENDENT AUDITORS......................     56
SHAREHOLDER PROPOSALS.......................................     56
INDEPENDENT ACCOUNTANTS.....................................     56
WHERE YOU CAN FIND MORE INFORMATION.........................     57
INFORMATION INCORPORATED BY REFERENCE.......................     57
INDEX TO FINANCIAL STATEMENTS OF ARLINGTON INTERNATIONAL....    F-1


Annex A                 Amended and Restated Agreement and Plan of Merger
Annex B                 Opinion of CIBC World Markets Corp.
Annex C                 Form of Stockholder's Agreement
Annex D                 Voting Agreement

                           FORWARD-LOOKING STATEMENTS

    This proxy statement includes statements that may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The reasons for the mergers discussed under the caption "The Mergers," statements about the expected impact of the mergers on Churchill Downs' businesses, financial performance and condition, accounting and tax treatment and the extent of the charges to be incurred by Churchill Downs relating to the mergers are forward-looking statements. Further, any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements in this proxy statement are identifiable by use of any of the following words and other similar expressions, among others:

-           "anticipate"                                -   "may"
-           "believe"                                   -   "might"
-           "could"                                     -   "plan"
-           "estimate"                                  -   "predict"
-           "expect"                                    -   "project"
-           "intend"                                    -   "should"

    There are a number of important factors that could cause the results of the combined company to differ materially from those indicated by these forward-looking statements, including, but not limited to:

    - the financial performance of Arlington International Racecourse,


    - changes in Illinois law that impact revenues of the racing operations in Illinois,


    - litigation surrounding the proposed Rosemont, Illinois riverboat casino,

    - market reaction to Churchill Downs' agreement with Arlington,

    - the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate,

    - a substantial change in law or regulations affecting our pari-mutuel activities,

    - a substantial change in allocation of live racing days,

    - a decrease in riverboat admissions revenue from our Indiana operations,

    - the impact of an additional racetrack near our Indiana operations,

    - our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing,

    - our continued ability to grow our share of the interstate simulcast market,

    - the impact of interest rate fluctuations,

    - our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects,

    - our ability to adequately integrate acquired businesses,

    - the loss of our totalisator companies or their inability to keep their technology current,

    - our accountability for environmental contamination,

    - the loss of key personnel,

    - the volatility of our stock price, and

    - other factors described in this proxy statement under the caption "Risk Factors."

                  QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

Q:  WHAT ARE THE PROPOSED TRANSACTIONS?


A: We will issue up to 4,400,000 shares of our common stock to acquire the Arlington companies. Under the Merger Agreement, certain wholly-owned subsidiaries of Churchill Downs will be merged with and into the Arlington companies, resulting in the Arlington companies becoming wholly-owned subsidiaries of Churchill Downs. As consideration for the mergers, we will initially issue to Duchossois Industries, Inc. 3,150,000 shares of our common stock (approximately 24.2% of our common stock on a fully diluted basis, after giving effect to the mergers). Pursuant to the Merger Agreement, we will issue up to an additional 1,250,000 shares (approximately 8.8% of our common stock on a fully diluted basis, after giving effect to the mergers), subject to the occurrence of certain events as specified in the Merger Agreement. Assuming all additional shares issuable pursuant to the Merger Agreement are issued, Duchossois Industries, Inc. will own approximately 30.8% of Churchill Downs common stock on a fully diluted basis, after giving effect to the mergers.


Q: AS A CHURCHILL DOWNS SHAREHOLDER, HOW MANY SHARES OF CHURCHILL DOWNS COMMON STOCK WILL I OWN AFTER THE MERGERS?

A: The issuance of shares of common stock to Duchossois Industries, Inc. will not affect the number of shares of our common stock that you own.

Q: IF I AM NOT GOING TO ATTEND THE SHAREHOLDER MEETING, SHOULD I RETURN MY PROXY CARD?

A: Yes, please fill out and sign your proxy card and mail it to us in the enclosed return envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at the Special Meeting.

Q:  WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A: Give written notice to Churchill Downs' Corporate Secretary before the Special Meeting.

Q:  WHAT DO I NEED TO DO NOW?


A: After carefully reading and considering the information contained in this document and completing and signing your proxy card, just mail your signed proxy card in the enclosed envelope as soon as possible so that your shares may be represented at the meeting. In order to ensure that your vote is obtained, please give your proxy as instructed on your proxy card, even if you currently plan to attend the meeting in person. The Board of Directors of Churchill Downs recommends that its shareholders vote in favor of the issuance of up to 4,400,000 shares of its common stock pursuant to the Merger Agreement. Certain members of the Board of Directors of Churchill Downs have entered into a Voting Agreement, described more fully below under the heading "Other Agreements--Voting Agreement," pursuant to which they have agreed, among other things, to vote or cause to be voted all shares of Churchill Downs common stock as to which they have sole voting power in favor of the transactions contemplated by the Merger Agreement, including, without limitation, in favor of the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. The Voting Agreement covers, in the aggregate, 2,414,263 shares of Churchill Downs common stock as to which these individuals have sole voting control, or approximately 24.5% of the currently outstanding shares of Churchill Downs common stock.


Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the proposals. You should therefore be sure to provide your broker with instructions on how you want to vote your shares. If you do not give voting instructions to your broker, you will not be counted as voting for the purposes of any of the proposals unless you appear in person at the meeting.

Q:  WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?

A: We are working toward completing the mergers as quickly as possible. Assuming that both Churchill Downs, Duchossois Industries, Inc. and the other parties to the Merger Agreement satisfy or waive all of the conditions to closing contained in the Merger Agreement, we anticipate that the acquisition will occur as soon as practicable after approval of the issuance of shares pursuant to the Merger Agreement at the Special Meeting.

Q:  WHOM SHOULD SHAREHOLDERS CALL WITH ADDITIONAL QUESTIONS?

A: Shareholders who have questions about the proposed transactions should call Churchill Downs' Corporate Secretary, at 502-636-4400.

                                    SUMMARY


    This summary highlights selected information contained elsewhere in this proxy statement and the annexes to this proxy statement. This summary does not contain a complete statement of all material information relating to the issuance of our common stock, the mergers, the Merger Agreement, or the transactions contemplated thereby and is subject to, and is qualified in its entirety by, the more detailed information, the financial statements and the annexes contained in this proxy statement. To fully understand the proposed transactions, you should read this proxy statement carefully and in its entirety. In this document, references to Duchossois Industries will mean Duchossois Industries, Inc., an Illinois corporation; and references to Arlington, the Arlington companies or Arlington International will mean Arlington International Racecourse, Inc., an Illinois corporation, Arlington Management Services, Inc., an Illinois corporation, and Turf Club of
Illinois, Inc., an Illinois corporation, collectively.


CHURCHILL DOWNS

    Churchill Downs is a leading pari-mutuel horse racing company and a leading provider of live racing programming content for the growing simulcast wagering market. We currently simulcast our races to over 1,000 locations in 41 states and nine countries. From 1993 to 1998, simulcast wagering in the United States grew at a compound annual rate of 10.0% to approximately $12.2 billion, representing 78% of the total amount wagered on horse racing. We believe that quality live racing is the basis for building our branded simulcast product. We intend to strengthen our position as a leading provider of programming content through product enhancements and strategic acquisitions of quality racetracks.

    We operate five racetracks and four remote simulcast wagering facilities that accept wagers on our races as well as on races simulcast from other locations. Our flagship operation, the Churchill Downs racetrack, has conducted Thoroughbred racing since 1875 and is the internationally known home of the Kentucky Derby. In 2000, the 126th annual Kentucky Derby event had an attendance of 153,000 and received wagers of more than $100.0 million, nationally. This Derby was the highest wagered and the second best attended (second only to the 100th annual Kentucky Derby) individual horse racing event in United States history. We have expanded our portfolio of racetracks by developing Hoosier Park in 1994 and by acquiring Ellis Park in April 1998, Calder Race Course in
April 1999 and Hollywood Park Racetrack in September 1999.

    Churchill Downs was organized as a Kentucky corporation in 1928. Our principal executive offices are located at Churchill Downs, 700 Central Avenue, Louisville, Kentucky 40208. Our telephone number is (502) 636-4400. Our web site address is www.kentuckyderby.com.

ARLINGTON

    Arlington is the leading pari-mutuel horse racing company in Illinois and a leading provider of live racing programming content for the simulcast wagering market. Arlington currently simulcasts its races to over 350 locations in 39 states and twelve countries. Arlington continues to expand distribution of its simulcast product by strengthening the quality of its live racing.

    Arlington currently operates one racetrack and five off-track simulcast wagering facilities that accept wagers throughout the year on races at Arlington International Racecourse as well as on races simulcast from other locations. With the passage of legislative reform in May 1999, live racing resumed at Arlington International Racecourse on May 14, 2000, after a two-year hiatus. This year Arlington will conduct live racing from May 14, 2000 through September 30, 2000.

    Arlington's principal executive offices are located at Arlington International Racecourse, Inc., Wilke & Euclid Road, Arlington Heights, Illinois 60006, and its telephone number is (847) 255-4300. Arlington's web site address is www.arlingtonpark.com.

CHURCHILL DOWNS SHAREHOLDERS MEETING


    The Churchill Downs Special Meeting will be held at the Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky, at 10:00 a.m., E.D.T., on September 8, 2000. At the Special Meeting, Churchill Downs will ask the holders of its common stock to consider and vote upon:



    PROPOSAL 1. The approval of the issuance of up to 4,400,000 shares of our common stock as consideration for the acquisition of the Arlington companies pursuant to the Merger Agreement, dated as of June 23, 2000, as amended, between Churchill Downs, Duchossois Industries and the parties listed therein. Pursuant to the Merger Agreement, certain subsidiaries of Churchill Downs will merge with and into the Arlington companies, resulting in the Arlington companies becoming wholly-owned subsidiaries of Churchill Downs. When the mergers become effective, Duchossois Industries, as the sole shareholder of the Arlington companies, will be issued 3,150,000 shares of our common stock in the aggregate (approximately 24.2% of the current outstanding shares of our common stock on a fully diluted basis, after giving effect to the mergers). Pursuant to the Merger Agreement, Duchossois Industries may be issued up to an additional 1,250,000 shares of our common stock in the aggregate (approximately 8.8% of the current outstanding shares of our common stock on a fully diluted basis, after giving effect to the mergers). Assuming all additional shares of common stock are issued pursuant to the Merger Agreement, Duchossois Industries will hold approximately 30.8% of our common stock on a fully diluted basis, after giving effect to the mergers.


    PROPOSAL 2. To transact any other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

VOTES REQUIRED; RECORD DATE; QUORUM


    Only holders of record of Churchill Downs common stock, no par value, on August 8, 2000, are entitled to notice of and to vote at the Special Meeting. On that date, 9,865,449 shares of common stock were outstanding and entitled to vote. The affirmative vote of the holders of a majority of shares present or represented by proxy at the Special Meeting and entitled to vote is required to approve the issuance of shares of common stock pursuant to the Merger Agreement. Each shareholder has one vote per share on all matters coming before the Special Meeting. Under Churchill Downs' articles of incorporation and bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the passage of any matter submitted to the shareholders. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.



    Certain members of the Board of Directors of Churchill Downs have entered into a Voting Agreement, described more fully below under the heading "Other Agreements--Voting Agreement," pursuant to which they have agreed, among other things, to vote or cause to be voted all shares of Churchill Downs common stock as to which they have sole voting power in favor of the transactions contemplated by the Merger Agreement, including, without limitation, in favor of the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. The Voting Agreement covers, in the aggregate, 2,414,263 shares of Churchill Downs common stock as to which these individuals have sole voting control, or approximately 24.5% of the currently outstanding shares of Churchill Downs common stock.


RISK FACTORS

    See "Risk Factors" for a detailed discussion of the risk factors pertaining to the proposed issuance of our common stock.


    Your board of directors believes that the proposed issuance of our common stock is in the best interests of Churchill Downs, and you are being asked to vote in favor of the proposed issuance.

THE MERGERS


    GENERAL. Pursuant to the Merger Agreement, which provides for the acquisition by Churchill Downs of the Arlington companies, when the acquisition of the Arlington companies becomes effective, Duchossois Industries as the sole shareholder of the Arlington companies will be issued, in the aggregate, 3,150,000 shares of our common stock, or approximately 24.2% of the current outstanding shares of our common stock on a fully diluted basis, after giving effect to the mergers (calculated based on the number of Churchill Downs shares outstanding, on a fully diluted basis, on the record date for this meeting). Pursuant to the Merger Agreement, Duchossois Industries may be issued, in the aggregate, up to an additional 1,250,000 shares of our common stock, or approximately 8.8% of the current outstanding shares of our common stock on a fully diluted basis, after giving effect to the mergers, upon the occurrence of certain events as specified in the Merger Agreement. If all shares of our common stock issuable pursuant to the Merger Agreement are issued, Duchossois Industries will hold, in the aggregate, approximately 30.8% of the current outstanding shares of our common stock on a fully diluted basis, after giving effect to the mergers.


    Pursuant to the Merger Agreement, certain subsidiaries of Churchill Downs will be merged with and into the Arlington companies, resulting in the Arlington companies becoming wholly-owned subsidiaries of Churchill Downs. On June 22, 2000, the date preceding the public announcement of the mergers, the closing price of our common stock was $22.69.

    Churchill Downs common stock is listed on the Nasdaq National Market under the symbol "CHDN."

    We have historically paid dividends on our common stock. In 1999 and 1998, we paid an annual dividend of $0.50 per share on our common stock. We cannot assure that we will continue to pay dividends in the future.

    REASONS FOR THE MERGER. The mergers will provide several strategic benefits to Churchill Downs. See the section entitled "The Mergers--Reasons for the Mergers" for additional information.

    DISSENTERS' AND APPRAISAL RIGHTS. Shareholders of Churchill Downs are not entitled to any dissenters' rights by virtue of the issuance of up to 4,400,000 shares of common stock of Churchill Downs pursuant to the Merger Agreement.


    REGULATORY APPROVALS. The mergers are subject to the expiration or termination of the waiting period requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder. Churchill Downs and Duchossois Industries filed the required notification and report forms under the HSR Act on June 27, 2000 and received notice of early termination of the waiting period on July 11, 2000. In addition, the Illinois Racing Board must approve the change in ownership of the Arlington companies, and the Florida Division of Pari-Mutuel Wagering, Department of Business and Professional Regulation must approve the change in ownership of Churchill Downs, the ultimate owner of Calder Race Course, Inc. and Tropical Park, Inc. Finally, Churchill Downs is required to report the change in ownership to the California Horse Racing Board, the Indiana Horse Racing Commission, the Kentucky Racing Commission and the Nevada State Gaming Control Board.


    OPINION OF FINANCIAL ADVISOR TO CHURCHILL DOWNS. In connection with the mergers, the Board of Directors of Churchill Downs received an opinion of CIBC World Markets Corp. to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the exchange ratio provided for in the mergers was fair to Churchill Downs from a financial point of view. For purposes of CIBC World Markets' opinion and the summary description of its opinion in this proxy statement, references to the "exchange ratio" mean the ratio of the aggregate number of shares of Churchill Downs common stock--that is, up to 4,400,000 shares of Churchill Downs common stock-- into which the aggregate number of outstanding shares of the common stock of the Arlington companies will be converted in the mergers.

    The full text of CIBC World Markets' written opinion, dated June 23, 2000, is attached as Annex B to this proxy statement. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. CIBC WORLD MARKETS' OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF CHURCHILL DOWNS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED MERGERS.

    ACCOUNTING TREATMENT. We will account for the mergers using the purchase method of accounting, with Churchill Downs treated as the acquiror for accounting purposes. As a result, the assets and liabilities of Churchill Downs will be recorded at historical values without restatement to fair values. The tangible and intangible assets and liabilities of the Arlington companies will be recorded at their estimated fair values at the date of the mergers, with any excess of the purchase price over the sum of such fair values recorded as goodwill. For this purpose, the purchase price is based upon the number of shares to be issued to Duchossois Industries multiplied by an average trading price of Churchill Downs' shares for a period immediately before and after the announcement of the mergers on June 23, 2000, discounted to reflect restrictions on the voting and transfer of such shares imposed by the Stockholder's Agreement described below under the heading "Other Agreements--Stockholder's Agreement," plus merger related costs.

THE MERGER AGREEMENT

    GENERAL. The Merger Agreement provides for the merger of A. Acquisition Corp. with and into Arlington International Racecourse, Inc., A. Management Acquisition Corp. with and into Arlington Management Services, Inc. and T. Club Acquisition Corp. with and into Turf Club of Illinois, Inc. As a result of the mergers, Churchill Downs will own all of the outstanding shares of stock of the Arlington companies. Pursuant to the Merger Agreement, at the effective time of the mergers, all of the outstanding shares of the Arlington companies (except shares held by the Arlington companies as treasury stock) will be converted into the right to receive in the aggregate 3,150,000 shares of Churchill Downs common stock, plus up to 1,250,000 additional shares of Churchill Downs common stock, of which (a) 833,000 shares will be issued after Churchill Downs or its affiliates, including the Arlington companies, shall have first earned or received all payments owing to them after the first year that State of Illinois racing fund payments shall have been made (subject to adjustment in the event litigation challenging the constitutionality of the law authorizing such payments ultimately results in a reduction in such payments), but in any case such event must occur no later than six years after the effective time of the mergers, and (b) up to 417,000 shares will be issued at the same time based upon the amount of such payments received, subject to the same adjustment. For the remainder of this discussion under the heading "The Merger Agreement," references to Arlington or the Arlington companies will include the respective subsidiaries of the Arlington companies.

    REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various representations and warranties of Duchossois Industries, including, without limitation, with respect to certain corporate matters of the Arlington companies, the capitalization of the Arlington companies, authorization, the absence of conflicts and the accuracy of the Arlington companies' financial statements. In addition, the Merger Agreement contains various representations and warranties of Churchill Downs, including, without limitation, with respect to certain corporate matters of Churchill Downs, authorization, the absence of conflicts and the accuracy of the SEC filings of Churchill Downs.

    COVENANTS RELATING TO CONDUCT OF THE ARLINGTON COMPANIES'
BUSINESS. Duchossois Industries has agreed in the Merger Agreement that, until the effective time of the mergers, the Arlington companies will conduct their businesses in the ordinary course consistent with past practice and will use their best efforts to preserve their current business organization and relationships with third parties and to keep available the services of their present officers and employees. Duchossois Industries has also agreed not to take any action, nor to permit the Arlington companies to take any action, that would, or that could reasonably be expected to, result in any of the representations and warranties of Duchossois Industries set forth in the Merger Agreement becoming untrue.

    NON-SOLICITATION. The Merger Agreement provides that Duchossois Industries will not solicit or encourage proposals from, or negotiate with, any person involving a sale of the Arlington companies.

    The Merger Agreement provides that the Board of Directors of Churchill Downs will recommend the approval of the issuance of shares pursuant to the Merger Agreement. However, the Merger Agreement also provides that the Board of Directors of Churchill Downs, to the extent required by its fiduciary obligations, may withdraw or modify its approval or recommendation of the issuance of shares pursuant to the Merger Agreement except due to a change in the trading price of Churchill Downs' common stock or a change in the business or assets of the Arlington companies which is not material and adverse.

    COOPERATION AND REASONABLE EFFORTS. Duchossois Industries and Churchill Downs have agreed to use their best efforts to take all actions, and to do and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the mergers.

    FEES AND EXPENSES. Generally, all fees and expenses incurred in connection with the mergers, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the mergers are consummated.


    Churchill Downs has agreed to pay to Duchossois Industries a fee of $4,000,000 if the Merger Agreement is terminated other than because of a breach by Duchossois Industries, other than because of failure to obtain approval of the Illinois Racing Board solely because of a matter related to Duchossois Industries or the Arlington companies, or other than because of a failure to obtain the approval under the HSR Act.


    CONDITIONS TO CLOSING. The respective obligations of Churchill Downs and Duchossois Industries to consummate the mergers are subject to the satisfaction or waiver, at or prior to the effective time of the mergers, of certain conditions, including, without limitation, approval of the issuance of shares pursuant to the Merger Agreement by the holders of a majority of shares present or represented by proxy at the Special Meeting and entitled to vote, the receipt of certain regulatory approvals, the execution of a Stockholder's Agreement by Duchossois Industries and no material adverse development in certain litigation relating to the proposed Rosemont casino. In addition, the obligations of Churchill Downs, on the one hand, and Duchosois Industries and the Arlington companies, on the other hand, to consummate the mergers are subject to the satisfaction or waiver of certain additional conditions.


    TERMINATION. The Merger Agreement may be terminated by mutual written consent of Churchill Downs, Duchossois Industries and the Arlington companies at any time prior to the effective time of the mergers. The Merger Agreement may be terminated by either Churchill Downs or Duchossois Industries if, among other things, upon a shareholder vote, approval and adoption by the majority of shares present or represented by proxy at the Special Meeting and entitled to vote on the issuance of shares pursuant to the Merger Agreement shall not have been obtained or if the mergers are not consummated on or before September 30, 2000. The Merger Agreement may be terminated by either party upon the breach of or failure to perform in any material respect certain representations, warranties or covenants of the other party contained in the Merger Agreement. The Merger Agreement may also be terminated by Duchossois Industries if any person (other than Brad Kelley or any director or officer of Churchill Downs, or group thereof) acquires or proposes to acquire more than 10% of the issued and outstanding voting securities of Churchill Downs.

                                 MARKET PRICES

    Our common stock is listed on the Nasdaq National Market under the symbol "CHDN." The following table sets forth the high and low bid quotations, as reported by Nasdaq for the periods indicated.


                                                                COMMON STOCK
                                                             -------------------
                                                             HIGH BID   LOW BID
                                                             --------   --------
FISCAL YEAR 1998
First Quarter..............................................   $25.31     $19.31
Second Quarter.............................................    43.25      24.00
Third Quarter..............................................    41.44      27.63
Fourth Quarter.............................................    36.44      27.25

FISCAL YEAR 1999
First Quarter..............................................    38.75      26.25
Second Quarter.............................................    35.75      26.00
Third Quarter..............................................    33.63      22.50
Fourth Quarter.............................................    26.00      20.13

FISCAL YEAR 2000
First Quarter..............................................    29.00      21.00
Second Quarter.............................................    26.44      21.75
Third Quarter (through August 7, 2000).....................    24.50      21.50


    We declared and paid a dividend per share of $.50 in the fourth quarter of each of fiscal years 1999 and 1998. Stock quotations and dividend per share amounts reflect retroactive adjustments for the 2-for-1 stock split with a record date of March 30, 1998. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily reflect actual transactions. We expect that comparable annual cash dividends (adjusted for any stock splits or other similar transactions) will continue to be paid in the future.


    On June 22, 2000, the last full trading day before the announcement of the proposed transactions, the last reported sale price on the Nasdaq National Market was $22.6875 per share. The last reported sale price of our common stock on the Nasdaq National Market on August 7, 2000, the most recent practicable date before the printing of this proxy statement, was $23.25 per share. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.


    The Arlington companies are wholly-owned subsidiaries of Duchossois Industries. All of these companies are privately held corporations, and there is no public trading market for their securities.

                                  RISK FACTORS

    THE PROPOSED TRANSACTIONS INVOLVE A HIGH DEGREE OF RISK. CHURCHILL DOWNS SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING WHETHER TO APPROVE THE PROPOSED ISSUANCE OF UP TO 4,400,000 SHARES OF COMMON STOCK OF CHURCHILL DOWNS. YOU SHOULD CONSIDER THESE FACTORS IN CONJUNCTION WITH THE OTHER INFORMATION IN THIS PROXY STATEMENT AND THE ANNEXES TO THIS PROXY STATEMENT. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS OF CHURCHILL DOWNS, ARLINGTON OR THE COMBINED COMPANY MAY BE SERIOUSLY HARMED. IN THIS CASE, THE TRADING PRICE OF CHURCHILL DOWNS COMMON STOCK MAY DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

FINANCIAL STATUS OF ARLINGTON

    BECAUSE THE ARLINGTON COMPANIES DID NOT CONDUCT LIVE RACING OPERATIONS DURING THE 1998 AND 1999 RACING SEASONS, THEY HAVE A LIMITED RECENT OPERATING HISTORY AND FUTURE OPERATING RESULTS ARE UNCERTAIN. Arlington suspended its live racing operations as of the close of its meet in 1997 and only re-opened on May 14, 2000. As a result of this lack of recent operating history, there can be no assurance that Arlington will be able to operate at or above historical levels.

LITIGATION REGARDING PROPOSED ROSEMONT CASINO

    THE ARLINGTON COMPANIES MAY LOSE THE RIGHT TO RECEIVE SIGNIFICANT BENEFITS UNDER ILLINOIS LEGISLATION PRESENTLY BEING CHALLENGED IN COURT, WHICH WOULD REDUCE THE REVENUES AND PROFITABILITY OF THE ARLINGTON COMPANIES. In 1999, the State of Illinois enacted legislation which provides significant benefits to Illinois horse racing tracks. For example, the legislation provides for pari-mutuel tax relief and related tax credits for Illinois racetracks. In addition, the legislation provides for subsidies to Illinois horse racing tracks from revenues generated by the relocation of a license to operate a riverboat casino gaming facility. Currently, the proposed site for the license is Rosemont, Illinois, a suburb of Chicago. It is not possible to calculate the exact amount of subsidies that the proposed Rosemont casino will generate if opened; however, it is expected that the subsidies will be substantial. The Arlington companies' share of subsidies from the proposed Rosemont casino under the 1999 legislation is expected to range from $4.6 million to $8.0 million annually, based on publicly available sources. Of the 4,400,000 shares of common stock to be issued in the mergers, up to 1,250,000 of the shares will be issued only after the proposed Rosemont casino opens and subsidies have been distributed for one year.

    The 1999 legislation is currently the subject of a lawsuit pending in Illinois state court. This lawsuit alleges that the 1999 legislation is unconstitutional under state and federal law because it, among other things, provides for minimum minority and female ownership requirements for the proposed relocated riverboat casino. An Illinois trial court judge has stated that the pending lawsuit raises a "fair question" as to the constitutionality of the legislation. If any provision of the 1999 legislation is found unconstitutional, the entire 1999 legislation likely will be voided under Illinois law, with a corresponding loss of tax benefits and expected subsidies for the Arlington companies. In addition, the owners of the proposed Rosemont casino are defendants in a federal lawsuit that threatens their ownership interests. This lawsuit does not raise a constitutional challenge to the 1999 legislation. However, this lawsuit, as well as the previously mentioned lawsuit, could indefinitely delay the opening of any Rosemont casino, with a resulting delay in the expected subsidies for Arlington.

    Furthermore, the subsidies and tax benefits conferred by the 1999 legislation could be reduced or eliminated completely by the Illinois legislature, even if the 1999 legislation is not declared unconstitutional. Casino gaming and horse racing generate substantial debate in the Illinois legislature, and it is possible that legislation will be proposed in the future that would seek to eliminate or reduce the benefits conferred by the 1999 legislation. Any significant reduction in the benefits conferred by the

State of Illinois could potentially reduce the number of live racing dates that Arlington could support or cause a shutdown of the facility.

INTEGRATION OF OPERATIONS; MANAGEMENT OF GROWTH

    INTEGRATION OF THE OPERATIONS OF CHURCHILL DOWNS AND ARLINGTON MAY BE DIFFICULT AND LEAD TO ADVERSE EFFECTS. Realization of the anticipated benefits of the mergers will depend in part on whether Churchill Downs can integrate the operations of Arlington in an efficient and effective manner. Successful integration will require combining the companies' respective:

    - management cultures;

    - strategic goals; and

    - business development efforts.

    Churchill Downs may not accomplish this integration smoothly or successfully. The diversion of the attention of management to the integration effort could cause the interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses. Furthermore, employee morale may suffer, and Churchill Downs and Arlington may have difficulties retaining key managerial personnel. If the combined company is unable to address any of the foregoing risks, it could materially harm the combined company's business and impair the value of the combined company's stock.

    THE MERGERS WILL RESULT IN COSTS OF INTEGRATION AND TRANSACTION EXPENSES THAT COULD ADVERSELY AFFECT THE COMBINED COMPANY'S FINANCIAL RESULTS. If the benefits of the mergers do not exceed the costs associated with the mergers, including dilution to Churchill Downs' shareholders resulting from the issuance of shares of Churchill Downs common stock in connection with the mergers, the combined company's financial results could be adversely affected. Although Churchill Downs and Arlington estimate that they will incur total transaction costs of approximately $1.6 million associated with the mergers, actual costs may substantially exceed the parties' estimates. In addition, unexpected expenses associated with integrating the two companies may arise.

DILUTION

    CHURCHILL DOWNS SHAREHOLDERS FACE DILUTION AS A RESULT OF THE MERGERS AND THE ISSUANCE OF SHARES OF COMMON STOCK AS CONSIDERATION THEREFOR. Churchill Downs shareholders will experience dilution as a result of the shares of Churchill Downs common stock issued to Duchossois Industries in the mergers. On a pro forma basis prepared for periods during which Arlington had no live racing operations, the closing of the mergers will have a dilutive effect on earnings per share of Churchill Downs for the fiscal year ended December 31, 1999 (from $1.72 per share to $1.10 per share). These pro forma amounts are based on the assumptions reflected in the notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements included elsewhere in this proxy statement and, consequently, may not be reflective of all of the actual cost savings or other synergies, if any, or the related expenses that may be realized or incurred by Churchill Downs as a result of the mergers. Such pro forma amounts may also not be reflective of the combined results had Arlington been in operation for live racing during the periods for which the pro forma financial statements are provided. The extent of dilution to Churchill Downs shareholders with respect to future earnings per share and book value per share will depend on the actual results achieved by Churchill Downs following the mergers as compared to the results that could have been achieved by Churchill Downs on a stand-alone basis over the same period in the absence of the mergers. No assurance can be given as to such future results and, accordingly, as to whether the mergers will ultimately be dilutive to Churchill Downs shareholders with respect to future earnings per share or book value per share.

IMPACT ON CORPORATE GOVERNANCE


    CHURCHILL DOWNS SHAREHOLDERS FACE DILUTION OF VOTING CONTROL AS A RESULT OF THE ISSUANCE OF SHARES OF COMMON STOCK. Current shareholders of Churchill Downs common stock control Churchill Downs through their ability to elect the Board of Directors of Churchill Downs and to vote on various matters affecting Churchill Downs. Assuming all shares of common stock issuable pursuant to the Merger Agreement are issued, Duchossois Industries will hold approximately 30.8% of the outstanding common stock of Churchill Downs on a fully diluted basis, after giving effect to the mergers. As a result, the contemplated issuance of shares of common stock in connection with the mergers would have the effect of substantially reducing the percentage voting interest in Churchill Downs represented by a share of common stock immediately prior to such shares' issuance.


    The substantial ownership of common stock by Duchossois Industries following the mergers will provide it with the ability to exercise substantial influence in the election of directors and other matters submitted for approval by the Churchill Downs shareholders. In the election of directors, a shareholder is entitled by Kentucky law to exercise cumulative voting rights; that is, the shareholder is entitled to cast as many votes as equals the number of shares owned by the shareholder multiplied by the number of directors to be elected and may cast all such votes for a single nominee or distribute them among the nominees in any manner that the shareholder desires. In addition, pursuant to the Stockholder's Agreement to be entered into at the closing of the mergers, Duchossois Industries will have the right to initially designate three individuals for election to the Board of Directors of Churchill Downs, and it will have the right to designate a fourth individual for election to the Board of Directors of Churchill Downs if the additional 1,250,000 shares are issued. The Stockholder's Agreement will contain restrictions on the ability of Duchossois Industries to vote its shares of common stock, but there are exceptions to the restrictions which would allow Duchossois Industries to vote its shares in its own self-interest. In such situations, Duchossois Industries would have a substantial influence over the result of any such matter submitted for approval by the Churchill Downs shareholders. See "Other Agreements--Stockholder's Agreement" for additional information about the Stockholder's Agreement.

RESALES OF COMMON STOCK


    Upon receipt of the requisite shareholder approval, Churchill Downs will issue up to 4,400,000 shares of common stock, or approximately 30.8% of the outstanding shares of common stock of Churchill Downs on a fully diluted basis, after giving effect to the mergers, as the consideration for the acquisition of the Arlington companies. All of the shares of common stock proposed to be issued will be considered "restricted securities" under federal and state securities laws. Consequently, the transferability of such shares by their holders will be limited during the two years following their date of issuance, and will remain limited thereafter to the extent such shares are held by affiliates of Churchill Downs. In addition, pursuant to the Stockholder's Agreement, the transferability of the shares of common stock is restricted beyond the limits imposed by federal and state securities laws. However, the holders of the shares are permitted to transfer shares to some degree. Sales of common stock as permitted by the Stockholder's Agreement could adversely affect the prevailing market price of the common stock.

                      THE CHURCHILL DOWNS SPECIAL MEETING

    At the Churchill Downs Special Meeting, the Churchill Downs shareholders will consider and vote upon the approval of the proposed issuance of up to 4,400,000 shares of common stock as consideration for the acquisition of the Arlington companies and any other matters as may properly come before the Churchill Downs Special Meeting or any adjournments or postponements thereof.

    THE BOARD OF DIRECTORS OF CHURCHILL DOWNS HAS APPROVED THE MERGERS AND THE ISSUANCE OF UP TO 4,400,000 SHARES OF COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND RECOMMENDS THAT CHURCHILL DOWNS SHAREHOLDERS VOTE FOR THIS PROPOSAL.

DATE, PLACE AND TIME


    The Churchill Downs Special Meeting will be held at the Churchill Downs Racetrack, 700 Central Avenue, Louisville, Kentucky at 10:00 a.m., E.D.T., on September 8, 2000.


RECORD DATE


    The Board of Directors of Churchill Downs has fixed the close of business on August 8, 2000 as the record date for determining Churchill Downs shareholders entitled to notice of and to vote at the Churchill Downs Special Meeting.


QUORUM

    The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Churchill Downs common stock is necessary to constitute a quorum at the Churchill Downs Special Meeting.

REQUIRED VOTES


    At the close of the business on Churchill Downs' record date, there were 9,865,449 shares of our common stock outstanding, each of which entitles the registered holder thereof to one vote.


    The issuance by Churchill Downs of Churchill Downs common stock to the shareholder of the Arlington companies is subject to approval by Churchill Downs' shareholders pursuant to the applicable rules of the Nasdaq.
Rule 4310(c)(25)(H)(2) of the NASD Manual requires companies that are listed on the Nasdaq to obtain shareholder approval as a prerequisite to approval of applications to list additional shares to be issued as consideration for an acquisition of the stock or assets of another company before issuing those common shares where the issuance of the common shares could result in an increase of outstanding common shares of 20% or more. Therefore, the affirmative vote of the holders of a majority of shares present or represented by proxy at the Special Meeting and entitled to vote is required for the approval of the issuance of shares of common stock as the consideration for the acquisition of the Arlington companies. Under Churchill Downs' articles of incorporation and bylaws and the Kentucky statutes, abstentions and broker non-votes on any matter are not counted in determining the number of votes required for the passage of any matter submitted to the shareholders.


    Certain members of the Board of Directors of Churchill Downs have entered into a Voting Agreement, described more fully below under the heading "Other Agreements--Voting Agreement," pursuant to which they have agreed, among other things, to vote or cause to be voted all shares of Churchill Downs common stock as to which they have sole voting power in favor of the transactions contemplated by the Merger Agreement, including, without limitation, in favor of the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. The Voting Agreement covers, in the aggregate, 2,414,263 shares of Churchill Downs common stock as to which these individuals have sole voting control, or approximately 24.5% of the currently outstanding shares of Churchill Downs common stock.

PROXIES

    All shares of Churchill Downs common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in those proxies.

    IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSED ISSUANCE OF SHARES OF CHURCHILL DOWNS COMMON STOCK IN CONNECTION WITH THE MERGERS.


    Churchill Downs does not know of any matters other than as described in the accompanying notice of the Churchill Downs Special Meeting that are to come before the Churchill Downs Special Meeting. If any other matter or matters are properly presented for action at the Churchill Downs Special Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on the matters in accordance with their best judgment, unless authorization is withheld. A proxy may be revoked at any time before the shares it represents are voted by giving written notice of revocation to the Secretary of Churchill Downs, and such revocation shall be effective for all votes after receipt.



    Votes cast by proxy or in person at the Churchill Downs Special Meeting will be tabulated by the inspector of election appointed for the meeting, and the inspector will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but they will not be counted with respect to a matter. If a broker indicates on the proxy that it does not have discretionary authority as to some shares to vote on a particular matter, those shares will be treated as present for purpose of determining whether or not a quorum is present, but will not be counted with respect to that matter.


SOLICITATION OF PROXIES

    The enclosed proxy is being solicited by the Board of Directors of Churchill Downs to be voted at the Special Meeting. This solicitation is being made primarily by mail and at the expense of Churchill Downs. Certain officers and directors of Churchill Downs and persons acting under their instruction may also solicit proxies on behalf of the Board of Directors of Churchill Downs by means of telephone calls, personal interviews and mail at no additional expense to Churchill Downs.

    THE MATTERS TO BE CONSIDERED AT THE CHURCHILL DOWNS SPECIAL MEETING ARE OF GREAT IMPORTANCE TO THE CHURCHILL DOWNS SHAREHOLDERS. ACCORDINGLY, THE CHURCHILL DOWNS SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

                                  THE MERGERS

    The following discussions of the mergers and the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Annex A to this proxy statement. All shareholders are urged to read the Merger Agreement in its entirety.

GENERAL


    Pursuant to the Merger Agreement, which provides for the acquisition by Churchill Downs of the Arlington companies, when the acquisition of the Arlington companies becomes effective, Duchossois Industries, as the sole shareholder of the Arlington companies, will be issued, in the aggregate, 3,150,000 shares of our common stock, or approximately 24.2% of the current outstanding shares of our common stock on a fully diluted basis, after giving effect to the mergers (calculated based on the number of Churchill Downs shares outstanding, on a fully diluted basis, on the record date for the Special Meeting). Pursuant to the Merger Agreement, Duchossois Industries may be issued, in the aggregate, up to an additional 1,250,000 shares of our common stock, or approximately 8.8% of the current outstanding shares of our common stock on a fully diluted basis, after giving effect to the mergers, upon the occurrence of certain events as specified in the Merger Agreement. If all shares of our common stock issuable pursuant to the Merger Agreement are issued, Duchossois Industries will hold, in the aggregate, approximately 30.8% of the current outstanding shares of our common stock on a fully diluted basis, after giving effect to the mergers.


    Pursuant to the Merger Agreement, certain wholly-owned subsidiaries of Churchill Downs will be merged with and into the Arlington companies, resulting in the Arlington companies becoming wholly-owned subsidiaries of Churchill Downs. The Merger Agreement provides that the mergers will be consummated if the required approval of the Churchill Downs shareholders for the issuance of common stock is obtained and all other conditions to the mergers are satisfied or waived.

BACKGROUND OF THE MERGERS

    During 1998 and 1999, Thomas H. Meeker, Chief Executive Officer of Churchill Downs and Richard L. Duchossois, Chairman of Duchossois Industries engaged in various discussions regarding the state of the racing industry, strategic initiatives within the racing industry and how the companies could advance these strategic initiatives.

    From August 1999, through the early part of 2000, Churchill Downs and Arlington had conversations relating to the potential for various business arrangements, including a merger of the companies.


    On September 15, 1999, Churchill Downs, Duchossois Industries and Arlington International Racecourse, Inc. entered into a Confidentiality Agreement. Subsequent to its execution, the 45 day periods referred to in the Confidentiality Agreement were extended on several occasions.


    On March 1, 2000, Robert L. Decker, Executive Vice President and Chief Financial Officer of Churchill Downs, Jim Gates, Jr., Vice President of Development of Churchill Downs, together with a representative of CIBC World Markets, Churchill Downs' financial advisor, met with Robert Fealy, Chief Financial Officer of Duchossois Industries, and Scott Mordell, President of Arlington International Racecourse, Inc. In this meeting, the parties discussed the potential for a merger between Churchill Downs and Arlington.

    On March 7, 2000, Mr. Fealy sent a letter to Mr. Decker outlining a preliminary proposal and the reasons for such a transaction.

    On March 14, 2000, Mr. Decker sent a letter to Mr. Fealy with a preliminary counterproposal.

    On April 5, 2000, Mr. Meeker had a phone conversation with Richard L. Duchossois in which they discussed various issues relating to the potential mergers.

    On April 11, 2000, Mr. Decker and Mr. Fealy met to resolve open issues relating to the potential mergers.

    On April 24, 2000, Mr. Meeker sent a letter to Mr. Duchossois that detailed issues relating to a stockholder's agreement.

    From mid-April through mid-June, 2000, representatives of Churchill Downs and Arlington and their respective legal and financial advisors met on several occasions and had numerous phone conversations to discuss the terms of the potential mergers.

    On June 20, 2000, the Executive Committee of the Board of Directors of Churchill Downs met to discuss the terms of the proposed mergers, including the Merger Agreement and the Stockholder's Agreement. The mergers were approved by the Executive Committee of the Board of Directors of Churchill Downs at this meeting.

    On June 22, 2000, the Board of Directors of Churchill Downs met to discuss the terms of the proposed mergers. The mergers were approved by the Board of Directors of Churchill Downs at this meeting.

    On June 23, 2000, the Merger Agreement was signed by the parties early in the morning. A press release was then issued announcing the execution of the definitive Merger Agreement.

REASONS FOR THE MERGERS

    The mergers with Arlington provide the following strategic benefits to Churchill Downs:

    - IMPROVED CASH FLOW.   Before any subsidy resulting from the opening of the
      proposed Rosemont Casino, it is anticipated that the mergers will result in additional EBITDA to Churchill Downs of approximately $10 million to $11 million annually. This improved cash flow will likely serve to decrease the interest rate charged under the existing credit agreement. If realized, the subsidy from the relocated riverboat casino license could increase this amount by between $4.6 million and $8.0 million annually, based on publicly available sources. These amounts vary significantly from those included in the unaudited pro forma consolidated financial statements included elsewhere in this proxy statement as a result of recent legislative changes and Arlington's return to live racing.

    - IMPROVES CHURCHILL DOWNS' BALANCE SHEET.   The mergers will significantly
      improve Churchill Downs' balance sheet as the merged companies will have considerably greater size, net worth and financial strength. The improved balance sheet should provide Churchill Downs with greater access to the capital markets and lower its cost of capital.

    - STRENGTHENS THE CHURCHILL DOWNS SIMULCAST NETWORK ("CDSN") BRAND.   The
      addition of Arlington's racing program to the CDSN portfolio of racing programs strengthens the CDSN brand by providing an increase in quality content. With the addition of 103 days of live racing, CDSN's total inventory of live racing programs will increase from 559 to 662. Arlington also adds premier Chicago racing to the CDSN brand. The Grade 1, $2,000,000 Arlington Million is an internationally known race which attracts horses from around the world, and it is one of the richest races in the world. In addition, Arlington runs 16 other graded stakes.

    - ENSURES ACCESS TO ILLINOIS MARKET.   Based on 1998 data, Illinois is the
      fourth largest simulcast market in the United States and the third largest market for Churchill Downs products. Close to $700 million was wagered on simulcast products in Illinois in 1998, of which $110 million was wagered on CDSN products.

      The State of Illinois authorizes the running track to determine what simulcast products will be imported into the state while it is operating. Thus, from May to September, Arlington determines the selection of daytime simulcast products imported into Illinois. Betting facilities in Illinois must take the signals that Arlington dictates but may elect to augment this selection as long as they pay a host track fee to Arlington. All of the current Churchill Downs properties race and simulcast during the period when Arlington determines the simulcast products to be imported.

      Following the mergers, Churchill Downs will determine imports in several key simulcast markets for a significant portion of the year, including Kentucky, Southern California, Florida, Indiana and Illinois.

    - INCREASES PURCHASING POWER.   In addition to ensuring CDSN access to key
      markets, the mergers also provide CDSN with additional purchasing power in the simulcast market. In today's simulcast market, discounts are given to large purchasers. CDSN's ability to obtain greater discounts is enhanced due to the ability to select simulcast products to be imported into Illinois for a substantial portion of the year.

    - IMPROVES MIDWEST RACING CIRCUIT.   Churchill Downs' Kentucky and Indiana
      tracks currently conduct live racing at the same time as Arlington. This overlap creates a competition for horses, which can result in small fields and less than optimal handle levels. While the mergers do not eliminate the overlap and the competition for horses, it does afford Churchill Downs the ability to coordinate racing programs among all its properties in a more sensible and complementary manner. Churchill Downs will be able to adjust racing dates, post times and the stakes schedules to maximize the potential for live racing and simulcasting. The addition of Arlington also allows Churchill Downs to develop more comprehensive programs that encourage horsemen and jockeys to race at Churchill Downs properties.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF CHURCHILL DOWNS


    After careful consideration, the Board of Directors of Churchill Downs has approved the mergers and the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. The Board of Directors of Churchill Downs recommends that you vote in favor of the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. In addition, certain members of the Board of Directors of Churchill Downs have entered into a Voting Agreement, described more fully below under the heading "Other Agreements--Voting Agreement," pursuant to which they have agreed, among other things, to vote or cause to be voted all shares of Churchill Downs common stock as to which they have sole voting power in favor of the transactions contemplated by the Merger Agreement, including, without limitation, in favor of the issuance of up to 4,400,000 shares of Churchill Downs common stock pursuant to the Merger Agreement. The Voting Agreement covers, in the aggregate, 2,414,263 shares of Churchill Downs common stock as to which these individuals have sole voting control, or approximately 24.5% of the currently outstanding shares of Churchill Downs common stock.


DISSENTERS' AND APPRAISAL RIGHTS

    Shareholders of Churchill Downs are not entitled to any dissenters' rights by virtue of the issuance of up to 4,400,000 shares of common stock of Churchill Downs pursuant to the Merger Agreement.

REGULATORY APPROVALS


    Under the HSR Act, and the rules promulgated by the Federal Trade Commission (the "FTC") thereunder, the mergers may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and specified waiting period requirements have expired or been terminated. Churchill Downs and Duchossois Industries filed the required notification and report forms under the HSR Act with the FTC and the Antitrust Division on June 27, 2000 and received notice of early termination of the waiting period on July 11, 2000.



    The Illinois Racing Board must approve the change in ownership of the Arlington companies. As part of the approval process, the Illinois Racing Board will conduct background investigations of those persons who own in excess of 5% of Churchill Downs' common stock, as well as the statutory officers (the President, Chief Financial Officer, Chief Operating Officer, Executive Vice Presidents, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer) and directors of Churchill Downs. It is anticipated that the Illinois Racing Board will approve the change in ownership by early September.


    The Florida Division of Pari-Mutuel Wagering, Department of Business and Professional Regulation (the "Florida Division") must approve the change in ownership of Churchill Downs, the ultimate owner of Calder Race Course, Inc. and Tropical Park, Inc., each of which holds Florida Division permits to conduct pari-mutuel wagering. Florida will conduct a background investigation of Duchossois Industries as a new party owning 5% or more of Churchill Downs' common stock. It is anticipated that the Florida Division will approve the change in ownership by the end of August.

    Churchill Downs is required to report the change in ownership to the California Horse Racing Board, the Indiana Horse Racing Commission, the Kentucky Racing Commission and the Nevada State Gaming Control Board, which are the regulatory agencies in the other jurisdictions where Churchill Downs holds licenses or is subject to reporting requirements. No separate approvals are required from these regulatory agencies. Churchill Downs has notified all of the foregoing agencies of the proposed mergers.

OPINION OF FINANCIAL ADVISOR TO CHURCHILL DOWNS

    CIBC World Markets has acted as Churchill Downs' exclusive financial advisor in connection with the mergers. On June 22, 2000, at a meeting of the Board of Directors of Churchill Downs held to evaluate the proposed mergers, CIBC World Markets rendered an oral opinion, which opinion was confirmed by delivery of a written opinion dated June 23, 2000, the date of the Merger Agreement, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the exchange ratio provided for in the mergers was fair, from a financial point of view, to Churchill Downs. For purposes of CIBC World Markets' opinion and the summary description of its opinion in this proxy statement, references to the "exchange ratio" means the ratio of the aggregate number of shares of Churchill Downs common stock--that is, up to 4,400,000 shares of Churchill Downs common stock--into which the aggregate number of outstanding shares of the common stock of the Arlington companies will be converted in the mergers.

    The full text of CIBC World Markets' written opinion dated June 23, 2000, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated into this document by reference. CIBC WORLD MARKETS' OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF CHURCHILL DOWNS AND RELATES ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO CHURCHILL DOWNS. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTERS RELATING TO THE PROPOSED MERGERS. THE SUMMARY OF CIBC WORLD MARKETS' OPINION DESCRIBED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS OPINION. HOLDERS OF CHURCHILL DOWNS COMMON STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY.

    In arriving at its opinion, CIBC World Markets:

    - reviewed the Merger Agreement and related documents;

    - reviewed audited financial statements of Churchill Downs for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999, and reviewed audited financial statements of the Arlington companies for the fiscal years ended December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999;

    - reviewed unaudited financial statements of Churchill Downs and the Arlington companies for the quarterly period ended March 31, 2000;

    - reviewed financial projections relating to Churchill Downs and the Arlington companies, including estimates as to potential synergies and strategic benefits anticipated to result in the mergers, provided to or discussed with CIBC World Markets by the managements of Churchill Downs, Duchossois Industries and the Arlington companies;

    - reviewed historical market prices and trading volume for Churchill Downs common stock;

    - held discussions with the senior managements of Churchill Downs, Duchossois Industries and the Arlington companies with respect to the businesses and prospects for future growth of Churchill Downs, Duchossois Industries and the Arlington companies;

    - reviewed and analyzed publicly available financial data for companies that CIBC World Markets deemed comparable to Churchill Downs and the Arlington companies;

    - reviewed and analyzed publicly available information for transactions that CIBC World Markets deemed relevant in evaluating the mergers;

    - performed discounted cash flow analyses of Churchill Downs and the Arlington companies using assumptions of future performance provided to CIBC World Markets by the managements of Churchill Downs, Duchossois Industries and the Arlington companies;

    - reviewed public information concerning Churchill Downs; and

    - performed other analyses and reviewed other information as it deemed appropriate.

    In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information that Churchill Downs, Duchossois Industries and the Arlington companies and each of their employees, representatives and affiliates provided to or discussed with CIBC World Markets. With respect to forecasts of future financial condition and operating results of Churchill Downs and the Arlington companies and the potential synergies and strategic benefits anticipated to result from the mergers, including the amount, timing and achievability of those synergies and benefits, that were provided to or discussed with CIBC World Markets, CIBC World Markets assumed, at the direction of the managements of Churchill Downs, Duchossois Industries and the Arlington companies, without independent verification or investigation, that the forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of Churchill Downs, Duchossois Industries and the Arlington companies. CIBC World Markets also assumed, with the consent of Churchill Downs and to the extent material to CIBC World Markets' analysis, that the mergers and related transactions would be consummated in accordance with the terms described in the Merger Agreement and that the conditions to the mergers would be satisfied, without waiver or modification. CIBC World Markets further assumed with the consent of Churchill Downs that, in the course of obtaining necessary regulatory or third party approvals for the mergers and related transactions, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on Churchill Downs, Duchossois Industries, the Arlington companies or the contemplated benefits to Churchill Downs of the mergers or related transactions.

    CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Churchill Downs, the Arlington companies or affiliated entities. CIBC World Markets expressed no opinion as to the underlying valuation, future performance or long-term viability of Churchill Downs, Duchossois Industries or the Arlington companies, or the price at which the Churchill Downs common stock would trade upon or after announcement or consummation of the mergers. CIBC World Markets' opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of the opinion. Although subsequent developments may affect CIBC World Markets' opinion, CIBC World Markets does not have any obligation to update, revise or reaffirm its opinion. Churchill Downs imposed no other instructions or limitations on CIBC World Markets with respect to the investigations made or the procedures followed by it in rendering its opinion.

    The following is a summary of the material financial analyses underlying CIBC World Markets' opinion to the Board of Directors of Churchill Downs in connection with the mergers. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CIBC WORLD MARKETS' FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CIBC WORLD MARKETS' FINANCIAL ANALYSES.

INTRODUCTION.

    CIBC World Markets performed a "Selected Companies Analysis," "Selected Transactions Analysis" and "Discounted Cash Flow Analysis" for the Arlington companies as described below under the caption "Arlington Companies Analyses" in order to derive implied aggregate equity reference ranges for the Arlington companies, both before and after giving effect to the potential synergies anticipated by the managements of Churchill Downs, Duchossois Industries and the Arlington companies to result from the mergers. CIBC World Markets also derived an implied average equity reference range for Churchill Downs as described below under the caption "Average Equity Reference Range Analysis" based on the results of a "Selected Companies Analysis" and "Discounted Cash Flow Analysis" for Churchill Downs described below under the caption "Churchill Downs Analyses." CIBC World Markets divided the implied aggregate equity reference ranges derived for the Arlington companies by the implied average equity reference range derived for Churchill Downs in order to derive implied exchange ratio reference ranges for Churchill Downs common stock and the common stock of the Arlington companies as described below under the caption "Exchange Ratio Analysis." CIBC World Markets then compared these implied exchange ratio reference ranges against the ratio of the maximum number of shares of Churchill Downs common stock into which the total number of shares of the common stock of the Arlington companies will be converted in the mergers.

ARLINGTON COMPANIES ANALYSES.

    SELECTED COMPANIES ANALYSIS. CIBC World Markets compared financial and operating statistics of the Arlington companies and the following five publicly traded companies in the pari-mutuel industry:

    - Colonial Downs Holdings, Inc.

    - Dover Downs Entertainment, Inc.

    - MTR Gaming Group, Inc.

    - Penn National Gaming, Inc.

    - Magna Entertainment Corp.

    CIBC World Markets reviewed, among other things, enterprise values, calculated as equity value, plus total debt, preferred stock and minority interest, less cash, as a multiple of estimated calendar year 2000 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. In order to derive an implied aggregate equity reference range for the Arlington companies, CIBC World Markets then applied a range of selected multiples of estimated calendar year 2000 EBITDA derived from the selected companies to the corresponding financial statistics of the Arlington companies, both before and after taking into account the potential synergies anticipated by the managements of Churchill Downs, Duchossois Industries and the Arlington companies to result from the mergers and after taking into account the amount of subsidies anticipated by the managements of Duchossois Industries and the Arlington companies to be received from the State of Illinois. Estimated financial data for the selected companies were based on publicly available research analysts' estimates. Estimated financial data for the Arlington companies were based on internal estimates of the managements of Duchossois Industries and the Arlington companies. This analysis indicated an implied aggregate equity reference range for the Arlington companies of approximately $73,776,500 to $101,577,500 without synergies and approximately $86,359,600 to $118,601,600 with synergies.

    SELECTED TRANSACTIONS ANALYSIS. CIBC World Markets reviewed the purchase prices and implied transaction multiples in the following five selected transactions in the pari-mutuel industry:

                     ACQUIROR                                       TARGET
                     --------                                       ------
           Jerry Simms                    Pinnacle Entertainment, Inc.'s Turf Paradise Racing
-                                         Facility
-          Magna Entertainment Corp.      Gulfstream Park Racing Association, Inc.
-          Churchill Downs                Hollywood Park, Inc.'s Race Track and Casino
-          Churchill Downs                Calder Race Course, Inc. and Tropical Park, Inc.
-          Magna Entertainment Corp.      Santa Anita Race Track

    CIBC World Markets reviewed, among other things, enterprise values in the selected transactions as a multiple of latest 12 months EBITDA. In order to derive an implied aggregate equity reference range for the Arlington companies, CIBC World Markets then applied a range of selected multiples of latest
12 months EBITDA derived from the selected transactions to the estimated calendar year 2000 EBITDA of the Arlington companies, both before and after taking into account the potential synergies anticipated by the managements of Churchill Downs, Duchossois Industries and the Arlington companies to result from the mergers and after taking into account the amount of subsidies anticipated by the managements of Duchossois Industries and the Arlington companies to be received from the State of Illinois. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Estimated financial data for the Arlington companies were based on internal estimates of the managements of Duchossois Industries and the Arlington companies. This analysis indicated an implied aggregate equity reference range for the Arlington companies of approximately $83,045,300 to $114,117,600 without synergies and approximately $98,034,000 to $134,396,300 with synergies.

    DISCOUNTED CASH FLOW ANALYSIS. CIBC World Markets performed a discounted cash flow analysis of the Arlington companies to estimate the present value of the unlevered, after-tax free cash flows that the Arlington companies could generate during fiscal years 2000 through 2004, both before and after taking into account the potential synergies anticipated by the managements of Churchill Downs, Duchossois Industries and the Arlington companies to result from the mergers and after taking into account the amount of subsidies anticipated by the managements of Duchossois Industries and the Arlington companies to be received from the State of Illinois. Estimated financial data for the Arlington companies were based on internal estimates of the managements of Duchossois Industries and the Arlington companies. The range of estimated terminal values for the Arlington companies, excluding the amount of anticipated subsidies, was calculated by applying multiples ranging from 7.0x to 8.0x to the Arlington companies' estimated fiscal year 2004 EBITDA. The present value of the cash flows and terminal values, excluding the amount of anticipated subsidies, were calculated using discount rates ranging from 12.0% to 14.0%. The range of terminal values for the amount of anticipated subsidies was calculated by applying perpetuity growth rates ranging from 2.0% to 4.0% to the estimated after-tax free cash flows to be generated from the anticipated subsidies after fiscal year 2004. The present value of the cash flows and terminal values for the amount of anticipated subsidies were calculated using discount rates ranging from 13.0% to 15.0%. This analysis indicated an implied aggregate equity reference range for the Arlington companies of approximately $82,610,800 to $103,260,000 without synergies and approximately $96,449,500 to $119,749,300 with synergies.

CHURCHILL DOWNS ANALYSES.

    SELECTED COMPANIES ANALYSIS. CIBC World Markets compared financial, operating and stock market data of Churchill Downs and the following five publicly traded companies in the pari-mutuel industry:

    - Colonial Downs Holdings, Inc.

    - Dover Downs Entertainment, Inc.

    - MTR Gaming Group, Inc.

    - Penn National Gaming, Inc.

    - Magna Entertainment Corp.

    CIBC World Markets reviewed, among other things, enterprise values as a multiple of latest 12 months and estimated calendar year 2000 EBITDA. In order to derive an implied equity reference range for Churchill Downs, CIBC World Markets then applied a range of selected multiples of latest 12 months and estimated calendar year 2000 EBITDA derived from the selected companies to corresponding financial statistics of Churchill Downs. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Churchill Downs were based on internal estimates of the management of Churchill Downs. This analysis indicated an implied equity reference range for Churchill Downs of approximately $17.80 to $30.01 per share.

    DISCOUNTED CASH FLOW ANALYSIS. CIBC World Markets performed a discounted cash flow analysis of Churchill Downs to estimate the present value of the unlevered, after-tax free cash flows that Churchill Downs could generate during fiscal years 2000 through 2004. Estimated financial data for Churchill Downs were based on internal estimates of the management of Churchill Downs. The range of estimated terminal values for Churchill Downs was calculated by applying multiples ranging from 7.0x to 8.0x to Churchill Downs' estimated fiscal year 2004 EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 10.0% to 12.0%. This analysis indicated an implied equity reference range for Churchill Downs of approximately $26.38 to $34.47 per share.

    AVERAGE EQUITY REFERENCE RANGE ANALYSIS. Based on the implied equity reference range of approximately $17.80 to $30.01 per share derived from the "Selected Companies Analysis" and the implied equity reference range of approximately $26.38 to $34.47 per share derived from the "Discounted Cash Flow Analysis" for Churchill Downs, CIBC World Markets derived an implied average equity reference range for Churchill Downs of approximately $22.09 to $32.24 per share.

EXCHANGE RATIO ANALYSIS.

    CIBC World Markets calculated the exchange ratio reference ranges implied by the results derived from the "Selected Companies Analysis," "Selected Transactions Analysis" and "Discounted Cash Flow Analysis" for the Arlington companies and the "Average Equity Reference Range Analysis" for Churchill Downs. This analysis indicated the following implied exchange ratio reference ranges, both before and after taking into account the potential synergies anticipated by the managements of Churchill Downs, Duchossois Industries and the Arlington companies to result from the mergers, as compared to the ratio of up to 4,400,000 shares of Churchill Downs common stock into which the total number of shares of the common stock of the Arlington companies will be converted in the mergers:

                                                           BASED ON IMPLIED AVERAGE EQUITY REFERENCE
                                                          RANGE FOR CHURCHILL DOWNS COMMON STOCK OF:
                                                          -------------------------------------------
                                                            $32.24 PER SHARE       $22.09 PER SHARE
                                                          --------------------   --------------------
IMPLIED EXCHANGE RATIO BASED ON SELECTED COMPANIES
  ANALYSIS:
  Without Synergies.....................................    2,288,300 shares       4,599,000 shares
  With Synergies........................................    2,678,500 shares       5,369,800 shares
IMPLIED EXCHANGE RATIO BASED ON SELECTED TRANSACTIONS
  ANALYSIS:
  Without Synergies.....................................    2,575,700 shares       5,166,800 shares
  With Synergies........................................    3,040,600 shares       6,084,900 shares
IMPLIED EXCHANGE RATIO BASED ON DISCOUNTED CASH FLOW ANALYSIS:
  Without Synergies.....................................    2,562,300 shares       4,675,200 shares
  With Synergies........................................    2,991,500 shares       5,421,800 shares

PRO FORMA MERGER ANALYSIS.

    CIBC World Markets analyzed the potential pro forma effect of the mergers on Churchill Downs' earnings per share for estimated fiscal years 2000, 2001, 2002 and 2003, based on internal estimates of the managements of Churchill Downs, Duchossois Industries and the Arlington companies, after taking into account the potential synergies anticipated by the managements of Churchill Downs, Duchossois Industries and the Arlington companies to result from the mergers. This analysis indicated that the mergers could be accretive to Churchill Downs' estimated earnings per share in fiscal years 2000 and 2002 and neutral to Churchill Downs' estimated earnings per share in fiscal years 2001 and 2003. The actual results achieved by the combined company may vary from projected results and the variations may be material.

OTHER FACTORS.

    In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including:

    - selected research analysts' reports for Churchill Downs, including earnings per share estimates of these analysts;

    - historical market prices and trading volumes for Churchill Downs common stock;

    - the relationship between movements in Churchill Downs common stock, movements in the common stock of the selected pari-mutuel companies and movements in the Standard and Poor's 500 index; and

    - the relative contributions of each of Churchill Downs and the Arlington companies to various estimated financial statistics of the combined company.

    The above summary is not a complete description of CIBC World Markets' opinion to the Board of Directors of Churchill Downs or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and the summary above must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.

    In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Churchill Downs, Duchossois Industries and the Arlington companies. No company, transaction or business used in the analyses as a comparison is identical to Churchill Downs, the Arlington companies or the mergers, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

    The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, CIBC World Markets' analyses and estimates are inherently subject to substantial uncertainty.

    The type and amount of consideration payable in the mergers was determined through negotiation between Churchill Downs, Duchossois Industries and the Arlington companies and the decision to enter into the mergers was solely that of the Board of Directors of Churchill Downs. CIBC World Markets' opinion and related financial analyses were only one of many factors considered by the Board of Directors of Churchill Downs in its evaluation of the mergers and should not be viewed as determinative of the views of the Board of Directors or management of Churchill Downs with respect to the mergers or the consideration payable in the mergers.

    Churchill Downs selected CIBC World Markets based on CIBC World Markets' reputation, expertise and familiarity with Churchill Downs and its business. CIBC World Markets is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. CIBC World Markets has in the past provided services to Churchill Downs unrelated to the proposed mergers, for which services CIBC World Markets has received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade the securities of Churchill Downs for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Churchill Downs has agreed to pay CIBC World Markets for its financial advisory services upon completion of the mergers an aggregate fee based on a percentage of the total consideration, including liabilities assumed, payable in the mergers. It is currently estimated that the aggregate fee payable to CIBC World Markets will be approximately $1,000,000. In addition, Churchill Downs has agreed to reimburse CIBC World Markets for its reasonable out-of-pocket expenses, including reasonable fees and expenses of its legal counsel, and to indemnify CIBC World Markets and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, its engagement.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    Churchill Downs' 1993 Stock Option Plan and its Amended and Restated 1997 Stock Option Plan (collectively, the "Plans") provide that the exercise dates of outstanding options shall accelerate and become exercisable on or after the date of a change in control as defined in the Plans. The mergers will trigger the change in control provisions of the Plans and, as a result, currently unexercisable options for 269,453 shares of common stock will accelerate and become exercisable. Thomas H. Meeker, President and Chief Executive Officer of Churchill Downs, has 88,078 options which are being accelerated pursuant to the foregoing; however, he has waived his right to such accelerated options to the extent that such acceleration would cause a loss of Churchill Downs' compensation tax deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended.

    The employment agreement between Churchill Downs and Thomas H. Meeker dated October 29, 1984, as amended, provides that in the event of a change in control, as defined by such agreement, Mr. Meeker will be entitled to receive, upon termination or resignation, an amount equal to three times the average annual base compensation paid to him over the preceding five years. The mergers will trigger the change in control provision of the agreement. Mr. Meeker has waived any rights he may otherwise have to payments under such agreement, but only to the extent such payments would cause a loss of Churchill Downs' compensation tax deduction pursuant to Section 280G of the Internal Revenue Code.

ACCOUNTING TREATMENT

    Churchill Downs will account for the mergers using the purchase method of accounting, with Churchill Downs treated as the acquiror for accounting purposes. As a result, the assets and liabilities of Churchill Downs will be recorded at historical values without restatement to fair values. The tangible and intangible assets and liabilities of the Arlington companies will be recorded at their estimated fair values at the date of the mergers, with any excess of the purchase price over the sum of such fair values recorded as goodwill. For this purpose, the purchase price is based upon the number of shares to be issued to Duchossois Industries multiplied by an average trading price of Churchill Downs' shares for a period immediately before and after the announcement of the mergers on June 23, 2000, discounted to reflect restrictions on the voting and transfer of such shares imposed by the Stockholder's Agreement, plus merger related costs.

                              THE MERGER AGREEMENT

GENERAL

    The Merger Agreement provides for the merger of A. Acquisition Corp. with and into Arlington International Racecourse, Inc., A. Management Acquisition Corp. with and into Arlington Management Services, Inc. and T. Club Acquisition Corp. with and into Turf Club of Illinois, Inc. As a result of the mergers, Churchill Downs will own all of the outstanding shares of stock of the Arlington companies. In the mergers, Duchossois Industries, as the sole shareholder of the Arlington companies, will receive the merger consideration, as described below. The following discussion of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included in this proxy statement as Annex A and is incorporated herein by reference.

EFFECTIVE TIME OF THE MERGERS

    The effective time of the mergers will occur upon the filing of articles of merger with the Secretary of State of the State of Illinois as required by the Illinois Business Corporation Act or at such later time as is agreed by the parties to the Merger Agreement and specified in the articles of merger. It is anticipated that the articles of merger will be filed as promptly as practicable after approval of the issuance of shares pursuant to the Merger Agreement by the shareholders of Churchill Downs at the Special Meeting.

CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS OF THE ARLINGTON COMPANIES

    Pursuant to the Merger Agreement, at the effective time of the mergers, all of the outstanding shares of the Arlington companies (except shares held by the Arlington companies as treasury stock) will be converted into the right to receive in the aggregate: (i) as to Turf Club of Illinois, Inc., 1,346,000 shares of Churchill Downs common stock, (ii) as to Arlington Management Services, Inc., 366,000 shares of Churchill Downs common stock, and (iii) as to Arlington International Racecourse, Inc., 1,438,000 shares of Churchill Downs common stock plus up to 1,250,000 additional shares of Churchill Downs common stock, of which (a) 833,000 shares will be issued after Churchill Downs or its affiliates, including the Arlington companies, shall have first earned or received all payments owing to them after the first year that State of Illinois racing fund payments shall have been made (subject to adjustment in the event litigation challenging the constitutionality of the law authorizing such payments ultimately results in a reduction in such payments), but in any case such event must occur no later than six years after the effective time of the mergers, and (b) up to 417,000 shares will be issued at the same time based upon the amount of such payments received, subject to the same adjustment. All of such shares are referred to collectively as the "merger consideration."

    If the mergers are consummated, after the effective time of the mergers Duchossois Industries shall cease to have any rights as a shareholder of the Arlington companies, and its sole right will be to receive the merger consideration.

    For the remainder of this section entitled "The Merger Agreement," references to Arlington or the Arlington companies will include the respective subsidiaries of the Arlington companies.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of Duchossois Industries to Churchill Downs, including with respect to the following matters: (i) the due organization, valid existence, good standing and corporate power of the Arlington companies and similar corporate matters;
(ii) the capitalization of the Arlington companies; (iii) the due authorization of the Merger Agreement by the Arlington companies and its binding effect on the Arlington companies, the absence of required consents, approvals and governmental filings, except for certain specified required regulatory filings and approvals in connection therewith, and the absence of conflicts between the Merger Agreement and the transactions contemplated thereby, and the Arlington companies' articles of incorporation or bylaws, certain contracts applicable to the Arlington companies, or any law, rule, regulation, order, writ, injunction or decree applicable to the Arlington companies; (iv) the accuracy of the Arlington companies' financial statements;
(v) the accuracy of the information provided by the Arlington companies for inclusion in this proxy statement; (vi) the absence of certain changes regarding, or undisclosed liabilities of, the Arlington companies;
(vii) certain litigation matters; (viii) compliance by the Arlington companies with provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ix) certain tax matters; (x) certain environmental matters;
(xi) compliance with laws; (xii) material contracts of the Arlington companies;
(xiii) certain transactions with affiliates of the Arlington companies;
(xiv) the properties of the Arlington companies; (xv) labor matters; and
(xvi) the absence of certain broker's fees and expenses. Such representation and warranties are subject, in certain cases, to specified exceptions and qualifications.

    The Merger Agreement also contains various representations and warranties of Churchill Downs to Duchossois Industries, including those with respect to the following matters: (i) the due organization, valid existence, good standing and corporate power of Churchill Downs and similar corporate matters; (ii) the due authorization of the Merger Agreement by Churchill Downs, and its binding effect on it, the absence of required consents, approvals and governmental filings, except for certain specified required regulatory filings and approvals in connection therewith, and the absence of conflicts between the Merger Agreement and the transactions contemplated thereby, and the articles of incorporation of Churchill Downs, bylaws of Churchill Downs, certain contracts applicable to Churchill Downs, or any law, rule, regulation, order, writ, injunction or decree applicable to Churchill Downs; (iii) the accuracy of the SEC filings of Churchill Downs; (iv) compliance by Churchill Downs with provisions of ERISA;
(v) certain tax matters; (vi) certain environmental matters; (vii) compliance with laws; (viii) the absence of certain broker's fees and expenses; (ix) the accuracy of Churchill Downs financial statements; and (x) the absence of undisclosed liabilities. Such representations and warranties are subject, in certain cases, to specified exceptions and qualifications.

COVENANTS RELATING TO CONDUCT OF THE ARLINGTON COMPANIES' BUSINESS

    Duchossois Industries has agreed in the Merger Agreement that, until the effective time of the mergers, the Arlington companies will conduct their businesses in the ordinary course consistent with past practice and will use their best efforts to preserve their current business organization and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, Duchossois Industries has agreed that, until the effective time of the mergers, the Arlington companies will not: (i) declare or pay any dividends or other distribution; (ii) split, combine or reclassify their stock;
(iii) redeem, purchase or otherwise acquire any of their capital stock;
(iv) issue, sell, transfer, pledge or otherwise encumber any capital stock or securities convertible into capital stock; (v) amend their articles of incorporation or bylaws or comparable organizational documents; (iv) enter into any contract relating to the acquisition of another business or entity, or material assets other than inventory in the ordinary course of business and consistent with past practices; (vii) grant any increase in the compensation payable to any executive, officer or director, except as contemplated by the current budget, or grant any increase in severance or termination pay;
(viii) enter into any employment, consulting, indemnification, severance or termination agreement with any employee, or any officer or director;
(ix) establish, adopt, enter into, amend, otherwise increase or accelerate the payment or vesting of material amounts payable under any benefit plan or collective bargaining agreement; (x) change any accounting methods except as required by generally accepted accounting principles or applicable law;
(xi) sell, lease, mortgage or otherwise encumber or subject to any lien, any assets having a fair market value in excess of $25,000; (xii) incur any indebtedness for borrowed money (whether by issuance of debt securities or otherwise); (xiii) make loans to or guarantee the obligations of any other person other than to the Arlington companies;

(xiv) make any new capital expenditure or expenditures which in the aggregate exceed $50,000; (xv) make any tax election, amend any tax return or settle or compromise any tax liability or refund inconsistent with prior practices;
(xvi) pay, discharge or satisfy any claims, liabilities or obligations, other than in the ordinary course of business; (xvii) except as contemplated by the Merger Agreement, enter into any transaction with Duchossois Industries; or (xviii) agree or commit to do any of the foregoing.

    Duchossois Industries has also agreed not to take any action, nor to permit the Arlington companies to take any action, that would, or that could reasonably be expected to, result in any of the representations and warranties of Duchossois Industries set forth in the Merger Agreement becoming untrue.

    Similarly, Churchill Downs has agreed in the Merger Agreement that, until the effective time of the mergers, Churchill Downs and its subsidiaries will not
(i) declare or pay any extraordinary dividends or other distributions;
(ii) split, combine or reclassify Churchill Downs' common stock; (iii) amend the articles of incorporation or bylaws of Churchill Downs; (iv) enter into any contract relating to the acquisition of another business or entity, or material assets other than in the ordinary course of business and consistent with past practices; (v) change any material accounting methods except as required by generally accepted accounting principles or applicable law; (vi) sell or transfer assets out of the ordinary course of business unless fair market value is received and except for the sale of a portion of Churchill Downs' interest in Hoosier Park, L.P.; or (vii) agree or commit to do any of the foregoing.

NON-SOLICITATION

    The Merger Agreement provides that Duchossois Industries will not solicit or encourage proposals from, or negotiate with, any person involving a sale of the Arlington companies.

    The Merger Agreement provides that the Board of Directors of Churchill Downs will recommend the approval of the issuance of shares pursuant to the Merger Agreement. However, the Merger Agreement also provides that the Board of Directors of Churchill Downs, to the extent required by its fiduciary obligations, may withdraw or modify its approval or recommendation of the issuance of shares pursuant to the Merger Agreement except due to a change in the trading price of Churchill Downs' common stock or a change in the business or assets of the Arlington companies which is not material and adverse.

COOPERATION AND REASONABLE EFFORTS

    Duchossois Industries and the Arlington companies have agreed to afford to Churchill Downs, and to Churchill Downs' officers, employees and other representatives, reasonable access during normal business hours during the period prior to the effective time of the mergers to the properties, books and records of the Arlington companies. During such period, the Arlington companies will furnish promptly to Churchill Downs all other information concerning their business, properties and personnel as Churchill Downs reasonably requests. Churchill Downs has agreed to a similar inspection right for Duchossois Industries.

    Duchossois Industries and Churchill Downs have agreed to use their best efforts to take all actions, and to do and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the mergers including: (i) obtaining of all necessary consents and approvals from governmental entities and the making of all necessary notifications, registrations and filings with any governmental entity; (ii) obtaining of all necessary consents, approvals or waivers from third parties; and
(iii) defending of any lawsuits or other legal proceedings, whether judicial or administration, challenging the Merger Agreement or the consummation of the mergers.

    Churchill Downs, on the one hand, and Duchossois Industries, on the other hand, have agreed to consult with each other before issuing, and to provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the mergers and to refrain from issuing any such press release or making any such public statement prior to such consultation, except as may be required by law or obligations, including those matters imposed by the Nasdaq Stock Market.

FEES AND EXPENSES

    Generally, all fees and expenses incurred in connection with the mergers, the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such fees or expenses, whether or not the mergers are consummated.

    Churchill Downs has agreed to pay to Duchossois Industries a fee of $4,000,000 if the Merger Agreement is terminated other than because of a breach by Duchossois Industries, other than because of failure to obtain approval of the Illinois Racing Board solely because of a matter related to Duchossois Industries or the Arlington companies, or other than because of a failure to obtain the approval under the Hart-Scott-Rodino Act.

TRANSFER TAXES

    Duchossois Industries has agreed to pay any state, local, foreign or provincial sales, use, real property transfer, stock, transfer, stock or similar tax (including any interest or penalties with respect thereto) payable in connection with the consummation of the mergers and related transactions. Churchill Downs has agreed to cooperate with Duchossois Industries in the filing of any returns with respect to such taxes.

CONDITIONS TO CLOSING

    The respective obligations of Churchill Downs and Duchossois Industries to consummate the mergers are subject to the satisfaction or waiver, at or prior to the effective time of the mergers, of the following conditions: (i) approval of the issuance of shares pursuant to the Merger Agreement by the holders of a majority of shares present or represented by proxy at the Special Meeting and entitled to vote; (ii) the termination of any applicable waiting period under the Hart-Scott-Rodino Act; (iii) the absence of a temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the mergers; (iv) execution of a lease for certain property;
(v) the approval of the transactions contemplated by the Merger Agreement by relevant racing regulatory bodies; (vi) execution of a stockholder's agreement by Duchossois Industries; (vii) no pending or threatened (by a governmental body) litigation challenging the transactions; and (viii) no material adverse development in certain litigation relating to the proposed Rosemont casino.

    The obligations of Churchill Downs to consummate the mergers are further subject to the satisfaction or waiver of certain conditions including, among others: (i) there shall not exist material inaccuracies in the representations and warranties of Duchossois Industries set forth in the Merger Agreement;
(ii) Duchossois Industries' performance in all material respects of all obligations required to be performed by it under the Merger Agreement;
(iii) the completion of all material filings and notifications required to be made to any governmental entity in connection with the mergers; (iv) required legal opinions shall have been delivered; (v) all intercompany liabilities of the Arlington companies shall have been paid or released by Duchossois Industries; (vi) there shall not have been a material adverse change in the Arlington companies; and (vii) a current survey of the Arlington site shall have been received.

    The obligations of Duchossois Industries and the Arlington companies to effect the mergers are subject to the following conditions, among others:
(i) the performance by Churchill Downs in all material respects of all obligations to be performed by it under the Merger Agreement; (ii) the absence of material inaccuracies in the representations and warranties of Churchill Downs set forth in the Merger Agreement; (iii) required legal opinions shall have been delivered; (iv) there shall not have been a material adverse change in Churchill Downs; and (v) the completion of all material filings and notifications required to be made to any governmental entity in connection with the mergers.

TERMINATION

    The Merger Agreement may be terminated by mutual written consent of Churchill Downs, Duchossois Industries and the Arlington companies at any time prior to the effective time of the mergers. The Merger Agreement may be terminated by either Churchill Downs or Duchossois Industries (i) if, upon a shareholder vote, approval and adoption by the majority of the shares present or represented by proxy at the Special Meeting and entitled to vote on the issuance of shares pursuant to the Merger Agreement shall not have been obtained;
(ii) if the mergers are not consummated on or before September 30, 2000, unless the failure to consummate the mergers is the result of a willful and material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement, and provided the period for consummation of the mergers has not been tolled in connection with certain nonfinal orders, decrees, rulings or actions as provided in the Merger Agreement; (iii) if any governmental entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the mergers and such order, decree, ruling or other action shall have become final and nonappealable; or (iv) if any condition to the obligation of such party to consummate the mergers set forth in the Merger Agreement becomes incapable of satisfaction prior to September 30, 2000 (provided that the terminating party is not then in willful and material breach of any representation, warranty or covenant).

    The Merger Agreement may be terminated by Churchill Downs if Duchossois Industries breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of certain conditions to the mergers and cannot be or has not been cured within 30 days after the giving of written notice to Duchossois Industries of such breach (provided that Churchill Downs is not then in willful and material breach of any representation, warranty or covenant contained in the Merger Agreement).

    The Merger Agreement may be terminated by Duchossois Industries if:
(i) Churchill Downs breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of certain conditions to the mergers and cannot be or has not been cured within 30 days after the giving of written notice to Churchill Downs of such breach (provided that Duchossois Industries is not then in willful and material breach of any representation, warranty or covenant in the Merger Agreement); or (ii) if any person (other than Brad Kelley or any director or officer of Churchill Downs, or group thereof) acquires or proposes to acquire more than 10% of the issued and outstanding voting securities of Churchill Downs.

AMENDMENT

    The Merger Agreement may be amended by a written instrument signed by Churchill Downs, Duchossois Industries and the Arlington companies at any time before or after receipt of approval and adoption of the issuance of shares of Churchill Downs common stock pursuant to the Merger Agreement and the transactions contemplated thereby by the Churchill Downs shareholders.

REGULATORY REQUIREMENTS

    The mergers will trigger certain notice and/or filing requirements in some of the states in which Churchill Downs operates. Approval of the Illinois Racing Board and the Florida Division of Pari-Mutuel Wagering, Department of Business and Professional Regulation will also be required.


    The mergers are subject to the filing requirements of the HSR Act. Except as set forth above and except for the filing of articles of merger with the Secretary of State of the State of Illinois, and compliance with federal and state securities laws, Churchill Downs is not aware of any federal, state or foreign governmental regulatory requirement necessary to be obtained in connection with the Merger Agreement or the mergers. See "The
Mergers--Regulatory Approvals" for additional information.


INDEMNIFICATION

    Duchossois Industries has agreed to indemnify Churchill Downs for damages related to (i) any breach of its representations and warranties in the Merger Agreement (generally subject to a trigger of $575,000, at which point Duchossois Industries will bear all damages exceeding $100,000, but subject to a cap of $25,000,000); (ii) a breach of its covenants or covenants of certain of the Arlington companies in the Merger Agreement, which includes an agreement by Duchossois Industries to remain responsible for taking certain actions required by applicable environmental laws with respect to certain disclosed environmental matters; (iii) any amounts payable by any of the Arlington companies to Duchossois Industries; (iv) certain claims asserted before the effective time of the mergers; and (v) the presence of undisclosed hazardous materials in violation of applicable environmental laws in the groundwater, surface water, or soil of the facilities of the Arlington companies. Churchill Downs has agreed to indemnify Duchossois Industries for damages related to (i) any breach of its representations and warranties in the Merger Agreement (subject to the same limits above); and (ii) a breach of its covenants in the Merger Agreement. Generally, a claim for breach of a representation or warranty must be brought within two years of closing, although certain claims for breaches of representations or warranties relating to environmental matters may be brought within four years of closing.

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
                                OTHER AGREEMENTS

STOCKHOLDER'S AGREEMENT

    GENERAL. The following discussion of the Stockholder's Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder's Agreement, the form of which is attached as Annex C to this proxy statement. All shareholders are urged to read the Stockholder's Agreement in its entirety.

    As required by the Merger Agreement, simultaneously with the closing of the mergers, Churchill Downs and Duchossois Industries will enter into a Stockholder's Agreement. In addition, certain persons to whom Duchossois Industries is permitted to transfer shares of common stock under the Stockholder's Agreement will be required to become parties to the Stockholder's Agreement if such transfers are made. For the remainder of this discussion of the Stockholder's Agreement, the term "Duchossois Industries" shall refer to all parties who have executed a counterpart to the Stockholder's Agreement and agreed to be bound by its provisions. The Stockholder's Agreement has a term of at least 10 years, and can last up to 30 years, with the actual length being determined by the percentage of voting securities of Churchill Downs that Duchossois Industries owns at certain times. Key provisions of the Stockholder's Agreement are designed to (i) restrict the activities Duchossois Industries is able to engage in as a shareholder of Churchill Downs (commonly known as standstill provisions), (ii) restrict the ability of Duchossois Industries to transfer its shares of common stock, and (iii) grant certain governance rights to Duchossois Industries.

    STANDSTILL PROVISIONS. During the term of the Stockholder's Agreement, except (w) in connection with the consummation of the transactions contemplated by the Merger Agreement, (x) by way of stock dividend, stock split, reorganization, recapitalization, merger, consolidation or other like distributions made available to holders of common stock of Churchill Downs generally, (y) as specifically permitted by the terms of the Stockholder's Agreement or (z) pursuant to the terms of any director's stock option, stock purchase or other similar plans, if any, Duchossois Industries will not, and will cause each of its affiliates not to, acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, or exercise any attribute of beneficial ownership with respect to, any voting securities of Churchill Downs, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any voting securities of Churchill Downs.

    During the term of the Stockholder's Agreement, Duchossois Industries is not permitted to own more than 31% of the outstanding voting securities of Churchill Downs without prior approval of the Board of Directors of Churchill Downs at any time, unless Churchill Downs repurchases its voting securities and causes Duchossois Industries to own more than 31% of the outstanding voting securities of Churchill Downs. Duchossois Industries has preemptive rights under the Stockholder's Agreement to purchase voting securities from Churchill Downs to maintain its percentage ownership if Churchill Downs issues additional voting securities other than pursuant to outstanding stock options, warrants, convertible securities, benefit plans, employee stock ownership plans, stock splits, stock dividends, or mergers or other acquisitions of substantially all of the assets of an operating business; provided that Duchossois Industries may not, as a result of its exercise of preemptive rights (i) increase its percentage ownership of Churchill Downs above its percentage immediately prior to such additional issuance of voting securities or (ii) exceed 31% ownership of Churchill Downs.

    During the term of the Stockholder's Agreement, except as otherwise permitted by the Stockholder's Agreement, Duchossois Industries and its affiliates are prohibited from:

        (i) making or in any way participating in any solicitation of proxies with respect to any voting securities of Churchill Downs, becoming a participant in any election contest with respect to Churchill Downs or seeking to advise, encourage or influence any person or entity with respect to the voting of any voting securities of Churchill Downs, other than by reason of the membership of

    Duchossois Industries' designees on the Board of Directors of Churchill Downs or the inclusion of its designees on the slate of nominees for election to the Board of Directors of Churchill Downs,

        (ii) initiating, proposing or otherwise soliciting or participating in the solicitation of shareholders for the approval of one or more shareholder proposals with respect to Churchill Downs, or knowingly inducing any other individual or entity to initiate any shareholder proposal relating to Churchill Downs,

       (iii) forming, joining or in any way participating in a group, acting in concert with any other person or entity or otherwise taking any action which would cause it to be deemed a person under Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to acquiring, disposing of or voting any voting securities of Churchill Downs,

        (iv) participating in or encouraging the formation of any group which owns or seeks or offers to acquire beneficial ownership of securities of Churchill Downs or rights to acquire such securities or which seeks or offers to affect control of Churchill Downs or for the purpose of circumventing any provision of the Stockholder's Agreement,

        (v) soliciting, seeking or offering to effect, negotiating with or providing any information to any party with respect to, making any statement or proposal to the Board of Directors of Churchill Downs or any director, officer or other shareholder of Churchill Downs with respect to, or otherwise formulating any plan or proposal or making any public announcement, proposal, offer or filing under the Securities Exchange Act of 1934, as amended, or otherwise, or taking action to cause Churchill Downs to make any such filing, with respect to (A) any form of business combination or transaction involving Churchill Downs or any of its affiliates, including, without limitation, a merger, exchange offer or liquidation of Churchill Downs' assets, (B) any form of restructuring, recapitalization or similar transaction with respect to Churchill Downs or its affiliates, including, without limitation, a merger, exchange offer or liquidation of Churchill Downs' assets, (C) any acquisition or disposition of assets material to Churchill Downs, (D) any request to amend, waive or terminate the provisions of the Stockholder's Agreement or (E) any proposal or other statement inconsistent with the terms of the Stockholder's Agreement,


        (vi) otherwise acting (including by providing financing for another party) to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of Churchill Downs, other than as a result of Duchossois Industries' designees participating in or otherwise seeking to affect the outcome of discussions and votes of the Board of Directors of Churchill Downs, or


       (vii) knowingly instigating or encouraging any third party to take any of the actions described in this paragraph.

    During the term of the Stockholder's Agreement, except as otherwise permitted by the Stockholder's Agreement, Duchossois Industries will agree not to:

        (i) merge with or into, or consolidate or combine with, any other corporation unless (A) Duchossois Industries is the surviving corporation or the surviving corporation and its affiliates and any person controlling it agree in writing to be bound by the Stockholder's Agreement and (B) after consummation of the transaction, the surviving corporation and its affiliates and any person controlling it do not beneficially own equity securities of Churchill Downs in excess of the aggregate number of shares Duchossois Industries was permitted to own pursuant to the Stockholder's Agreement immediately prior to the consummation of such transaction, or

        (ii) liquidate, dissolve or otherwise make a distribution of all of its assets to its shareholders unless, after such liquidation or other distribution, each person receiving equity securities of Churchill Downs in such liquidation or other distribution and each of such person's affiliates and each person controlling such person does not beneficially own equity securities of Churchill Downs representing 5% or more of the total outstanding equity securities of Churchill Downs or agrees to be bound by the provisions of the stockholder's agreement.

    Except as otherwise expressly permitted by the Stockholder's Agreement, during the term of the Stockholder's Agreement, all voting securities of Churchill Downs beneficially owned by Duchossois Industries and its affiliates must be voted by Duchossois Industries and its affiliates in accordance with the recommendation or direction of the Board of Directors of Churchill Downs, including, without limitation:

        (i) in all elections of directors of Churchill Downs in which the designees of Duchossois Industries are included in the slate of nominees in accordance with the terms of the Stockholder's Agreement and

        (ii) on all matters (A) submitted to the vote of shareholders of Churchill Downs which have been proposed by any shareholder or shareholders,
    (B) relating to the compensation or benefits of directors, officers or employees of Churchill Downs and (C) relating to matters concerning the continued independent, publicly traded nature of Churchill Downs or any potential change in control of Churchill Downs (other than the matters set forth in items (V) - (X) below) or concerning federal or state statutes relating to such matters; provided that Duchossois Industries and its affiliates may vote the voting securities of Churchill Downs owned by them as Duchossois Industries determines in its sole discretion with respect to any of the following transactions initiated by the Board of Directors of Churchill Downs which are presented at a meeting of shareholders of Churchill Downs for their approval: (V) any disposition of Churchill Downs (by way of merger, sale of assets or otherwise) or a substantial part of its assets, (W) any recapitalization of Churchill Downs (other than a recapitalization for the purpose of forming a holding company or to effect a change in Churchill Downs' state of incorporation), including, without limitation, any leveraged buyout of Churchill Downs or similar going-private transaction, (X) any liquidation of, or consolidation involving, Churchill Downs, (Y) any increase in Churchill Downs' authorized shares or (Z) any transaction not otherwise provided for in this paragraph that could reasonably be expected to have a material adverse effect on Duchossois Industries' investment in the shares of common stock of Churchill Downs, such as, without limitation, any issuance of voting securities requiring approval of the shareholders of Churchill Downs pursuant to the rules or regulations of the New York Stock Exchange, any national securities exchange or the Nasdaq Stock Market, as applicable.

    TRANSFER RESTRICTIONS. During the term of the Stockholder's Agreement, Duchossois Industries is not permitted to sell, transfer, pledge, encumber or dispose of, directly or indirectly, any shares of common stock of Churchill Downs except:

        (i) to Churchill Downs or in a transaction approved by the Board of Directors of Churchill Downs;

        (ii) to (x) any shareholder, partner, member or other equity holder, or any affiliate, of Duchossois Industries, or (y) any beneficiary or settlor of any party to the Stockholder's Agreement that is a trust or (z) any other party to the Stockholder's Agreement; provided that any such person described in (x) or (y) above agrees to be bound by the terms of the Stockholder's Agreement;

       (iii) in any transaction permitted under the fourth paragraph above under the heading "Standstill Provisions;"

        (iv) between the second and fifth anniversaries of the date of the Stockholder's Agreement, up to 225,000 shares per year; provided, however, that the right to transfer shares pursuant to this sub-paragraph (iv) is cumulative from year to year; provided further, however, that transfers permitted by sub-paragraphs (i), (ii) or (iii) above or sub-paragraphs
    (viii) or (ix) below shall not be counted in the 225,000 shares permitted to be transferred per year;

        (v) after the fifth anniversary of the date of the Stockholder's Agreement, to a person other than Duchossois Industries or any of its affiliates (a "Third Person") pursuant to Rule 144 under the Securities Act of 1933, as amended; provided, however, that (A) Duchossois Industries will use all reasonable efforts to insure that such Third Person and its affiliates, or any group of which such Third Person may be a member does not hold in the aggregate more than 5% (any such Third Person who would hold in excess of such limit being referred to as a "Prohibited Holder") of the outstanding voting securities of Churchill Downs after such transaction or
    (B) such Third Person agrees in writing to be bound by the terms of the Stockholder's Agreement and the Board of Directors of Churchill Downs approves such transaction;

        (vi) after the fifth anniversary of the date of the Stockholder's Agreement, in a valid private placement to a person that (A) Duchossois Industries reasonably believes after due inquiry would not be a Prohibited Holder following such transaction and obtains a written representation from the purchaser to that effect or (B) agrees in writing to be bound by the terms of the Stockholder's Agreement and the Board of Directors of Churchill Downs approves such transaction;

       (vii) between the fifth and seventh anniversaries of the date of the Stockholder's Agreement, pursuant to an underwritten public offering under the Securities Act in accordance with the terms for registration rights granted pursuant to the Stockholder's Agreement, subject to approval of the Board of Directors (such approval not to be unreasonably withheld), and thereafter pursuant to an underwritten public offering under the Securities Act of 1933, as amended, in accordance with the terms for registration rights granted to Duchossois Industries under the Stockholder's Agreement, pursuant to which the managing underwriter agrees to effect the sale of the voting securities of Churchill Downs in a manner which will effect a broad distribution thereof and provided that Duchossois Industries shall use all reasonable efforts to insure that no sales of voting securities of Churchill Downs are made to any Prohibited Holder (other than the underwriters or any selected dealers);

      (viii) pursuant to any tender or exchange offer made pursuant to
    Section 14(d) of the Securities Exchange Act of 1934, as amended, by a person with respect to which Churchill Downs does not recommend rejection (it being understood that Duchossois Industries may not tender its shares pursuant to such tender or exchange offer until Churchill Downs has publicly taken a position with respect to such offer or has stated that it will remain neutral or is unable to take a position with respect thereto) in accordance with Rule 14e-2 of the Securities Exchange Act of 1934, as amended, any successor regulation or otherwise; or

        (ix) to a bona fide financial institution in connection with the grant of a pledge or other encumbrance securing a bona fide loan so long as the pledgee agrees in writing prior to the execution of the pledge that upon any transfer to the pledgee of any shares upon any foreclosure, such shares and the pledgee thereof will remain and become subject to the restrictions contained in the Stockholder's Agreement.

    Duchossois Industries must give Churchill Downs notice promptly upon the disposition of any shares under the Stockholder's Agreement. Purchases, transfers or other distributions of shares in violation of the provisions of the Stockholder's Agreement shall be null and void and the shares subject to such purchase, transfer or other disposition shall remain subject to the Stockholder's Agreement. Notwithstanding anything described above to the contrary, to the extent that any transfer of shares by Duchossois Industries pursuant to sub-paragraphs (ii), (iii), (iv), (vi) or (ix) described above jeopardizes any permit or license of Churchill Downs under any statute or regulation relating to the horse racing industry, such transfer shall be void and Churchill Downs shall be entitled to continue to treat Duchossois Industries as the owner of such shares.

    During the term of the Stockholder's Agreement, any sale, transfer or other disposition of shares of common stock of Churchill Downs by Duchossois Industries permitted by the Stockholder's Agreement shall not be made without first making an offer in writing to sell such shares to Churchill Downs or the directors thereof on a pro rata basis as the Board of Directors of Churchill Downs shall determine at the bona fide proposed price per share or market price (as determined pursuant to the Stockholder's Agreement), as applicable, and upon such other bona fide terms and conditions upon which Duchossois Industries proposes to make such sale, transfer or disposition. Notwithstanding the foregoing, no such offer by Duchossois Industries need be made during any calendar year unless and until Duchossois Industries has transferred or proposes to transfer pursuant to the terms of the Stockholder's Agreement, an aggregate of more than 150,000 shares during such calendar year. Furthermore, no such offer needs to be made by Duchossois Industries in connection with transfers made pursuant to sub-paragraphs (i), (ii), (iii) and (ix) above.


    GOVERNANCE RIGHTS. Under the Stockholder's Agreement, Churchill Downs will agree, as promptly as practicable after the date which is one month after the closing date of the mergers, and subject to applicable law, to take or cause to be taken all necessary actions to appoint or elect to the Board of Directors of Churchill Downs, and at each annual meeting of the shareholders of Churchill Downs following the closing date of the mergers and prior to the end of the term of the Stockholder's Agreement, Churchill Downs will nominate, or cause to be nominated, for so long as the number of members of the Churchill Downs is between twelve and fifteen, inclusive, (i) three individuals (the initial three such individuals to be Mr. Richard L. Duchossois, Mr. Craig Duchossois and
Mr. Robert L. Fealy) and (ii) following the Fund Payment Date (as defined in the Merger Agreement) four individuals, to be designated by Duchossois Industries (or by Mr. Craig Duchossois if Duchossois Industries no longer exists or ceases to be controlled by Mr. Richard Duchossois, or by the person designated by the holders of the majority of the shares governed by the Stockholder's Agreement then outstanding if Mr. Craig Duchossois is unable or unwilling to designate such individuals) for election as members of the Board of Directors of Churchill Downs, and to nominate one of such designees, at Duchossois Industries' option, to be appointed by the Board of Directors of Churchill Downs to each of the Executive Committee and the Compensation Committee of the Board of Directors of Churchill Downs.

    The Stockholder's Agreement further provides that the number of members of the Board of Directors of Churchill Downs shall in no event exceed sixteen, unless otherwise agreed by the Board of Directors of Churchill Downs in accordance with the bylaws of Churchill Downs. The designees of Duchossois Industries may not include individuals whose membership on the Board of Directors of Churchill Downs would be a violation of law, and must be individuals of stature and experience consistent with Duchossois Industries' initial designees named above, in the reasonable judgment of the Board of Directors of Churchill Downs. The number of Duchossois Industries designees will be increased or reduced, as necessary (but in no event shall such number of designees exceed four for so long as there are no more than sixteen total directors), such that the percentage of the total number of members of the Board of Directors of Churchill Downs designated by Duchossois Industries equals the percentage of voting securities of Churchill Downs then beneficially owned by Duchossois Industries and its affiliates, rounded down to the nearest whole number.

    Should the Board of Directors of Churchill Downs determine that any designee of Duchossois Industries is inappropriate, consistent with the standards described above, Duchossois Industries shall be entitled to designate an additional individual for election as a member of the Board of Directors of Churchill Downs. The members of the Board of Directors of Churchill Downs that are designated by Duchossois Industries will be allocated as equally as possible among the three classes of the Board of Directors of Churchill Downs. In the event one or more of Duchossois Industries' designees resigns or is removed from the Board of Directors of Churchill Downs and Duchossois Industries indicates that it does not wish to designate a nominee to fill the vacancy, Churchill Downs will take or cause to be taken all necessary actions to reduce the size of the Board of Directors of Churchill Downs by the number of designees of Duchossois Industries not replaced by Duchossois Industries. Upon the date Duchossois Industries is no longer entitled to designate nominees for election to the Board of Directors of Churchill Downs, Duchossois Industries shall cause the members of the Board of Directors of Churchill Downs that have been designated by it to resign from the Board of Directors of Churchill Downs, effective immediately.

    EXCEPTIONS TO RESTRICTIONS. Notwithstanding anything described above to the contrary, the restrictions set forth in the first, fourth and fifth paragraphs above under the heading "Standstill Provisions" and the transfer restrictions set forth under the heading "Transfer Restrictions" shall terminate and be of no further force and effect upon the occurrence of any of the following events:

        (a) certain tender and exchange offers with respect to Churchill Downs voting securities, certain changes in the majority of the members of the Board of Directors of Churchill Downs, and changes in operational control of Churchill Downs, or

        (b) the Board of Directors of Churchill Downs determines to effect, or to solicit proposals to effect a sale of the company (as defined in the Stockholder's Agreement) or causes Churchill Downs to enter into a definitive agreement providing for the sale of the company.

VOTING AGREEMENT

    The following discussion of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, a copy of which is attached as Annex D to this proxy statement. All shareholders are urged to read the Voting Agreement in its entirety.


    Certain members of the Board of Directors of Churchill Downs have entered into a Voting Agreement, dated as of June 23, 2000, pursuant to which they have agreed to vote or cause to be voted all shares of Churchill Downs common stock as to which they have sole voting power (for purposes of this description of the Voting Agreement, such shares as to which a director has sole voting power are referred to as the "Voting Shares") at every meeting of the shareholders of Churchill Downs, however called (and every adjournment or postponement thereof), or by written consent in lieu of such a meeting or otherwise:


        (i) in favor of the transactions contemplated by the Merger Agreement including, without limitation, in favor of the issuance of additional shares of common stock of Churchill Downs pursuant to the Merger Agreement and any other matters or proposals required by the Rules and Regulations of the National Association of Securities Dealers, Inc. to be submitted to a vote of the shareholders of Churchill Downs in order to consummate the transactions contemplated by the Merger Agreement, and

        (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, warranty or other obligation of Churchill Downs under the Merger Agreement or which is reasonably likely to result in any conditions to Churchill Downs' obligations under the Merger Agreement not being fulfilled.

    The Voting Agreement requires only that each director party to the Voting Agreement vote his Voting Shares in accordance with the Voting Agreement, and that nothing therein shall prohibit or restrain any such director from complying with his or her fiduciary obligations as a director or officer of Churchill Downs, on the advice of outside counsel. In connection with their agreement to vote the Voting Shares as described above, each director party to the Voting Agreement delivered to Duchossois Industries a proxy naming Mr. Richard L. Duchossois or his substitute as proxy, which proxy is irrevocable to the fullest extent permitted by law, with respect to the Voting Shares. The proxy is deemed to be coupled with an interest.

    Each director party to the Voting Agreement agreed not to transfer, sell, offer or otherwise dispose of or encumber any of the Voting Shares, deposit any of the Voting Shares into a voting trust, grant a proxy or power of attorney or enter into a voting agreement or similar agreement with respect to any of the Voting Shares, or in any other matter limit such director's voting rights with respect to the Voting Shares, other than pursuant to the proxy contemplated by the Voting Agreement, during the term of the Voting Agreement, unless such transferee agrees to assume such director's obligations under the Voting Agreement.

    Each director party to the Voting Agreement agreed that any shares of capital stock of Churchill Downs acquired by such director with sole voting power on or after the date of the Voting Agreement, whether pursuant to purchase, exercise of convertible securities or otherwise, shall be subject to the terms of the Voting Agreement to the same extent as if they constituted Voting Shares. Nothing in the Voting Agreement is deemed to vest in Duchossois Industries any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. Except as otherwise expressly provided in the Voting Agreement, all rights, ownership, and economic benefits of and relating to the Voting Shares and to options to acquire Voting Shares will remain and belong to each director, and Duchossoiss Industries will have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Churchill Downs or exercise any power or authority to direct a director in the voting of any of the Voting Shares.

    The Voting Agreement will terminate on the earlier of (a) the closing of the mergers and (b) the date the Merger Agreement is terminated in accordance with its terms.


    Mr. Charles W. Bidwill, Jr., Mr. William S. Farish, Mr. J. David Grissom, Mr. Seth W. Hancock, Mr. Daniel P. Harrington, Mr. Frank B. Hower, Jr., Mr. G. Watts Humphrey, Jr., Mr. Brad M. Kelley, Mr. Thomas H. Meeker, Mr. Carl F. Pollard, Mr. Dennis D. Swanson and Mr. Darrell R. Wells are the members of the Board of Directors of Churchill Downs who have entered into the Voting Agreement. The Voting Agreement covers, in the aggregate, 2,414,263 shares of Churchill Downs common stock as to which these individuals have sole voting control, or approximately 24.5% of the currently outstanding shares of Churchill Downs common stock.

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        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed balance sheet was derived from our unaudited consolidated balance sheet and the unaudited balance sheets of Arlington International Racecourse, Inc. and Subsidiaries ("Arlington") as of March 31, 2000. The unaudited pro forma condensed statement of earnings for the three-month period ended March 31, 2000 was derived from our unaudited consolidated statement of earnings and the unaudited statement of operations of Arlington for the three-month period ended March 31, 2000. The unaudited pro forma condensed statement of earnings for the year ended December 31, 1999 was derived from our audited consolidated statement of earnings for the year ended December 31, 1999, the audited statement of operations of Arlington for the year ended December 31, 1999, the unaudited statements of earnings of Calder Race Course, Inc. ("Calder") and Tropical Park, Inc. ("Tropical") (which together comprise Calder Race Course) for the period from January 1, 1999 through April 23, 1999 and the unaudited statement of earnings of Hollywood Park Race Track and Casino ("Hollywood") for the period from January 1, 1999 through September 10, 1999. The unaudited pro forma financial statements reflect the pro forma effects of the acquisitions of Arlington, Calder Race Course, and Hollywood, the new credit agreement entered into during 1999 and the July 1999 stock offering as if they had occurred on January 1, 1999 for the statements of earnings. The unaudited pro forma financial statements reflect the acquisition of Arlington as of March 31, 2000 for the balance sheet. The statements do not purport to represent what our results of operations or financial position actually would have been if the acquisitions, the new credit agreement and the offering had occurred on or as of such dates and are not necessarily indicative of future operating results or financial position, given that Arlington has not offered live racing during this period. It is anticipated that the ongoing operating results for Arlington will differ significantly from its results included in the unaudited pro forma consolidated financial statements, given the recent legislative changes and Arlington's return to live racing. The unaudited pro forma consolidated financial statements are based upon, and should be read in conjunction with, the audited annual financial statements and the unaudited interim financial statements of Arlington, and the notes thereto included elsewhere in this proxy statement and the unaudited interim financial statements and audited financial statements of Churchill Downs as incorporated by reference on Forms 10-Q and 10-K.

    The acquisitions of Arlington, Calder Race Course and Hollywood have been accounted for using the purchase method of accounting. Under the purchase method of accounting, the purchase price is allocated to the fair value of the tangible and identifiable intangible assets acquired and liabilities assumed. The pro forma adjustments are based on preliminary assumptions of the allocation of the purchase price to Arlington's assets and liabilities and are subject to revision once appraisals, evaluations and other studies of the fair value of the assets acquired and liabilities assumed are completed. Actual purchase accounting adjustments related to the acquisitions may differ from the pro forma adjustments presented in this proxy statement.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                                 (IN THOUSANDS)

                                                  HISTORICAL                   PRO FORMA      PRO FORMA
                                                  CHURCHILL    HISTORICAL   ADJUSTMENTS AND   CHURCHILL
                                                    DOWNS      ARLINGTON    ELIMINATIONS(1)     DOWNS
                                                  ----------   ----------   ---------------   ---------
ASSETS
Current Assets:
  Cash and cash equivalents.....................   $  8,577     $  1,500       $    265 (2)   $ 10,342
  Accounts receivable...........................     12,555          419                        12,974
  Prepaid income taxes..........................      5,788           --                         5,788
  Other current assets..........................      4,107          121                         4,228
                                                   --------     --------       --------       --------
    Total current assets........................     31,027        2,040            265         33,332
  Advances to associated entities...............         --       28,210        (28,210)(3)         --
  Other assets..................................      7,229        1,378           (150)(3)      8,457
  Property, plant and equipment, net............    276,712       91,946        (32,909)(4)    335,749
  Intangibles, net of amortization..............     61,813           --          3,498 (4)     65,311
                                                   --------     --------       --------       --------
    Total assets................................   $376,781     $123,574       $(57,506)      $442,849
                                                   ========     ========       ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................   $ 14,743     $  4,660                      $ 19,403
  Accrued liabilities...........................     14,231        8,520       $  1,600 (5)     24,351
  Deferred revenue..............................     18,576           --                        18,576
  Long-term debt, current portion...............        511           --                           511
                                                   --------     --------       --------       --------
    Total current liabilities...................     48,061       13,180          1,600         62,841
Long-term liabilities:
  Long-term debt, due after one year............    175,075           --                       175,075
  Advances from associated entities.............         --       57,125        (57,125)(3)         --
  Other liabilities.............................      8,726           --                         8,726
  Deferred income taxes.........................     15,534           --                        15,534
                                                   --------     --------       --------       --------
    Total liabilities...........................    247,396       70,305        (55,525)       262,176
                                                   --------     --------       --------       --------
Shareholders' equity:
  Common stock..................................     71,634            2             (2)(3)
                                                                                 51,288 (6)    122,922
Retained earnings (accumulated deficit).........     57,902      (42,842)        42,842 (3)     57,902
Additional paid-in-capital......................         --       96,109        (96,109)(3)         --
  Deferred compensation costs...................        (86)                                       (86)
  Notes receivable for common stock.............        (65)                                       (65)
                                                   --------     --------       --------       --------
    Total shareholders' equity..................    129,385       53,269         (1,981)       180,673
                                                   --------     --------       --------       --------
    Total liabilities and shareholders'
      equity....................................   $376,781     $123,574       $(57,506)      $442,849
                                                   ========     ========       ========       ========

------------------------

(1) Adjustments necessary to give pro forma effect to the Arlington acquisition as if this transaction had occurred on March 31, 2000.

(2) To adjust cash for amount of cash to be added by Arlington under the terms of the transaction.

(3) To eliminate the historical equity accounts of Arlington and to eliminate assets/liabilities that were not assumed by Churchill Downs in the transaction.

(4) To record the revaluation of acquired intangible assets, property, plant and equipment of Arlington to its estimated fair value reduced proportionately from its otherwise appraised value to reflect the estimated purchase price for the transaction.

(5) To accrue costs related to the transaction.

(6) To record the issuance of 3,150,000 shares of Churchill Downs common stock to be issued to the shareholder of Arlington under the terms of the Merger Agreement at an estimated fair value of $16.28 per share, which includes a 30% discount due to the restrictions imposed on the holder of common stock by the terms of the Stockholder's Agreement.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  HISTORICAL
                                                  CHURCHILL     HISTORICAL      PRO FORMA      PRO FORMA
                                                    DOWNS      ARLINGTON(1)   ADJUSTMENTS(1)   COMBINED
                                                  ----------   ------------   --------------   ---------
Net revenues....................................   $ 25,645       $ 6,381                      $ 32,026
Operating expenses:
  Purses
  Other direct expenses.........................     31,004         7,182         $ (829)(2)
                                                                                      69 (3)     37,426
                                                   --------       -------         ------       --------
  Gross profit (loss)...........................     (5,359)         (801)           760         (5,400)
                                                   --------       -------         ------       --------
Selling, general and administrative expenses....      6,181         2,341              6 (4)
                                                                                    (237)(5)      8,291
                                                   --------       -------         ------       --------
  Operating income (loss).......................    (11,540)       (3,142)           991        (13,691)
                                                   --------       -------         ------       --------
Other income (expenses):
  Interest income...............................        266                                         266
  Interest expense..............................     (3,751)                        (109)(6)     (3,860)
  Miscellaneous income..........................         42            24                            66
                                                   --------       -------         ------       --------
Earnings (loss) before income tax provision
  (benefit).....................................    (14,983)       (3,118)           882        (17,219)
Federal and state income tax provision
  (benefit).....................................     (6,218)                        (928)(7)     (7,146)
                                                   --------       -------         ------       --------
Net earnings....................................   $ (8,765)      $(3,118)        $1,810       $(10,073)
                                                   ========       =======         ======       ========
Earnings per common share:
  Basic.........................................   $  (0.89)                                   $  (0.77)
  Diluted.......................................   $  (0.89)                                   $  (0.77)

Weighted average shares outstanding:
  Basic.........................................      9,854                        3,150 (8)     13,004
  Diluted.......................................      9,854                        3,150 (8)     13,004

------------------------

(1) Adjustments necessary to give pro forma effect to the Arlington acquisition as if it had occurred on January 1, 1999. Historical Arlington statement of operations information is based on the unaudited financial statements for the period from January 1, 2000 through March 31, 2000.

(2) To record the estimated decrease in depreciation expense as a result of the revaluation of the acquired Arlington property, plant and equipment to its estimated fair value and useful lives.

(3) To record rental expense related to the lease by Churchill Downs of certain Arlington property from Duchossois Industries under the terms of the transaction.

(4) To record amortization over 20 years of trademarks recorded at their estimated fair value.

(5) To eliminate the management fee paid to Duchossois Industries that will not be paid to Churchill Downs.

(6) To record the increase of the interest rate of Churchill Downs' line of credit from 6.7% to 6.95% due to the pro forma effect of the purchase of Arlington in accordance with provisions of the credit agreement.

(7) To adjust historical Arlington tax benefit and to record the income tax effect of the pro forma adjustments at our estimated effective federal and state income tax rates of 41.5%.

(8) To record issuance of 3,150,000 shares of Churchill Downs common stock to be issued to the shareholder of Arlington under terms of the Merger Agreement.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    UNAUDITED
                                                HISTORICAL CALDER
                                  HISTORICAL     RACE COURSE(1)                        UNAUDITED
                                  CHURCHILL    -------------------     PRO FORMA       HISTORICAL      PRO FORMA
                                    DOWNS       CALDER    TROPICAL   ADJUSTMENTS(1)   HOLLYWOOD(1)   ADJUSTMENTS(1)
                                  ----------   --------   --------   --------------   ------------   --------------
Net revenues....................   $258,427    $ 2,394     $1,181                       $85,853         $(40,261)(12)
                                                                                                          25,577 (13)
                                                                                                           2,083 (14)
Operating Expenses
  Purses........................     97,585                   499                                         25,577 (13)
  Other direct expenses.........    109,783      2,911        569       $    65 (4)      66,968           (1,595)(15)
                                                                            377 (5)                         (653)(16)
                                                                            115 (6)                      (31,861)(12)
                                   --------    -------     ------       -------         -------         --------
                                    207,368      2,911      1,068           557          66,968           (8,532)
                                   --------    -------     ------       -------         -------         --------
  Gross profit (loss)...........     51,059       (517)       113          (557)         18,885           (4,069)

Selling, general and
  administrative expenses.......     18,546        685        212            --           5,141           (2,542)(12)
                                   --------    -------     ------       -------         -------         --------
  Operating Income Loss.........     32,513     (1,202)       (99)         (557)         13,744           (1,527)
                                   --------    -------     ------       -------         -------         --------
Other Income (expense)
  Interest Income...............        847         33         79
  Interest expense..............     (7,839)      (446)      (325)       (1,418)(7)          --           (7,823)(17)
  Rental income.................         --        191         13          (115)(6)
  Miscellaneous Income..........        334         --         --            --
                                   --------    -------     ------       -------         -------         --------
Earnings (loss) before income
  and provision (benefit).......     25,855     (1,424)      (332)       (2,090)         13,744           (9,350)

Federal and state income tax
  provision.....................     10,879         --         --        (1,616)(8)          --            1,846 (18)
                                   --------    -------     ------       -------         -------         --------
Net Earnings....................   $ 14,976    $(1,424)    $ (332)      $  (474)        $13,744         $(11,196)
                                   ========    =======     ======       =======         =======         ========
Earnings per common share:
  Basic.........................   $   1.74
  Diluted.......................   $   1.72

Weighted average shares
  outstanding
  Basic.........................      8,598
  Diluted.......................      8,718


                                      STOCK
                                     OFFERING       HISTORICAL      PRO FORMA      PRO FORMA
                                  ADJUSTMENTS(2)   ARLINGTON(3)   ADJUSTMENTS(3)    COMBINED
                                  --------------   ------------   --------------   ----------
Net revenues....................                     $ 22,030

                                                                                    $357,284
Operating Expenses
  Purses........................                                                     123,661
  Other direct expenses.........                       24,293        $(3,351)(19)
                                                                         250 (20)
                                                                                     167,871
                                      ------         --------        -------        --------
                                          --           24,293         (3,101)        291,532
                                      ------         --------        -------        --------
  Gross profit (loss)...........          --           (2,263)         3,101          65,752
Selling, general and
  administrative expenses.......          --           11,174             23 (21)
                                                                        (948)(22)     32,291
                                      ------         --------        -------        --------
  Operating Income Loss.........          --          (13,437)         4,026          33,461
                                      ------         --------        -------        --------
Other Income (expense)
  Interest Income...............                                                         959
  Interest expense..............      $8,229(9)            --           (353)(23)     (9,975)
  Rental income.................          --                                              89
  Miscellaneous Income..........          --                                             334
                                      ------         --------        -------        --------
Earnings (loss) before income
  and provision (benefit).......       8,229          (13,437)         3,673          24,868
Federal and state income tax
  provision.....................       3,456(10)           (8)        (4,100)(24)     10,457
                                      ------         --------        -------        --------
Net Earnings....................      $4,773         $(13,429)       $ 7,773        $ 14,411
                                      ======         ========        =======        ========
Earnings per common share:
  Basic.........................                                                    $   1.11
  Diluted.......................                                                    $   1.10
Weighted average shares
  outstanding
  Basic.........................       1,235(11)                       3,150 (25)     12,983
  Diluted.......................       1,235(11)                       3,150 (25)     13,103

 (1) Adjustments to give pro forma effect to the Calder Race Course and Hollywood acquisitions and the new credit agreement as if each transaction had occurred on January 1, 1999. Historical Calder Race Course statement of earnings information is based on the unaudited financial statements for the period from January 1, 1999 through April 23, 1999. Historical Hollywood statement of earnings information is based on the unaudited financial statements for the period from January 1, 1999 through September 10, 1999.

 (2) Adjustments to give pro forma effect to the offering of 2,300,000 shares of Churchill Downs common stock on July 20, 1999 as if it had occurred on January 1, 1999.

 (3) Adjustments to give pro forma effect to the Arlington acquisition as if it had occurred on January 1, 1999. Historical Arlington statement of operations information is based on the financial statements for the year ended December 31, 1999, during which period Arlington was not open for live racing.

 (4) To record the estimated increase in depreciation expense as a result of the revaluation of the acquired Calder property, plant and equipment to its estimated fair value and useful lives.

 (5) To record estimated amortization over 40 years of the excess of the Calder purchase price over the fair value of net assets acquired of $48.2 million.

 (6) To eliminate intercompany rental income and expenses between Calder and Tropical.

 (7) To record the estimated incremental interest expense using an average 7.45% interest rate on borrowings of $92.0 million necessary to finance the Calder acquisition and fund deferred financing costs, including amortization expense of $125,000 related to deferred financing costs of $2.5 million over 5 years.

 (8) To record the income tax effect of the estimated increase in depreciation and incremental interest expense resulting from the Calder acquisition at our estimated federal and state income tax rate of 42%.

 (9) To record the reduction of the interest rate from 7.45% to 6.7% due to the stock offering in accordance with provisions of the credit agreement.

 (10) To record the income tax effect of the pro forma adjustments related to the stock offering at our estimated federal and state income tax rate of 42%.

 (11) To reflect the increase in weighted average shares outstanding for the shares issued in the July 20, 1999 stock offering as if it had occurred on January 1, 1999.

 (12) To eliminate the historical results of operations of Hollywood Park Casino, which will not be operated by Churchill Downs, under the terms of the transactions.

 (13) To reclassify purse expense of Hollywood to conform to Churchill Downs' historical presentation of these items.

 (14) To record rental income and admissions revenue related to the lease by Churchill Downs of the Hollywood Park Casino to Hollywood Park, Inc. under the terms of the transaction for the period from January 1, 1999 through September 10, 1999.

 (15) To record the estimated decrease in depreciation expense as a result of the revaluation of the acquired Hollywood property, plant and equipment to its estimated fair value and useful lives.

 (16) To eliminate historical depreciation expense on Hollywood Park assets not acquired by Churchill Downs in the transaction.

 (17) To record estimated incremental interest expense using an average 7.45% interest rate on borrowings of $142.0 million necessary to finance the Hollywood acquisition.

 (18) To record the income tax effect of the pro forma adjustments related to the acquisition of Hollywood at our estimated federal and state income tax rate of 42%.

 (19) To record the estimated decrease in depreciation expense as a result of the revaluation of the property, plant and equipment at Arlington to its estimated fair value and useful lives.

 (20) To record amortization over 20 years of trademarks recorded at their estimated fair value.

 (21) To record rental expense related to the lease by Churchill Downs of certain Arlington property from Duchossois Industries under the terms of the transaction.

 (22) To eliminate the management fee paid to Duchossois Industries that will not be paid by Churchill Downs.

 (23) To record the increase of the interest rate of Churchill Downs' line of credit from 6.7% to 6.95% due to the pro forma effect of the purchase of Arlington in accordance with provisions of the credit agreement.

 (24) To adjust historical Arlington tax benefit and to record the income tax effect of the pro forma adjustments at our estimated effective federal and state income tax rate of 42%.

 (25) To record issuance of 3,150,000 shares of Churchill Downs common stock to be issued to the shareholder of Arlington under terms of the Merger Agreement.

         SELECTED CONSOLIDATED FINANCIAL INFORMATION OF CHURCHILL DOWNS

    This selected consolidated financial information as of December 31, 1995, 1996 and 1997 and for the years ended December 31, 1995 and 1996 was derived from our audited consolidated financial statements not included in this proxy statement. Selected consolidated financial information as of December 31, 1998 and 1999 and March 31, 1999 and 2000 and for the years ended December 31, 1997, 1998 and 1999 and the three-month period ended March 31, 1999 and 2000 was derived from our consolidated financial statements and notes thereto incorporated by reference in this proxy. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto, incorporated by reference in this proxy statement.

                                                                                              THREE-MONTH PERIOD
                                                   YEAR ENDED DECEMBER 31,                      ENDED MARCH 31,
                                   --------------------------------------------------------   -------------------
                                     1995       1996       1997        1998         1999        1999       2000
                                   --------   --------   --------   ----------   ----------   --------   --------
                                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)                (UNAUDITED)
STATEMENT OF EARNINGS DATA:
Net revenues....................   $ 92,434   $107,859   $118,907   $  147,300   $  258,427   $ 17,663   $ 25,645
Operating income (loss).........     10,305     12,315     14,405       17,143       32,513     (4,797)   (11,540)
Net earnings (loss).............      6,203      8,072      9,149       10,518       14,976     (3,010)    (8,765)
Earnings (loss) per common
  share:
  Basic.........................   $   0.82   $   1.08   $   1.25   $     1.41   $     1.74   $  (0.40)  $  (0.89)
                                   ========   ========   ========   ==========   ==========   ========   ========
  Diluted.......................   $   0.82   $   1.08   $   1.25   $     1.40   $     1.72   $  (0.04)  $  (0.89)
                                   ========   ========   ========   ==========   ==========   ========   ========
Dividends per common share......   $   0.25   $   0.33   $   0.50   $     0.50   $     0.50   $     --   $     --
                                   ========   ========   ========   ==========   ==========   ========   ========
Weighted average shares
  outstanding:
  Basic.........................      7,568      7,446      7,312        7,460        8,598      7,525      9,854
  Diluted.......................      7,569      7,448      7,321        7,539        8,718      7,525      9,854

OTHER DATA:
Pari-mutuel wagering:
  On track(1)...................   $148,519   $147,015   $149,227   $  165,207   $  397,878   $     --   $  3,114
  Import simulcasting(2)........    212,316    252,638    262,451      296,809      365,187     87,027    174,225
  Export simulcasting(3)........    241,726    417,407    463,966      600,666    1,411,072         --     12,252
                                   --------   --------   --------   ----------   ----------   --------   --------
Total pari-mutuel wagering......   $602,561   $817,060   $875,644   $1,062,682   $2,174,137   $ 87,027   $189,591
                                   ========   ========   ========   ==========   ==========   ========   ========
Net pari-mutuel wagering
  revenue(4)....................   $ 32,489   $ 36,508   $ 37,998   $   46,433   $   82,586   $  5,369   $  5,126
EBITDA(5).......................     15,100     17,802     19,289       23,230       43,706     (2,850)    (7,557)

BALANCE SHEET DATA (AT PERIOD
  END):
Total assets....................   $ 77,486   $ 80,729   $ 85,849   $  114,651   $  398,046   $126,978   $376,781
Working capital (deficiency)....    (10,434)   (10,789)    (8,032)      (7,791)         800     (8,353)   (17,034)
Long-term debt..................      6,421      2,953      2,713       13,665      181,450     21,807    175,586
Shareholder's equity............     46,653     47,781     53,392       65,231      138,121     62,250    129,385

--------------------------

(1) Wagers placed at (a) our tracks both on races at the tracks and on simulcasts to our tracks when our tracks are hosting races and (b) the Louisville Sports Spectrum on Kentucky Oaks Day, Kentucky Derby Day and the day after Kentucky Derby Day.

(2) Wagers on simulcasts from other tracks placed at our facilities when our facilities are not hosting races.

(3) Wagers placed at other facilities on simulcasts of our races.

(4) Net pari-mutuel wagering revenue equals total net revenues realized from pari-mutuel wagering less pari-mutuel taxes, purses paid to owners and simulcast fees paid to other racetracks.

(5) EBITDA represents earnings before provision for income taxes, depreciation, amortization and interest expense less interest income. EBITDA is presented because management believes that some investors use EBITDA as a measure of an entity's ability to service its debt. EBITDA should not be considered as an alternative to, or more meaningful than, net income (as determined in accordance with GAAP) as a measure of our operating results or cash flows (as determined in accordance with GAAP) as a measure of our liquidity.

                             BUSINESS OF ARLINGTON

    Arlington is the leading pari-mutuel horse racing company in Illinois and a leading provider of live racing programming content for the growing simulcast wagering market. Arlington currently simulcasts its races to over 350 locations in 39 states and 12 countries. Arlington continues to expand its distribution of its simulcast product by strengthening the quality of its live racing.

    Arlington Park was constructed in 1927, and, with a few interruptions, has been hosting quality thoroughbred races since that time. In 1985, a fire destroyed the grandstand facility. The new Arlington International Racecourse began operations in July 1989. Arlington International Racecourse did not apply for racing dates for 1998 and 1999 due to unfavorable economics. With the passage of legislative reform in 1999, Arlington International Racecourse re-opened for live racing for the 2000 season, which runs from May 14, 2000 through September 30, 2000.

    The updated Arlington International Racecourse sits on 325 acres, has a mile and one-eighths oval dirt track and a one-mile turf course, over 2,000 stalls and six restaurants. The Arlington Million (the world's first million dollar purse), which was first held in 1981, will be run on August 19, 2000 at Arlington International Racecourse, during the International Festival of Racing. The Arlington Million, with a purse this year of $2 million, is one of three North American stops for the Emirates World Series Racing Championship. Additionally, the International Festival of Racing will feature all three of the Grade I races to be held in Illinois this year: the Arlington Million, the Beverly D. and the Secretariat Stakes.

    In addition to conducting live racing at Arlington International Racecourse, the Arlington companies operate five off-track simulcast wagering facilities that accept wagers on races at Arlington International Racecourse as well as on races simulcast from other locations. These Illinois off-track simulcast wagering facilities are: Mud Bug (Chicago), Trackside (Arlington Heights), Quad City Downs (East Moline), Arlington in Rockford (Rockford) and Arlington in Waukegan (Waukegan). Simulcast wagering at Arlington International Racecourse is offered only during the days when live races are conducted at the track, but the five off-track simulcast wagering facilities offer year-round simulcast wagering.

               ARLINGTON SELECTED COMBINED FINANCIAL INFORMATION
    AT AND FOR THE YEARS ENDED DECEMBER 31, 1999, 1998, 1997, 1996 AND 1995
               AND THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                             (DOLLARS IN THOUSANDS)

    This selected consolidated financial information as of December 31, 1996 and 1995 and for the years ended then ended was derived from the audited combined financial statements not included in this proxy statement. Selected combined financial information as of December 31, 1999, 1998 and 1997 and for the years then ended and as of March 31, 2000 and 1999 and for the three-month period then ended were derived from the combined financial statements and notes of Arlington International included in this proxy statement. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto, included in this proxy statement.

                              THREE MONTHS ENDED
                                   MARCH 31,                      YEAR ENDED DECEMBER 31,
                              -------------------   ----------------------------------------------------
                                2000       1999       1999       1998       1997       1996       1995
                              --------   --------   --------   --------   --------   --------   --------
RESULTS OF OPERATIONS
  DATA(1)
  Total revenues...........   $  6,381   $  5,228   $ 22,030   $ 21,815   $ 72,483   $ 78,050   $ 56,395
  Operating (loss)
    income.................   $ (3,118)  $ (2,828)  $(13,437)  $(13,671)  $   (428)  $    721   $ (7,280)
  Net (loss) income(2).....   $ (3,118)  $ (2,828)  $(13,429)  $(13,549)  $ 10,421   $    485   $ (6,454)

BALANCE SHEET DATA
  Total assets.............   $123,574   $122,665   $122,665   $120,956   $121,888   $124,179   $129,375
  Working capital
    deficiency.............   $(11,140)  $(11,548)  $(11,548)  $(11,180)  $(14,190)  $(12,792)  $(15,716)
  Shareholders'
    Investment.............   $ 53,269   $ 56,386   $ 56,386   $ 57,715   $ 57,564   $ 23,893   $ 26,408

CASH FLOW DATA
  Net cash (used in)
    provided by operating
    activities(2)..........   $ (2,184)  $ (2,046)  $ (7,500)  $(10,325)  $ 17,204   $  4,026   $  2,592
  Depreciation and
    amortization...........   $  1,336   $    836   $  5,382   $  6,428   $  6,102   $  5,936   $  6,346
  Capital
    contributions(3).......   $     --   $     --   $ 12,100   $ 13,700   $ 20,250   $     --   $     --

------------------------

(1) Arlington International did not conduct live meet racing in 1999 and 1998. AIRI conducted 119, 134 and 55 days of live meet racing during 1997, 1996 and 1995, respectively.

(2) During 1997, Arlington elected to convert for tax purposes to Subchapter S status, whereby it would no longer be subject to federal income taxes. As a result, as of December 31, 1997, previously recorded deferred tax liabilities of $11.8 million were recognized as a tax benefit in the combined statements of income and cash flows.

(3) Arlington received capital contributions from parties related to Duchossois Industries.

               ARLINGTON MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    You should read this discussion together with the financial statements and other financial information included in this proxy statement.

GENERAL INFORMATION

    Arlington consists of Arlington International Racecourse, Inc. (AIRI), Arlington Management Services, Inc. (AMSI) and Turf Club of Illinois, Inc.
(TCI). AIRI, AMSI and TCI are wholly owned subsidiaries of Duchossois Industries. AIRI conducts thoroughbred racing meets and operates inter-track wagering facilities at Arlington International Racecourse located in Arlington Heights, Illinois. AIRI also operates off-track wagering facilities in Chicago and Waukegan, Illinois. AMSI owns a racetrack and inter-track wagering facility in East Moline, Illinois, but has not conducted live racing at the facility since 1993. AMSI also operates an off-track wagering facility located in Rockford, Illinois. Additionally, AMSI operated an off-track wagering facility in Richmond, Illinois, which was closed in 1997. TCI owns certain real property located in Arlington Heights, Illinois that it leases to AIRI.

    Because of the seasonal nature of racing meets, revenues and operating results for any interim quarter are not necessarily indicative of the revenues and operating results for the year, nor are they necessarily comparable with results for the corresponding period of the previous year. Arlington historically has hosted live racing for the months of May through September. Revenues are primarily generated from commissions on pari-mutuel wagering at the racetrack, inter-track and off-track wagering facilities.

    Arlington did not conduct a live race meet in 1999 and 1998. Arlington International Racecourse conducted 119 days of live racing during 1997. See "Regulatory Environment" below for further discussion. Arlington did operate its inter-track and off-track wagering facilities in 1999, 1998 and 1997.

REGULATORY ENVIRONMENT

    In recent years, an increase in wagering competition from non-horse racing sources such as casinos, riverboats and lotteries has had an adverse impact on Arlington's operating results. In September 1997, Arlington announced the suspension of live racing and withdrew its application for 1998 thoroughbred racing dates. In 1998, Arlington again did not apply for thoroughbred racing dates for the 1999 season. In 1999, the Illinois legislature amended the Illinois Horse Racing Act and the Illinois Gaming Act (collectively, the "Legislation"). Provisions within the Legislation favorably altered the economics of racing in Illinois. As a result, management applied for, and received, dates to host thoroughbred racing in 2000.

    As a part of the Legislation, a Horse Racing Equity Fund (the "Fund") was created. A proposed riverboat casino that is not affiliated with Arlington will fund the Horse Racing Equity Fund. Amounts from the Fund will be distributed among various racetracks hosting live racing in the State of Illinois for the benefit of both horsemen and the racetracks. Once the casino is operational, the resulting distributions from the Fund are expected to have a materially favorable impact on Arlington's operations and cash flows. However, pending litigation that challenges the constitutionality of the Legislation and threatens the ownership of the proposed riverboat casino could, if successful, adversely affect prospective distributions from the Fund.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2000 AND 1999

    Arlington did not conduct live racing during the quarters ended March 31, 2000 and 1999, but did operate its inter-track and off-track wagering facilities. The following table sets forth certain amounts, ratios and relationships calculated from the combined statements of income for the quarters ended March 31, 2000 and 1999 (dollars in thousands):

                                                               QUARTER ENDED
                                                                 MARCH 31,
                                                            -------------------
                                                              2000       1999
                                                            --------   --------
Pari-mutuel wagering handle:
Intrastate receiving at facilities........................  $10,557    $11,936
Interstate receiving at facilities........................  $59,486    $56,281

                                                               QUARTER ENDED
                                                                 MARCH 31,
                                                            -------------------
                                                              2000       1999
                                                            --------   --------
Net revenues..............................................  $ 6,381    $ 5,228
Operating loss............................................  $(3,142)   $(2,827)
Net loss..................................................  $(3,118)   $(2,828)

Expressed as a percentage of net revenues:
Gross profit..............................................       57%        54%
Selling, general and administrative expense...............      107%       108%

    In the first quarter of 2000, net revenues increased by 22 percent and gross profit by 3 percent, compared with the same period in 1999. These increases were primarily due to reductions in pari-mutuel taxes and implementation of a pari-mutuel tax credit pursuant to the Legislation described previously.

    Selling, general and administrative expenses as a percent of revenues declined to 107 percent in the first quarter of 2000 from 108 percent in the first quarter of 1999. This decrease resulted from the increase in net revenues as noted above, offset by increased costs associated with the planned re-opening of Arlington International Racecourse for live racing in 2000.

    Operating losses totaled $3.1 million in 2000, compared with operating losses of $2.8 million in 1999. The increase was primarily due to increased costs associated with the planned re-opening of Arlington.

YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

    As mentioned previously, Arlington did not conduct live racing in 1999 and 1998. Arlington International Racecourse conducted 119 days of live racing during 1997. The absence of live racing in 1999 and 1998 significantly affects the comparability of results between those years and 1997.

    The following table sets forth certain amounts, ratios and relationships calculated from the combined statements of income for the years ended December 31, 1999, 1998 and 1997 (dollars in thousands):

                                                      YEAR ENDED DECEMBER 31,
                                                   ------------------------------
                                                     1999       1998       1997
                                                   --------   --------   --------
Pari-mutuel wagering handle:
On-track live race wagering......................       --         --     73,605

Intrastate wagering on Illinois Races:
Sending of live races............................        0          0     62,120
Receiving at facilities..........................   73,254     75,091     91,813

Interstate wagering:
Sending of live races............................       --         --    171,823
Receiving as Illinois Host Track*................       --         --    134,088
Receiving at facilities..........................  212,639    198,811    194,638

------------------------

* As a "Host Track" under the Illinois Horse Racing Act, Arlington receives commission and purse benefits from wagers made at inter-track and off-track wagering facilities throughout Illinois on simulcast races from outside of Illinois. The handle reported represents the wagering at facilities other than Arlington from which Arlington benefits as Host Track.

                                                    YEAR ENDED DECEMBER 31,
                                                 ------------------------------
                                                   1999       1998       1997
                                                 --------   --------   --------
Net revenues...................................  $ 22,030   $ 21,815   $72,483
Operating loss.................................  $(13,437)  $(13,671)  $  (428)
Income tax benefit.............................  $      8   $     44   $10,789
Net income (loss)..............................  $(13,429)  $(13,549)  $10,421

Expressed as a percentage of net revenues:
Gross profit...................................        55%        42%       44%
Selling, general and administrative expense....       116%       104%       44%

    Net revenues in 1999 increased by 1 percent over the 1998 level. This increase primarily reflected higher pari-mutuel commissions. 1997 net revenues were substantially greater than those earned in 1998 due to the conduct of a live race meet in 1997. Live racing generates significant revenues from pari-mutuel commissions, admissions, programs, parking, concessions and like sources.

    Gross profit increased to 55 percent of net revenues in 1999 from 42 percent in 1998. Arlington had maintained much of its operating infrastructure while pursuing legislative changes in 1998, but, as it became apparent that live racing would not recommence in 1999, Arlington aggressively reduced staff and expenses. Gross profit in 1998 of 42 percent of net revenues was two percentage points less than in 1997. Direct expenses to operate Arlington's live meet are generally variable with net revenues.

    Selling, general and administrative expenses as a percentage of net revenues increased to 116 percent in 1999 from 104 percent in 1998. This increase resulted primarily from costs associated with preparation for the planned 2000 live race meet. Selling, general and administrative expenses as a percentage of net revenues increased to 104 percent in 1998 from 44 percent in 1997. The increase reflected substantially lower revenues in 1998 due to the absence of live racing.

    Net losses totaled $13.4 million in 1999 and $13.5 million in 1998. In 1997, Arlington reported net income of $10.4 million. During 1997, Arlington elected to convert for tax purposes to Subchapter S status, whereby it would no longer be subject to federal income taxes. As a result, as of December 31,

1997, previously recorded deferred tax liabilities of approximately
$11.8 million were recognized as a tax benefit in the statement of income.

CASH FLOW, LIQUIDITY AND CAPITAL RESOURCES

    Cash generated from operating activities, available cash balances and capital contributions and borrowing from affiliated companies represent Arlington's principal sources of funds. Cash and cash equivalents totaled approximately $1.5 million, $1.4 million and $1.4 million at year-end 1999, 1998 and 1997, respectively.

    Net cash used in operating activities totaled $7.5 million in 1999, compared with approximately $10.2 million used in 1998. This reduction in cash flow required for operating activities is the result of the collection of receivables offset by the reduction of current liabilities. In 1997, net cash provided by operating activities was $5.4 million plus the income tax benefit of $11.8 million resulting from the election of Subchapter S status, for a total of $17.2 million. Additionally, 1997 reflected substantially lower operating losses due to the conduct of live racing during the year.

    Arlington invested $1.3 million, $0.2 million and $1.6 million in capital expenditures in 1999, 1998 and 1997, respectively. A majority of these expenditures were made to improve its various facilities.

    Arlington received $12.1 million, $13.7 million and $20.3 million of capital contributions in 1999, 1998 and 1997, respectively, from related entities. These contributions were used primarily to fund operations. Net advances from associated entities were $26.4 million, $29.5 million and $32.9 million at year-end 1999, 1998 and 1997, respectively, reflecting borrowings to fund operations. Arlington does not maintain any external credit facilities.

LEGAL PROCEEDINGS

    During 1999, Arlington concluded litigation with several Illinois race tracks regarding the application of provisions of the Illinois Racing Act as it related to commissions paid to tracks which host live racing. Under the terms of the settlement, Arlington recognized a gain of $1.1 million in its statement of income in 1999.

    From time to time, Arlington is subject to claims and administrative proceedings, including environmental-related matters, resulting from the conduct of its business. These matters are brought on behalf of both private persons and governmental agencies. Such matters have not in the past had, and, in the opinion of management, the ultimate disposition of any currently pending matter will not have, a material adverse effect on Arlington's financial position or results of operations.

NEW ACCOUNTING PRONOUNCEMENTS

    In June 1999, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133" (SFAS 137). SFAS 137 is effective for all fiscal quarters of all fiscal years beginning June 15, 2000 (March 31, 2001, for Arlington). Arlington does not employ derivative instruments. Arlington believes it will not have a material effect on its results of operations or financial position.

    In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION, to provide guidance on the recognition, presentation and disclosure of revenue in financial statements. Arlington believes it is in substantial compliance with SAB No. 101 and that the pronouncement will not have a material effect on its results of operations or financial position upon adoption.

YEAR 2000

    During 1999, Arlington completed an extensive program to make its computer systems Year 2000 compliant. The year 2000 issue is the result of computer programs that were written using two digits rather than four digits to define the applicable year in date-dependent systems. If Arlington's computer programs with date-sensitive functions were not year 2000 compliant, a system failure or miscalculations leading to a disruption of business operations could have occurred. No such disruptions occurred.

FORWARD-LOOKING STATEMENTS

    The above discussion was provided to Churchill Downs by the management of Arlington. Certain statements in this discussion are "forward-looking" as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this proxy statement. These risks include, but are not limited to, the effect of riverboat casinos, success of state and multi-state lotteries, economics within the State of Illinois, further development of competing forms of entertainment and gaming, declines in consumer interest in horse racing, a decrease in on-track attendance and wagering, increased competition in the simulcast wagering market, success of on-line and Internet-based gaming services, continued state approval of legalized gaming in Illinois, the preservation of Arlington's customary live race dates, the proposed imposition of a federal tax on gross gaming revenues, a decline in the number of suitable race horses, the loss of AmTote as a provider of totalisator service, failure to comply with environmental laws, discovery of contamination and failure to receive Fund monies.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                       AND MANAGEMENT OF CHURCHILL DOWNS


    The following table sets forth the beneficial ownership of common stock as of August 4, 2000 by: (i) each person known by Churchill Downs to beneficially own 5% or more of the outstanding common stock, (ii) each director of Churchill Downs, (iii) each named executive officer of Churchill Downs, and (iv) all directors and executive officers of Churchill Downs as a group. Unless otherwise indicated below, to the knowledge of Churchill Downs, all persons listed below have sole voting and investment power with respect to their shares, except to the extent authority is shared by spouses under applicable law.



                                                                            NO. OF
NAME OF BENEFICIAL OWNER              POSITION(S) WITH CHURCHILL DOWNS     SHARES(1)    PERCENT
------------------------             -----------------------------------  -----------   --------
William S. Farish(2)...............  Chairman of the Board                    191,560      1.9%
Thomas H. Meeker...................  President and Chief Executive            189,313(3)    1.9%
                                     Officer; Director
Frederick M. Baedeker, Jr..........  President, Churchill Downs                     0        *
                                     California Company
Vicki L. Baumgardner...............  Vice President, Finance and               18,589(4)     .2%
                                     Treasurer
Robert L. Decker...................  Executive Vice President and Chief        24,876(5)     .2%
                                       Financial Officer
C. Kenneth Dunn....................  President, Calder Race Course,                 0        *
                                     Inc.; President, Tropical Park,
                                       Inc.
John R. Long.......................  President, Churchill Downs                 1,000        *
                                       Management Company; Executive
                                       Vice President and Chief
                                       Operating Officer
Michael E. Miller..................  Senior Vice President, Finance               450        *
Rebecca C. Reed....................  Senior Vice President, General               865        *
                                       Counsel and Secretary
Donald R. Richardson...............  Senior Vice President, Racing,             5,200(6)      *
                                       Churchill Downs Management
                                       Company
Karl F. Schmitt, Jr................  Senior Vice President,                    18,426(7)     .2%
                                       Communications
Andrew G. Skehan...................  Senior Vice President, Corporate               0        *
                                     Sales and Marketing
Jeffrey M. Smith...................  President, Ellis Park Race Course,        32,576(8)     .3%
                                       Inc.; President, Racing
                                       Corporation of America;
                                       President, Anderson Park, Inc.
Alexander M. Waldrop...............  President and General Manager,            32,456(9)     .3%
                                       Churchill Downs Racetrack
Charles W. Bidwill, Jr.............  Director                                 451,680      4.6%
J. David Grissom...................  Director                                 218,400      2.2%
Seth W. Hancock....................  Director                                 290,650      3.0%
Daniel P. Harrington...............  Director                                 233,300      2.4%
Frank B. Hower, Jr.................  Director                                   2,200        *
G. Watts Humphrey, Jr..............  Director                                  51,000       .5%
Brad M. Kelley(10).................  Director                               1,065,800     10.8%
Carl F. Pollard....................  Director                                 173,080      1.8%
Dennis D. Swanson..................  Director                                   1,000        *

                                                                            NO. OF
NAME OF BENEFICIAL OWNER              POSITION(S) WITH CHURCHILL DOWNS     SHARES(1)    PERCENT
------------------------             -----------------------------------  -----------   --------
Darrell R. Wells...................  Director                                 489,310      5.0%
Louis J. Herrmann, Jr.(11).........  Director Emeritus                         80,130       .8%
Stanley F. Hugenberg, Jr.(11)......  Director Emeritus                          7,340        *
Arthur B. Modell(11)...............  Director Emeritus                         12,000       .1%
William T. Young(11)...............  Director Emeritus                        329,320      3.3%
28 Directors and Executive Officers                                                           %
  as a Group.......................                                         3,920,521     39.7


------------------------

   * Less than 0.1%


 (1) No director or executive officer shares voting or investment power with respect to his or her beneficially owned shares, except that Messrs. Clay, Hancock and Young share with others the voting and investment power with respect to 54,580 shares, 212,650 shares and 100,000 shares, respectively; Mr. Meeker shares with others the voting and investment power with respect to 26,908 shares; Mr. Wells shares voting and investment power with respect to 489,310 shares; and Mr. Harrington shares voting and investment power with respect to 233,300 shares. Of the total shares listed, Mr. Clay specifically disclaims beneficial ownership of 21,900 shares owned by Agnes Clay Pringle Trust of which he is a trustee; Mr. Hancock specifically disclaims beneficial ownership of 158,400 shares owned by the A.B. Hancock, Jr. Marital Trust of which he is the trustee, of 18,060 shares owned by the Waddell Walker Hancock II Trust of which he is a trustee, of 18,060 shares owned by the Nancy Clay Hancock Trust of which he is a trustee and of 12,086.66 shares held by the ABC Partnership of which he is a general partner; and Mr. Young specifically disclaims beneficial ownership of 99,317 shares owned by Overbrook Farm of which a corporation and a limited liability company each controlled by Mr. Young are general partners.
     Mr. Wells specifically disclaims beneficial ownership of 44,800 shares held by the Wells Foundation, Inc., of which he is a trustee, and of 284,880 shares held by The Wells Family Partnership, of which he is the Managing General Partner. Mr. Harrington specifically disclaims beneficial ownership of 233,300 shares held by TVI Corp.


 (2) Mr. Farish does not serve full-time as an executive officer of Churchill Downs and is not compensated as an officer of Churchill Downs.

 (3) Includes 157,400 shares issuable under currently exercisable options.

 (4) Includes 18,000 shares issuable under currently exercisable options.

 (5) Includes 20,000 shares issuable under currently exercisable options.

 (6) Includes 4,600 shares issuable under currently exercisable options.

 (7) Includes 18,000 shares issuable under currently exercisable options.

 (8) Includes 32,000 shares issuable under currently exercisable options.

 (9) Includes 32,000 shares issuable under currently exercisable options.

 (10) The address of Mr. Kelley is 2200 Lapsley Lane, Bowling Green, Kentucky 42103.

 (11) Directors Emeriti are entitled to attend meetings of the Board of Directors of Churchill Downs but do not have a vote on matters presented to the Board of Directors of Churchill Downs. The bylaws currently provide that once a director is 72 years of age, he may not stand for re-election but shall assume Director Emeritus status as of the annual meeting following his current term of service as a director. The Chairman of the Board may continue to serve as a director notwithstanding this provision.

                          DESCRIPTION OF CAPITAL STOCK


    Our amended and restated articles of incorporation authorize us to issue up to 50,000,000 shares of common stock, no par value per share, and 250,000 shares of preferred stock, no par value per share. As of August 8, 2000, 9,865,449 shares of common stock were outstanding. The holders of our common stock have the right to one vote per share on all matters which require their vote, except that in the election of directors, each holder of common stock has as many votes as results from multiplying the number of shares held by the shareholder by the number of directors to be elected. Each common stock holder may divide the total number of votes the shareholder is entitled to cast among the total number of directors to be elected, or distribute the votes among any lesser number in any proportions the holder determines. The board of directors is divided into three approximately equal classes. Each class serves for a term of three years, with one class up for election each year. Subject to rights of any preferred stock holders, common stock holders have the right to receive any dividends that the board of directors declares. If we liquidate, dissolve or wind up our business, we will pay our preferred stock holders, if any, before we pay our common stock holders, subject to the rights of creditors. We will distribute the remaining available assets to our common stock holders, in proportion to the number of shares that each common stock holder holds. Shares of common stock are not redeemable and do not have subscription, conversion or preemptive rights. There are no redemption or sinking fund provisions available to the common stock. All outstanding shares of common stock are fully paid and non-assessable.


    The board of directors may issue shares of the preferred stock from time to time, in one or more series, without shareholder approval. The board of directors determines the designation, relative rights, preferences and limitations of each series of preferred stock. The issuance of preferred stock may delay, defer or prevent a change in control of Churchill Downs without further action by the shareholders. It may also decrease the voting power and other rights of the holders of common stock and may have the effect of decreasing the market price of the common stock. At present, there are no shares of preferred stock outstanding.

    Under our shareholder rights plan, which we adopted on March 19, 1998, we declared a dividend of one preferred stock purchase right for each outstanding share of common stock and each share of common stock issued after that date. The rights are transferable with the common stock until they become exercisable. The rights will not be exercisable until the distribution date described in the plan. The rights expire on March 19, 2008 unless we redeem them earlier. When a right becomes exercisable, it entitles the holder to purchase from us 1/1000th of a share of preferred stock at a purchase price of $80, subject to adjustment in certain circumstances. Under the rights plan, the plan distribution date will not occur until any person or group acquires or makes a tender offer for 15% or more of our outstanding common stock.

    Until the plan distribution date, the rights will be evidenced by the certificates for common stock registered in the names of holders. As soon as practical following the plan distribution date, we will mail separate certificates evidencing the rights to common stock holders of record. Until a right is exercised, the holder has no rights as a shareholder of Churchill Downs.

    If any person or group acquires 15% or more of our common stock, rights holders will be entitled to buy, for the purchase price, that number of 1/1000ths of a preferred share equivalent to the number of shares of common stock that at the time have a market value of twice the purchase price. If we are acquired in a business combination, rights holders will be entitled to buy, for the purchase price, that number of shares of the acquiring corporation that, at the time, have a market value of twice the purchase price. The board has the right to redeem the rights in certain circumstances for $0.01 per right, subject to adjustment.

    The rights plan is designed to protect our shareholders in the event of unsolicited offers to acquire Churchill Downs and other coercive takeover tactics, which, in the board's opinion, would impair its ability to represent shareholder interests. The rights plan may make an unsolicited takeover more difficult or less likely to occur or may prevent a takeover, even though it may offer our shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our shareholders.

    On June 23, 2000, the rights plan was amended to exclude Duchossois Industries from the definition of an acquiring person for so long as it owns less than 31% of the total outstanding shares of Churchill Downs common stock, provided that the foregoing percentage shall be reduced from time to time as Duchossois Industries reduces its percentage ownership of Churchill Downs common stock. Simultaneously with the closing of the mergers, the rights plan will be amended to exclude Duchossois Industries from the definition of an acquiring person for so long as its beneficial ownership of common stock does not violate, and is in compliance with, the Stockholder's Agreement.


    The Kentucky Business Corporations Act contains a business combination statute which prohibits Kentucky corporations from engaging in a business combination with a 10% or greater shareholder or its affiliate or associate for five years following the acquisition of such 10% or greater stake, unless the board, by a majority vote of the continuing directors, approved the combination prior to the 10% or greater acquisition. If not previously approved by the board, the 10% or greater shareholder or its affiliate or associate may effect a business combination only after the expiration of a five year period and then only with the approval of 80% of the outstanding shares and 66 2/3% of the outstanding shares not owned by the 10% or greater shareholder, or if the aggregate amount of the offer meets certain fair price requirements. The Board of Directors of Churchill Downs has approved the issuance of up to 4,400,000 shares of our common stock to Duchossois Industries as consideration for the acquisition of the Arlington companies. As a result, the business combination statute of the Kentucky Business Corporations Act does not apply to Duchossois Industries.


                     REPRESENTATIVE OF INDEPENDENT AUDITORS

    A representative of PricewaterhouseCoopers LLP is expected to be present at the Special Meeting and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from Churchill Downs shareholders.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposal that may be included in the proxy statement and proxy for presentation at the annual meeting of shareholders to be held in 2001 must be received by Churchill Downs at 700 Central Avenue, Louisville, Kentucky 40208, Attention of the Secretary, no later than January 16, 2001. Pursuant to Churchill Downs' bylaws, proposals of shareholders intended to be presented at Churchill Downs' 2001 annual meeting of shareholders must be received by Churchill Downs at the principal executive offices of Churchill Downs not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. Accordingly, any shareholder proposals intended to be presented at the 2001 annual meeting of shareholders of Churchill Downs must be received in writing by Churchill Downs at its principal executive offices not later than March 24, 2001, nor sooner than February 22, 2001. Any proposal submitted before or after those dates will be considered untimely, and management proxies will be allowed to use their discretionary voting authority if the proposal is raised at the annual meeting.

                            INDEPENDENT ACCOUNTANTS

    The financial statements of Churchill Downs as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999 included in this proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference to Churchill Downs' Annual Report on Form 10-K for the fiscal year ended
December 31,

1999, filed March 16, 2000, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing therein.

    The financial statements of Arlington as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999 included in this proxy statement pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, have been audited by Arthur Andersen LLP, independent accountants, as stated in their report appearing herein.

                      WHERE YOU CAN FIND MORE INFORMATION

    Churchill Downs files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the materials Churchill Downs files with the Commission at the Commission's public reference room at 450 Fifth Street, N.W. Washington D.C. 20549 and at the Commission's regional offices in Chicago, Illinois and New York, New York. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the Commission, including us. The site's address is http://www.sec.gov. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission.

    This proxy statement provides you with detailed information about the proposed transactions. You are strongly encouraged to read the entire document carefully, including "Risk Factors" and the annexes hereto.

                     INFORMATION INCORPORATED BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with them, meaning that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement. We incorporate by reference our Securities and Exchange Commission filings listed below (File No. 0-1469).

    1. Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed March 16, 2000);


    2.  Current Report on Form 8-K (filed May 10, 2000);



    3. Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed May 15, 2000);



    4.  Current Report on Form 8-K (filed June 23, 2000);



    5.  Preliminary Soliciting Material on Schedule 14A (filed June 26, 2000);



    6.  Preliminary Soliciting Material on Schedule 14A (filed June 23, 2000);



    7.  Current Report on Form 8-K (filed July 27, 2000); and



    8.  Current Report on Form 8-K (filed July 28, 2000).


    Churchill Downs will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in the proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Requests for such information may be made in writing to Churchill Downs, 700 Central Avenue, Louisville, Kentucky 40208, Attn: General Counsel, or by calling Churchill Downs at (502) 636-4400.

                         INDEX TO FINANCIAL STATEMENTS
                           OF ARLINGTON INTERNATIONAL

                                                                PAGE
                                                              --------
Combined Financial Statements as of December 31, 1999, 1998
  and 1997 and for the fiscal years ended December 31, 1999,
  1998 and 1997

  Report of Independent Public Accountants..................     F-2

  Combined Balance Sheets...................................     F-3

  Combined Statements of Operations.........................     F-5

  Combined Statements of Changes in Shareholder's
    Investment..............................................     F-6

  Combined Statements of Cash Flows.........................     F-7

  Notes to Combined Financial Statements....................     F-8

Unaudited Condensed Combined Financial Statements as of
  March 31, 2000 and for the three months ended March 31, 2000 and 1999

  Condensed Combined Balance Sheets.........................    F-13

  Condensed Combined Statements of Operations...............    F-14

  Condensed Combined Statements of Cash Flows...............    F-15

  Notes to Condensed Financial Statements...................    F-16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of Arlington International:

    We have audited the accompanying combined balance sheets of ARLINGTON INTERNATIONAL, as identified in Note 1, as of December 31, 1999, 1998 and 1997, and the related combined statements of operations, changes in shareholder's investment and cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arlington International as of December 31, 1999, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Chicago, Illinois
May 5, 2000

                            ARLINGTON INTERNATIONAL

                            COMBINED BALANCE SHEETS

                     AS OF DECEMBER 31, 1999, 1998 AND 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                1999        1998        1997
                                                              ---------   ---------   ---------
                                            ASSETS
CURRENT ASSETS
Cash........................................................  $   1,534   $   1,360   $   1,409
Receivables, net of $124, $419 and $655 allowance for
  doubtful accounts.........................................        840       4,290       5,388
Inventories.................................................         84          82          82
Prepaid expenses............................................         71          53          94
                                                              ---------   ---------   ---------
Total current assets........................................      2,529       5,785       6,973

RACING FACILITIES AND EQUIPMENT
Land........................................................     26,054      26,045      26,036
Buildings and improvements..................................    128,568     128,391     128,335
Equipment...................................................     17,420      17,167      17,101
Furniture and fixtures......................................     41,985      41,962      41,928
Construction in process.....................................        855          --          --
                                                              ---------   ---------   ---------
                                                                214,882     213,565     213,400

Less--Accumulated depreciation..............................   (121,964)   (116,583)   (110,155)
                                                              ---------   ---------   ---------
Racing facilities and equipment, net........................     92,918      96,982     103,245

ADVANCES TO ASSOCIATED ENTITIES.............................     25,800      16,766      10,302

OTHER ASSETS................................................      1,418       1,423       1,368
                                                              ---------   ---------   ---------
TOTAL ASSETS................................................  $ 122,665   $ 120,956   $ 121,888
                                                              =========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                            ARLINGTON INTERNATIONAL

                            COMBINED BALANCE SHEETS

                     AS OF DECEMBER 31, 1999, 1998 AND 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                1999       1998       1997
                                                              --------   --------   --------
                          LIABILITIES AND SHAREHOLDER'S INVESTMENT
CURRENT LIABILITIES
Accounts payable............................................  $  5,628   $ 10,655   $ 12,802
Accrued real estate taxes...................................     3,706      3,220      4,818
Other accrued expenses......................................     4,743      3,090      3,543
                                                              --------   --------   --------
Total current liabilities...................................    14,077     16,965     21,163

ADVANCES FROM ASSOCIATED ENTITIES...........................    52,202     46,276     43,161

SHAREHOLDER'S INVESTMENT
Common stock, $1 par value; 2,000 shares authorized, issued
  and outstanding...........................................         2          2          2
Paid-in capital.............................................    96,109     84,009     70,309
Retained deficit............................................   (39,725)   (26,296)   (12,747)
                                                              --------   --------   --------
Total shareholder's investment..............................    56,386     57,715     57,564
                                                              ========   ========   ========

TOTAL LIABILITIES AND SHAREHOLDER'S INVESTMENT..............  $122,665   $120,956   $121,888
                                                              ========   ========   ========

   The accompanying notes are an integral part of these financial statements.

                            ARLINGTON INTERNATIONAL

                       COMBINED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1999       1998       1997
                                                              --------   --------   --------
REVENUES
Pari-mutuel commissions.....................................  $ 13,720   $ 13,520   $ 52,495
Admissions..................................................       324        345      2,270
Parking.....................................................        --         14        348
Programs and publications...................................     1,724      1,810      2,940
Concession commissions......................................        --         --      2,773
Other racing................................................       792        692      6,105
Nonracing...................................................       250        191        837
Racetrack improvement fund..................................       730        711      1,119
Food and beverage...........................................     2,356      2,202      2,294
Other.......................................................     2,134      2,330      1,302
                                                              --------   --------   --------
Total revenues..............................................    22,030     21,815     72,483

DIRECT OPERATING EXPENSES...................................     9,886     12,608     40,910
                                                              --------   --------   --------
Gross profit................................................    12,144      9,207     31,573

GENERAL OPERATING EXPENSES..................................    14,407     14,894     20,343
GENERAL ADMINISTRATIVE EXPENSES.............................    11,174      7,984     11,658
                                                              --------   --------   --------
Operating loss..............................................   (13,437)   (13,671)      (428)

OTHER INCOME................................................        --         78         60
                                                              --------   --------   --------
Loss before income tax benefit..............................   (13,437)   (13,593)      (368)

INCOME TAX BENEFIT..........................................        (8)       (44)   (10,789)
                                                              --------   --------   --------
NET (LOSS) INCOME...........................................  $(13,429)  $(13,549)  $ 10,421
                                                              ========   ========   ========

   The accompanying notes are an integral part of these financial statements.

                            ARLINGTON INTERNATIONAL

                       COMBINED STATEMENTS OF CHANGES IN
                            SHAREHOLDER'S INVESTMENT

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         RETAINED    COMMON    PAID-IN
                                                         DEFICIT     STOCK*    CAPITAL     TOTAL
                                                         --------   --------   --------   --------
BALANCE AT DECEMBER 31, 1996...........................  $(23,168)     $2      $50,059    $ 26,893
Net income for the year................................    10,421      --           --      10,421
Capital contribution...................................        --      --       20,250      20,250
                                                         --------      --      -------    --------
BALANCE AT DECEMBER 31, 1997...........................   (12,747)      2       70,309      57,564
Net loss for the year..................................   (13,549)     --           --     (13,549)
Capital contribution...................................        --      --       13,700      13,700
                                                         --------      --      -------    --------
BALANCE AT DECEMBER 31, 1998...........................   (26,296)      2       84,009      57,715
Net loss for the year..................................   (13,429)     --           --     (13,429)
Capital contribution...................................        --      --       12,100      12,100
                                                         --------      --      -------    --------
BALANCE AT DECEMBER 31, 1999...........................  $(39,725)     $2      $96,109    $ 56,386
                                                         ========      ==      =======    ========

------------------------

*   $1 par value; 2,000 shares authorized, issued and outstanding.

   The accompanying notes are an integral part of these financial statements.

                            ARLINGTON INTERNATIONAL

                       COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)

                                                                1999       1998       1997
                                                              --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $(13,429)  $(13,549)  $ 10,421
Adjustments to net income (loss)--
  Depreciation and amortization.............................     5,382      6,428      6,102
  Changes in assets and liabilities--
  Receivables...............................................     3,450      1,098     (1,186)
  Inventories...............................................        (2)        --        167
  Prepaid expenses and other assets.........................       (13)       (14)       (52)
  Deferred taxes............................................        --         --        969
  Current liabilities.......................................    (2,888)    (4,198)       783
                                                              --------   --------   --------
Net cash (used in) provided by operating activities.........    (7,500)   (10,235)    17,204

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures........................................    (1,318)      (165)    (1,618)

CASH FLOWS FROM FINANCING ACTIVITIES
Changes in advances with associated entities, net...........    (3,108)    (3,349)   (36,820)
Capital contributions.......................................    12,100     13,700     20,250
                                                              --------   --------   --------
Net cash provided by (used in) financing activities.........     8,992     10,351    (16,570)
                                                              --------   --------   --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       174        (49)      (984)

CASH AND CASH EQUIVALENTS, beginning of year................     1,360      1,409      2,393
                                                              --------   --------   --------
CASH AND CASH EQUIVALENTS, end of year......................  $  1,534   $  1,360   $  1,409
                                                              ========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for income taxes................  $     51   $    146   $    385

   The accompanying notes are an integral part of these financial statements.

                            ARLINGTON INTERNATIONAL

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1999, 1998 AND 1997

                             (DOLLARS IN THOUSANDS)

1.  SUMMARY OF ACCOUNTING POLICIES

CORPORATE ORGANIZATION AND BUSINESS DESCRIPTION

    The combined financial statements of Arlington International include the accounts of Arlington International Racecourse, Inc. and its wholly owned corporate subsidiaries (AIRI) and Arlington Management Services Inc. and subsidiary (AMSI). All entities operate within the horse racing segment of the gaming industry.

    AIRI conducts thoroughbred racing meets and operates inter-track and off-track wagering facilities in Illinois. AIRI is a wholly owned subsidiary of Duchossois Industries, Inc. (DII). Arlington OTB Corporation, a wholly owned subsidiary of AIRI, operates off-track wagering at facilities in Chicago, Illinois and Waukegan, Illinois, under a concessionaire's agreement with AIRI.

    AMSI, a wholly owned subsidiary of DII, is the parent of a wholly owned subsidiary, Quad City Downs, Inc. (QCD). QCD owns a racetrack facility and grandstand in East Moline, Illinois, but has not conducted live racing since 1993. QCD operates inter-track wagering in East Moline, Illinois, in conjunction with an off-track wagering facility in Rockford, Illinois. Additionally, QCD operated an off-track wagering facility in Richmond, Illinois, which closed in 1997.

    Arlington International has decided to apply for and has received dates to host thoroughbred racing in 2000. Arlington International did not conduct live meet racing in 1999 and 1998. Arlington International conducted 119 days of live meet racing during 1997. Arlington International is also planning to continue conducting inter-track wagering at its facilities, as permitted by the Illinois Racing Act.

PRINCIPLES OF CONSOLIDATION

    All significant intercompany transactions have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires the use of certain estimates by management in determining the entity's assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

RECEIVABLES

    Receivables consist principally of balances due from other Illinois racetracks for inter-track and off-track pari-mutuel commissions and improvement fund amounts owed from the State of Illinois.

INVENTORIES

    Inventories, consisting of retail products, are stated at the lower of cost or market on a first-in, first-out (FIFO) basis.

                            ARLINGTON INTERNATIONAL

                        DECEMBER 31, 1999, 1998 AND 1997

                             (DOLLARS IN THOUSANDS)

1.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
RACING FACILITIES AND EQUIPMENT

    Racing facilities and equipment are stated at cost. Depreciation and amortization are computed using straight-line and accelerated methods over the estimated useful lives of 5 to 40 years for buildings and leasehold improvements and 5 to 18 years for equipment.

    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the review indicates that the estimated future undiscounted cash flows associated with an asset is less than the asset's carrying amount, the asset is written down to fair value.

COMPREHENSIVE INCOME

    In 1998, Arlington International adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which requires companies to report all changes in equity during a period, except those resulting from investment by owners and distribution to owners, in a financial statement for the period in which they are recognized. As comprehensive income equals net income for each period presented, Arlington International does not disclose comprehensive income separately in the financial statements.

REVENUES

    Revenues are primarily generated from commissions on pari-mutuel wagering at the racetrack and OTBs. In pari-mutuel wagering, all wagers are placed in a common pool. The pari-mutuel operator retains as revenue a pre-determined percentage of the total amount wagered, and the balance is distributed to the winning patrons. Pari-mutuel commissions and simulcast revenues recorded equal total revenues realized from pari-mutuel wagering and simulcast fees less pari-mutuel taxes.

    Other sources of revenue include admissions, parking and concession revenues, which are recognized at the point of sale. The related costs associated with these activities are included in direct operating expenses.

2.  RECOVERY OF ASSETS

    In May 1995, the Illinois General Assembly amended the Illinois Racing Act to implement full card simulcasting and change the revenue structure for racing. These changes, along with increasing competition outside of racing, had an unfavorable impact on Arlington International's net results. In September 1997, Arlington International announced its suspension of live racing effective in 1998 by withdrawing its application for 1998 thoroughbred racing dates. In 1999, the Illinois Racing Act was amended. Provisions within the amended legislation have favorably altered the economics of racing in Illinois and, as a result, management has decided to apply for and has received dates to host thoroughbred racing in 2000. Arlington International is also planning to continue conducting inter-track wagering at its facilities, as permitted by the Illinois Racing Act.

                            ARLINGTON INTERNATIONAL

                        DECEMBER 31, 1999, 1998 AND 1997

                             (DOLLARS IN THOUSANDS)

2.  RECOVERY OF ASSETS (CONTINUED)
    Management has concluded that its net investment in racing facilities and equipment is realizable as of December 31, 1999.

3.  INVESTMENTS

    In 1998 and 1997 Arlington International owned a 25.0% investment in Printing Specialties, a company that prints all programs for Illinois races. Arlington International shared this investment with six other owners. Three of these owners had an 8.3% investment, two owners had a 12.5% investment, and one owner other than Arlington International had a 25.0% investment. During 1999, two of the 8.3% shareholders of Printing Specialties exercised their right to sell back to Printing Specialties all of their shares of stock in exchange for payment in accordance with the Printing Specialties shareholders' agreement. This resulted in an increase in Arlington International's investment from 25% to 30%. Arlington International recorded this investment within other assets on the equity method. Equity earnings from this investment were $0, $78, and $60 for the years ended December 31, 1999, 1998 and 1997, respectively.

4.  INCOME TAXES

    Income taxes were recorded in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the asset and liability approach be used to account for income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the book carrying amounts and the tax bases of assets and liabilities. These deferred tax assets and liabilities are measured on an Arlington International stand-alone company basis.

    Arlington International's results of operations were included in the consolidated federal income tax return filed by DII through March 31, 1997. Under an agreement with DII, Arlington International was allocated its share of federal and Illinois income tax expense or benefit based upon its contribution to the consolidated income tax provision of DII; provided however, that Arlington International was entitled to retain the tax benefits of its losses only to the extent that Arlington International could utilize those benefits assuming it filed on a separate-company basis.

    On April 1, 1997, Arlington International elected to become an S Corporation. Accordingly, a federal income tax provision has not been recognized in Arlington International's combined statement of operations since March 31, 1997. Because Arlington International is no longer subject to federal income taxes as an S Corporation, as of December 31, 1997, the previously recorded deferred tax attributes have been recognized in the 1997 Arlington International combined statements of operations as a tax benefit of $11,779. The income tax benefit recorded in the combined statements of operations is an allocation resulting from Arlington International's inclusion in the unitary state income filing of DII.

                            ARLINGTON INTERNATIONAL

                        DECEMBER 31, 1999, 1998 AND 1997

                             (DOLLARS IN THOUSANDS)

5.  LEASE COMMITMENTS

    Arlington International leases land, buildings and equipment under operating leases that expire in various years through December 2006. The total rent expense under these operating leases was $560, $597 and $632 for the years ended December 31, 1999, 1998 and 1997, respectively.

    Minimum future lease payments under these operating leases as of December 31, 1999, are as follows:

2000........................................................  $  565
2001........................................................     575
2002........................................................     585
2003........................................................     504
Thereafter..................................................   1,441
                                                              ------
                                                              $3,670
                                                              ======

6.  LEGAL PROCEEDINGS

    From time to time, Arlington International is subject to claims and administrative proceedings, including environmental-related matters, resulting from the conduct of its business. These matters are brought on behalf of both private persons and governmental agencies. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position or results of operations of Arlington International.

7.  PENSION PLAN

    Pension benefits are provided to salaried Arlington International employees under the Duchossois Industries, Inc. Salaried Retirement Plan (the "Plan"). Most DII subsidiaries participate in the Plan, resulting in a multiemployer pension plan arrangement at the subsidiary level. Benefits to salaried employees are based upon service and annual earnings and are provided through a cash balance formula. DII meets the funding requirements of the Employee Retirement Income Security Act of 1974, resulting in full funding of the Plan for all years presented.

    Effective June 30, 1998, Arlington International employees were no longer eligible to participate in the Plan and credited service for Arlington International employees was frozen. As of January 1, 1999, AIRI had 12 retirees and 227 participants who are either terminated vested or active with a frozen benefit under the Plan. The January 1, 1999 participant counts for the entire Plan are 716 actives, 1,852 retirees and 1,900 terminated vested participants.

    In 1999, 1998 and 1997, DII charged Arlington International for its share of the prepaid/ (accrued) benefit cost based on the number of Arlington International participants as compared to total Plan participants. Arlington International's contributions were $0, $89 and $187 in 1999, 1998 and 1997, respectively.

                            ARLINGTON INTERNATIONAL

                        DECEMBER 31, 1999, 1998 AND 1997

                             (DOLLARS IN THOUSANDS)

8.  RELATED-PARTY TRANSACTIONS

    Arlington International is a member of the Duchossois-affiliated companies, whose principal members are Thrall Car Manufacturing Company, a railroad freight car manufacturer, and DII. The principal subsidiaries of DII are AIRI, AMSI and Chamberlain Manufacturing Corporation (CMC), a defense contractor and manufacturer of consumer goods.

    Amounts due to/from DII are as follows:

                                                     1999       1998       1997
                                                   --------   --------   --------
Advances to DII-.................................  $25,800    $16,766    $10,302

Payable to DII-..................................  $52,202    $46,276    $43,161

    The Advances to DII and the Payables to DII are non-interest bearing.

    Arlington International general administrative expense includes charges of $948, $961 and $914 for management services received from CMC during the years ended December 31, 1999, 1998 and 1997, respectively.

    Additionally, Settings, Inc., an affiliated company, provides Arlington International with decorations and arrangements for special events held at the racetrack facility. Hill 'N Dale Farms, a subsidiary of DII, provides horse carriages for use at the racetrack facility. These transactions were immaterial in 1999, 1998 and 1997.

9.  SUBSEQUENT EVENT--UNAUDITED

    On June 23, 2000, Churchill Downs Incorporated ("CDI") and DII signed a definitive agreement whereby AIRI, AMSI and Turf Club of Illinois Inc. would merge with subsidiaries of CDI. Under the terms of the agreement, CDI will issue
3.15 million shares of its common stock upon closing to DII. The agreement also specifies the issuance of up to an additional 1.25 million shares of CDI stock to DII depending on certain developments and conditions over a future period. DII has entered into a stockholder agreement that will provide for restrictions on the voting and transfer of the shares of CDI common stock received in the merger. The transaction remains subject to customary closing conditions, including the approval of the Illinois Racing Board and approval of CDI shareholders at a Special Meeting that is expected to be held during the third quarter.

                            ARLINGTON INTERNATIONAL

                       CONDENSED COMBINED BALANCE SHEETS

                   AS OF MARCH 31, 2000 AND DECEMBER 31, 1999

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               MARCH 31,    DECEMBER 31,
                                                                 2000           1999
                                                              -----------   ------------
                                                              (UNAUDITED)
                                         ASSETS

CURRENT ASSETS
Cash........................................................   $   1,500      $   1,534
Receivables, net of $124 and $124 allowance for doubtful
  accounts..................................................         419            840
Inventories.................................................          70             84
Prepaid expenses............................................          51             71
                                                               ---------      ---------
Total current assets........................................       2,040          2,529

RACING FACILITIES AND EQUIPMENT
Land........................................................      26,054         26,054
Buildings and improvements..................................     128,499        128,568
Equipment...................................................      17,420         17,420
Furniture and fixtures......................................      42,073         41,985
Construction in process.....................................       1,200            855
                                                               ---------      ---------
                                                                 215,246        214,882

Less--Accumulated depreciation..............................    (123,300)      (121,964)
                                                               ---------      ---------
Racing facilities and equipment, net........................      91,946         92,918

ADVANCES TO ASSOCIATED ENTITIES.............................      28,210         25,800

OTHER ASSETS................................................       1,378          1,418
                                                               ---------      ---------
TOTAL ASSETS................................................   $ 123,574      $ 122,665
                                                               =========      =========

                        LIABILITIES AND SHAREHOLDER'S INVESTMENT

CURRENT LIABILITIES
Accounts payable............................................   $   4,660      $   5,628
Accrued real estate taxes...................................       3,267          3,706
Other accrued expenses......................................       5,253          4,743
                                                               ---------      ---------
Total current liabilities...................................      13,180         14,077
ADVANCES FROM ASSOCIATED ENTITIES...........................      57,125         52,202

SHAREHOLDER'S INVESTMENT
Common stock, $1 par value; 2,000 shares authorized, issued
  and outstanding...........................................           2              2
Paid-in capital.............................................      96,109         96,109
Retained deficit............................................     (42,842)       (39,725)
                                                               ---------      ---------
Total shareholder's investment..............................      53,269         56,386
                                                               ---------      ---------

TOTAL LIABILITIES AND SHAREHOLDER'S INVESTMENT..............   $ 123,574      $ 122,665
                                                               =========      =========

   The accompanying notes are an integral part of these financial statements.

                            ARLINGTON INTERNATIONAL

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS

                      FOR THE THREE MONTHS ENDED MARCH 31

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                2000       1999
                                                              --------   --------
TOTAL REVENUES..............................................  $ 6,381    $ 5,228

DIRECT OPERATING EXPENSES...................................    2,691      2,378
                                                              -------    -------
Gross profit................................................    3,690      2,850

GENERAL OPERATING EXPENSES..................................    4,491      3,413
GENERAL ADMINISTRATIVE EXPENSES.............................    2,341      2,264
                                                              -------    -------
Operating loss..............................................   (3,142)    (2,827)
OTHER INCOME (EXPENSE)......................................       24         (1)
                                                              -------    -------
Loss before income tax benefit..............................   (3,118)    (2,828)

INCOME TAX BENEFIT..........................................       --         --
                                                              -------    -------

NET LOSS....................................................  $(3,118)   $(2,828)
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                            ARLINGTON INTERNATIONAL

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                      FOR THE THREE MONTHS ENDED MARCH 31

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                2000       1999
                                                              --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss....................................................  $(3,118)   $(2,828)
Adjustments to net income (loss)-
Depreciation and amortization...............................    1,336        836
Changes in assets and liabilities-
Receivables.................................................      421      1,469
Inventories.................................................       14         (6)
Prepaid expenses and other assets...........................       60         31
Current liabilities.........................................     (897)    (1,548)
                                                              -------    -------
Net cash used in operating activities.......................   (2,184)    (2,046)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures........................................     (363)       (28)

CASH FLOWS FROM FINANCING ACTIVITIES
Changes in advances with associated entities, net...........    2,513      2,090
                                                              -------    -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      (34)        16

CASH AND CASH EQUIVALENTS, beginning of period..............    1,534      1,360
                                                              -------    -------

CASH AND CASH EQUIVALENTS, end of period....................  $ 1,500    $ 1,376
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                            ARLINGTON INTERNATIONAL

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

             MARCH 31, 2000, DECEMBER 31, 1999, AND MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

1.  SUMMARY OF ACCOUNTING POLICIES

    This unaudited financial data has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, certain information and disclosures normally included in financial statements and footnotes prepared in accordance with generally accepted accounting principles have been condensed or omitted. Arlington International believes that the disclosures in these statements are adequate to make the information presented not misleading.

    These financial statements should be read in conjunction with, and have been prepared in conformity with the accounting principles reflected in the combined financial statements and related notes of Arlington International. These interim results include, in the opinion of Arlington International, all normal and recurring adjustments necessary to present fairly the results of operations for the quarters ended March 31, 2000 and 1999. The 2000 interim results are not necessarily indicative of the results that may be expected for the remainder of the year.

CORPORATE ORGANIZATION AND BUSINESS DESCRIPTION

    The combined financial statements of Arlington International include the accounts of Arlington International Racecourse, Inc. and its wholly owned corporate subsidiaries (AIRI) and Arlington Management Services Inc. and subsidiary (AMSI). All entities operate within the horse racing segment of the gaming industry.

    AIRI conducts thoroughbred racing meets and operates inter-track and off-track wagering facilities in Illinois. AIRI is a wholly owned subsidiary of Duchossois Industries, Inc. (DII). Arlington OTB Corporation, a wholly owned subsidiary of AIRI, operates off-track wagering at a facility in Chicago, Illinois and Waukegan, Illinois, under a concessionaire's agreement with AIRI.

    AMSI, a wholly owned subsidiary of DII, is the parent of a wholly owned subsidiary, Quad City Downs, Inc. (QCD). QCD owns a racetrack facility and grandstand in East Moline, Illinois, but has not conducted live racing since 1993. QCD operates inter-track wagering in East Moline, Illinois, in conjunction with an off-track wagering facility in Rockford, Illinois.

    Arlington International has decided to apply for and has received dates to host thoroughbred racing in 2000. Arlington International did not conduct live meet racing in 1999. Arlington International is also planning to continue conducting inter-track wagering at its facilities, as permitted by the Illinois Racing Act.

PRINCIPLES OF CONSOLIDATION

    All significant intercompany transactions have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of these financial statements in conformity with accounting principles generally accepted in the United States requires the use of certain estimates by management in determining the entity's assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

                            ARLINGTON INTERNATIONAL

             MARCH 31, 2000, DECEMBER 31, 1999, AND MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

1.  SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
RACING FACILITIES AND EQUIPMENT

    Racing facilities and equipment are stated at cost. Depreciation and amortization are computed using straight-line and accelerated methods over the estimated useful lives of 5 to 40 years for buildings and leasehold improvements and 5 to 18 years for equipment.

    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the review indicates that the estimated future undiscounted cash flows associated with an asset is less than the asset's carrying amount, the asset is written down to fair value.

COMPREHENSIVE INCOME

    As comprehensive income equals net income for each period presented, Arlington International does not disclose comprehensive income separately in the financial statements.

REVENUES

    Revenues are primarily generated from commissions on pari-mutuel wagering at the racetrack and OTBs. In pari-mutuel wagering, all wagers are placed in a common pool. The pari-mutuel operator retains as revenue a pre-determined percentage of the total amount wagered, and the balance is distributed to the winning patrons. Pari-mutuel commissions and simulcast revenues recorded equal total revenues realized from pari-mutuel wagering and simulcast fees less pari-mutuel taxes.

    Other sources of revenue include admissions, parking and concession revenues, which are recognized at the point of sale. The related costs associated with these activities are included in direct operating expenses.

2.  RECOVERY OF ASSETS

    In May 1995, the Illinois General Assembly amended the Illinois Racing Act to implement full card simulcasting and change the revenue structure for racing. These changes, along with increasing competition outside of racing, had an unfavorable impact on Arlington International's net results. In September 1997, Arlington International announced its suspension of live racing effective in 1998 by withdrawing its application for 1998 thoroughbred racing dates. In 1999, the Illinois Racing Act was amended. Provisions within the amended legislation have favorably altered the economics of racing in Illinois and, as a result, management has decided to apply for and has received dates to host thoroughbred racing in 2000. Arlington International is also planning to continue conducting inter-track wagering at its facilities, as permitted by the Illinois Racing Act.

    Management has concluded that its net investment in racing facilities and equipment is realizable as of March 31, 2000.

                            ARLINGTON INTERNATIONAL

             MARCH 31, 2000, DECEMBER 31, 1999, AND MARCH 31, 1999

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

3.  LEGAL PROCEEDINGS

    From time to time, Arlington International is subject to claims and administrative proceedings, including environmental-related matters, resulting from the conduct of its business. These matters are brought on behalf of both private persons and governmental agencies. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the financial position or results of operations of Arlington International.

4.  SUBSEQUENT EVENT

    On June 23, 2000, Churchill Downs Incorporated ("CDI") and DII signed a definitive agreement whereby AIRI, AMSI and Turf Club of Illinois Inc. would merge with subsidiaries of CDI. Under the terms of the agreement, CDI will issue
3.15 million shares of its common stock upon closing to DII. The agreement also specifies the issuance of up to an additional 1.25 million shares of CDI stock to DII depending on certain developments and conditions over a future period. DII has entered into a stockholder agreement that will provide for restrictions on the voting and transfer of the shares of CDI common stock received in the merger. The transaction remains subject to customary closing conditions, including the approval of the Illinois Racing Board and approval of CDI shareholders at a Special Meeting that is expected to be held during the third quarter.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

           DATED AS OF JUNE 23, 2000, AS AMENDED AS OF JULY 14, 2000

                                     AMONG

                         CHURCHILL DOWNS INCORPORATED,

                             A. ACQUISITION CORP.,

                        A. MANAGEMENT ACQUISITION CORP.,

                           T. CLUB ACQUISITION CORP.,

                   ARLINGTON INTERNATIONAL RACECOURSE, INC.,

                      ARLINGTON MANAGEMENT SERVICES, INC.,

                          TURF CLUB OF ILLINOIS, INC.,

                                      AND

                          DUCHOSSOIS INDUSTRIES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                --------
ARTICLE I
  DEFINITIONS AND USAGE.......................................................      1
  SECTION 1.01.   DEFINITIONS.................................................      1

ARTICLE II
  THE MERGERS.................................................................      5
  SECTION 2.01.   THE MERGERS.................................................      5
  SECTION 2.02.   CLOSING.....................................................      6
  SECTION 2.03.   EFFECTIVE TIME..............................................      6
  SECTION 2.04.   EFFECTS OF THE MERGERS......................................      6
  SECTION 2.05.   CERTIFICATE OR ARTICLES OF INCORPORATION AND BY-LAWS........      6
  SECTION 2.06.   DIRECTORS...................................................      7
  SECTION 2.07.   OFFICERS....................................................      7

ARTICLE III
  EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
    EXCHANGE OF CERTIFICATES..................................................      7
  SECTION 3.01.   EFFECT ON CAPITAL STOCK.....................................      7
  SECTION 3.02.   EXCHANGE OF CERTIFICATES....................................     10
  SECTION 3.03.   POST-CLOSING ADJUSTMENT OF THE MERGER CONSIDERATION.........     10

ARTICLE IV
  REPRESENTATIONS AND WARRANTIES..............................................     11
  SECTION 4.01.   REPRESENTATIONS AND WARRANTIES OF D CORP....................     11
  SECTION 4.02.   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBS...........     25
  SECTION 4.03.   ACKNOWLEDGMENT..............................................     29

ARTICLE V
  COVENANTS RELATING TO CONDUCT OF BUSINESS...................................     29
  SECTION 5.01.   CONDUCT OF BUSINESS.........................................     29
  SECTION 5.02.   NO NEGOTIATION OR SOLICITATION..............................     32

ARTICLE VI
  ADDITIONAL AGREEMENTS.......................................................     32
  SECTION 6.01.   PREPARATION OF PROXY MATERIALS..............................     32
  SECTION 6.02.   ACCESS TO INFORMATION; CONFIDENTIALITY......................     33
  SECTION 6.03.   REASONABLE EFFORTS; NOTIFICATION............................     33
  SECTION 6.04.   RIGHTS AGREEMENT............................................     33
  SECTION 6.05.   FEES AND EXPENSES...........................................     33
  SECTION 6.06.   PUBLIC ANNOUNCEMENTS........................................     34
  SECTION 6.07.   TRANSFER TAXES..............................................     34
  SECTION 6.08.   MANAGEMENT AGREEMENT........................................     34
  SECTION 6.09.   FUNDING.....................................................     34
  SECTION 6.10.   TAX ALLOCATION OF THE MERGER CONSIDERATION AND THE
                    CONTINGENT MERGER CONSIDERATION...........................     34
  SECTION 6.11.   OTHER OPERATIVE AGREEMENTS..................................     35
  SECTION 6.12.   RETAINED ASSETS.............................................     35
  SECTION 6.13.   EMPLOYMENT MATTERS..........................................     35
  SECTION 6.14.   LIABILITY INSURANCE.........................................     37
  SECTION 6.15.   JUNE 30, 2000 BALANCE SHEET.................................     37

                                                                                  PAGE
                                                                                --------
  SECTION 6.16.   REAL ESTATE TAX REBATES.....................................     37
  SECTION 6.17.   NEVADA MATTERS..............................................     37
  SECTION 6.18.   ENVIRONMENTAL MATTERS.......................................     38

ARTICLE VII
  CONDITIONS PRECEDENT........................................................     38
  SECTION 7.01.   CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
                    MERGERS...................................................     38
  SECTION 7.02.   CONDITIONS TO OBLIGATIONS OF PARENT AND SUBS................     39
  SECTION 7.03.   CONDITIONS TO OBLIGATION OF D CORP. AND THE COMPANIES.......     40

ARTICLE VIII
  TERMINATION, AMENDMENT AND WAIVER...........................................     40
  SECTION 8.01.   TERMINATION.................................................     40
  SECTION 8.02.   EFFECT OF TERMINATION.......................................     41
  SECTION 8.03.   AMENDMENT...................................................     41
  SECTION 8.04.   EXTENSION; WAIVER...........................................     41
  SECTION 8.05.   PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER...     41
  SECTION 8.06.   TERMINATION FEE.............................................     41

ARTICLE IX
  GENERAL PROVISIONS..........................................................     42
  SECTION 9.01.   NOTICES.....................................................     42
  SECTION 9.02.   INTERPRETATION..............................................     42
  SECTION 9.03.   COUNTERPARTS................................................     42
  SECTION 9.04.   ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES..............     42
  SECTION 9.05.   GOVERNING LAW...............................................     43
  SECTION 9.06.   ASSIGNMENT..................................................     43
  SECTION 9.07.   ENFORCEMENT.................................................     43
  SECTION 9.08.   FURTHER ASSURANCES..........................................     43
  SECTION 9.09.   SHAREHOLDER ACTION..........................................     43

ARTICLE X
  INDEMNIFICATION; REMEDIES...................................................     43
  SECTION 10.01.  SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
                    KNOWLEDGE.................................................     43
  SECTION 10.02.  INDEMNIFICATION AND PAYMENT OF DAMAGES BY D CORP............     43
  SECTION 10.03.  INDEMNIFICATION AND PAYMENT OF DAMAGES BY PARENT............     44
  SECTION 10.04.  TIME LIMITATIONS............................................     44
  SECTION 10.05.  LIMITATIONS ON AMOUNT--D CORP...............................     44
  SECTION 10.06.  LIMITATIONS ON AMOUNT--PARENT...............................     44
  SECTION 10.07.  RIGHT OF SET-OFF............................................     44
  SECTION 10.08.  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS...........     45
  SECTION 10.09.  PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.................     45
  SECTION 10.10.  INSURANCE AND TAX BENEFIT; RESERVE..........................     46
  SECTION 10.11.  EXCLUSIVE REMEDY............................................     46
  SECTION 10.12.  SUBROGATION.................................................     46
  SECTION 10.13.  LIMITATION ON DAMAGES.......................................     46

EXHIBITS
 Exhibit A   Stockholders' Agreement
 Exhibit B   Designated Directors
 Exhibit C   Voting Agreements
 Exhibit D   Initial Press Release
 Exhibit E   A Corp. Allocation Schedule
 Exhibit F   Lease
 Exhibit G   Legal Opinion of Counsel to D Corp.
 Exhibit H   Legal Opinion of Counsel to Parent

    AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of June 23, 2000, as amended as of July 14, 2000, among CHURCHILL DOWNS INCORPORATED, a Kentucky corporation ("Parent"), A. ACQUISITION CORP., an Illinois corporation ("A Sub") and a direct or indirect wholly owned subsidiary of Parent, A. MANAGEMENT ACQUISITION CORP., an Illinois corporation ("A Management Sub") and a direct or indirect wholly owned subsidiary of Parent, T. CLUB ACQUISITION CORP., an Illinois corporation ("T Club Sub") and a direct or indirect wholly owned subsidiary of Parent, ARLINGTON INTERNATIONAL RACECOURSE, INC., an Illinois corporation ("A Corp."), ARLINGTON MANAGEMENT SERVICES, INC., an Illinois corporation ("A Management Corp."), TURF CLUB OF ILLINOIS, INC., an Illinois corporation ("T Club") and DUCHOSSOIS INDUSTRIES, INC., an Illinois corporation ("D Corp."). A Corp., A Management Corp. and T Club are referred to in this Agreement collectively as the "Companies." A Sub, A Management Sub and T Club Sub are referred to in this Agreement collectively as the "Subs."

    WHEREAS, the respective Boards of Directors of Parent, A Sub, A Management Sub, T Club Sub, A Corp., A Management Corp., T Club and D Corp. have approved the strategic combination of A Corp., A Management Corp. and T Club with Parent on the terms and subject to the conditions set forth in this Agreement;

    WHEREAS, the respective Boards of Directors of Parent, A Sub, A Management Sub, T Club Sub, A Corp., A Management Corp., T Club and D Corp. have approved the mergers (the "Mergers") of A Sub into A Corp., of A Management Sub into
A Management Corp. and of T Club Sub into T Club on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of common stock, par value $1.00 per share, of A Corp. (the "A Corp. Common Stock"), each issued share of common stock, par value $1.00 per share, of A Management Corp. (the "A Management Corp. Common Stock"), and each issued share of common stock, no par value, of T Club (the "T Club Common Stock") shall be converted into the right to receive shares of common stock, no par value, of Parent ("Parent Common Stock"). A Corp. Common Stock, A Management Corp. Common Stock and T Club Common Stock are referred to collectively in this Agreement as "Common Stock;"

    WHEREAS, the respective Boards of Directors of Parent and D Corp. have approved the execution and delivery at the Closing (as defined below) of the Stockholder's Agreement (the "Stockholder's Agreement" and together with this Agreement and the other agreements required to be executed and delivered pursuant to this Agreement, the "Operative Agreements") among Parent and D Corp., in substantially the form of EXHIBIT A;

    WHEREAS, Parent, A Sub, A Management Sub, T Club Sub, A Corp., A Management Corp., T Club and D Corp. desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers.

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                             DEFINITIONS AND USAGE

    SECTION 1.01. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section:

        (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

        (b) "Applicable Contract" means any Contract (i) to which any Merger Company is a party, (ii) under which any Merger Company has or may become subject to any obligation or liability, or (iii) by which any Merger Company or its assets is or may become bound.

        (c) "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible without incurring undue expense.

        (d) "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        (e) "Contract" means any agreement or contract (whether written or oral and whether express or implied) that is legally binding.

        (f) "D Corp. Disclosure Letter" means the disclosure letter delivered by D Corp. to Parent to disclose matters pursuant to this Agreement.

        (g) "Encumbrance" means any charge, claim, community property interest, equitable interest, lien, security interest, mortgage, option, pledge, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

        (h) "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), ground waters, drinking water supply, stream sediments, ambient air (including indoor air), and any other environmental medium.

        (i) "Environmental, Health, and Safety Liabilities" means any cost, damage, expense, liability or obligation arising pursuant to Environmental Law or Occupational Safety and Health Law.

        (j) "Environmental Law" means any Legal Requirement as of the date hereof or as of the Effective Time concerning or relating to the Environment applicable to the operations of any Facility.

        (k) "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        (l) "Exchange Act" means the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        (m) "Facilities" means any real property, leaseholds, or other interests currently or formerly owned or operated by any Merger Company and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by any Merger Company.


        (n) "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.


        (o) "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        (p) "Governmental Body" means any:

           (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

           (ii) federal, state, local, municipal, foreign, or other government;

          (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

           (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        (q) "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

        (r) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and regulations and rules issued pursuant to that Act.

        (s) "Intellectual Property" has the meaning assigned in
    Section 4.01(w).

        (t) "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

        (u) "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

        (v) "Knowledge" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter after due inquiry.

        A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, management employee, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter; provided, however, [x] that with respect to D Corp., "Knowledge" means the Knowledge of the current Chairman, President, Chief Financial Officer, Controller or any Vice President of A Corp., and [y] that with respect to Parent, "Knowledge" means the Knowledge of the current President, Executive Vice Presidents or Senior Vice Presidents of Parent.

        (w) "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, common law, regulation, statute, or treaty.

        (x) "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with the Merger Companies or Parent, any change or effect that (i) is materially adverse to the business, properties, assets, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole; (ii) would materially impair the ability of such party to perform its obligations under this Agreement; or
    (iii) would prevent or materially delay the consummation by such party of any of the Transactions. In no event will a change in the trading price of the Parent Common Stock be considered a Material Adverse Change in Parent.

        (y) "Merger Companies" means the Companies and their Subsidiaries, collectively.

        (z) "Occupational Safety and Health Law" means the Occupational Safety and Health Act of 1970, 29 U.S.C. SectionSection 651-678, as amended as of the Closing Date.

        (aa) "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court or other Governmental Body or by any arbitrator.

        (bb) "Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal operations of such Person. In the case of the Merger Companies, such past practices and normal operations shall be in reference to the practices and operations for the period prior to the Merger Companies ceasing operations, but including operations to the date of this Agreement, unless such practices or operations were not affected by such cessation of operations.

        (cc) "Organizational Documents" means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership;
    (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the articles of organization and operating agreement of a limited liability company; (v) any charter or similar document adopted or filed in connection with the creation or formation of a Person; and (vi) any amendment to any of the foregoing.

        (dd) "Parent Disclosure Letter" means the disclosure letter delivered by Parent to D Corp. to disclose matters pursuant to this Agreement.

        (ee) "Permitted Encumbrances" means (i) Encumbrances (other than Encumbrances imposed under ERISA or any Environmental Law, or in connection with any claim thereunder) for ad valorem taxes or other similar assessments or charges of Governmental Bodies that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves are being maintained by the Merger Companies to the extent required by GAAP, (ii) statutory Encumbrances of landlords, carriers, warehousemen, mechanics, materialmen and other Encumbrances (other than Encumbrances imposed under ERISA or any Environmental Law or in connection with any claim thereunder) imposed by law and created in the Ordinary Course of Business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Merger Companies to the extent required by GAAP, (iii) easements, rights-of-way, covenants and restrictions which are customary and typical for properties similar to the Merger Companies' properties and which do not (x) interfere materially with the ordinary conduct of any Merger Companies' property or the business of the Merger Companies or (y) detract materially from the value or usefulness of the Merger Companies properties to which they apply, and (iv) Encumbrances described or disclosed on Schedule B of any title insurance policy held by the Companies and heretofore provided by D Corp. to, and accepted by, Parent;

        (ff) "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Body or other entity.

        (gg) "Proceeding" means any action, arbitration, known investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before any Governmental Body or arbitrator.

        (hh)  "Proxy Materials" has the meaning assigned thereto in
    Section 6.01(a).

        (ii)  "Related Person" with respect to a particular individual means:

           (i) each other member of such individual's Family;

           (ii) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

          (iii) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

           (iv) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

        With respect to a specified Person other than an individual means:

           (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

           (ii) any Person that holds a Material Interest in such specified Person;

          (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

           (iv) any Person in which such specified Person holds a Material Interest;

           (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

           (vi) any Related Person of any individual described in clause (ii) or (iii).

        For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange
    Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

        (jj) "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

        (kk) "Representative" means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

        (ll) "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        (mm)  "Shareholders Meeting" has the meaning assigned thereto in
    Section 6.01(b).

        (nn) "Subsidiary" means with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person, are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Companies.

        (oo) "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

        (pp) "Threatened" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally (and which is credible) or in writing) or any notice has been given (orally (and which is credible) or in writing).

                                   ARTICLE II

                                  THE MERGERS

    SECTION 2.01. THE MERGERS. (a) A Corp. Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Illinois Business Corporation Act (the "CL"), A Sub shall be merged with and into A Corp. (the "A Merger") at the Effective Time of the A Merger (as hereinafter defined). Following the A Merger, the separate corporate existence of A Sub shall cease and A Corp. shall continue as the surviving corporation (the "A Surviving Corporation") and shall succeed to and assume all the rights and obligations of A Sub in accordance with the CL.

    (b) T CLUB MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CL, T Club Sub shall be merged with and into T Club (the "T Club Merger") at the Effective Time of the T Club Merger (as hereinafter defined). Following the T Club Merger, the separate corporate existence of T Club Sub shall cease and T Club shall continue as the surviving corporation (the "T Club Surviving Corporation") and shall succeed to and assume all rights and obligations of T Club Sub in accordance with the CL.

    (c) A MANAGEMENT CORP. MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the CL, A Management Sub shall be merged with and into A Management Corp. (the "A Management Merger") at the Effective Time of the A Management Merger (as hereinafter defined). Following the A Management Merger, the separate corporate existence of A Management Sub shall cease and A Management Corp. shall continue as the surviving corporation (the "A Management Surviving Corporation") and shall succeed to and assume all rights and obligations of A Management Sub in accordance with the CL.

    (d) MERGERS. The A Merger, the A Management Merger and the T Club Merger are referred to in this Agreement collectively as the "Mergers." The Mergers and the other transactions contemplated by the Operative Agreements are referred to in this Agreement collectively as the "Transactions". The A Surviving Corporation, the A Management Surviving Corporation and the T Club Surviving Corporation are referred to in this Agreement collectively as the "Surviving Corporations."

    SECTION 2.02. CLOSING. The closing of the Mergers (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 7.02 and 7.03) shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Section 7.01, contemplated to be no later than August 15, 2000 (the "Closing Date"), at the offices of Wyatt, Tarrant & Combs, 2800 Citizens Plaza, Louisville, Kentucky at 10:00 a.m. local time, unless another date or place is agreed to in writing by the parties hereto.

    SECTION 2.03. EFFECTIVE TIME. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VII, the parties shall file articles or certificates of merger or other appropriate documents, including attached plans of merger (in any such case, the "Certificates of Merger") executed in accordance with the relevant provisions of the CL and shall make all other filings or recordings required under the CL. The Mergers shall become effective at such time as the Certificates of Merger are duly filed with the Illinois Secretary of State, or at such other time as A Sub, A Management Sub, T Club Sub, A Corp., A Management Corp. and T Club shall agree and specify in the Certificates of Merger (the time the Mergers become effective being the "Effective Time of the Mergers").

    SECTION 2.04. EFFECTS OF THE MERGERS. The Mergers shall have the effects set forth in Section 5/11.50 of the CL.

    SECTION 2.05.  CERTIFICATE OR ARTICLES OF INCORPORATION AND
BY-LAWS.  (a) The Certificates or Articles of Incorporation of A Corp.,
A Management Corp. and T Club, respectively, as in effect immediately prior to the Effective Time of the Mergers, shall be the Certificates or Articles of Incorporation of the A Surviving Corporation, the A Management Surviving Corporation and T Club Surviving Corporation, respectively, until thereafter changed or amended as provided therein or by applicable law.

    (b) The By-laws of A Sub, A Management Sub and T Club Sub, respectively, as in effect at the Effective Time of the Mergers shall be the By-laws of the A Surviving Corporation, the A Management Surviving Corporation and T Club Surviving Corporation, respectively, until thereafter changed or amended as provided therein or by applicable law.

    SECTION 2.06. DIRECTORS. At the Effective Time of the Mergers Richard Duchossois, Scott Mordell, Thomas Meeker, John Long, Rebecca Reed, and Robert Decker shall be the directors of each of A Surviving Corporation, A Management Surviving Corporation and T Club Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 2.07. OFFICERS. At the Effective Time of the Mergers Richard Duchossois as Chairman, Scott Mordell as President, those persons serving as the vice presidents of such corporations at the Effective Time as vice presidents, Michael Miller as treasurer and Rebecca Reed as secretary shall be the officers of each of A Surviving Corporation, A Management Surviving Corporation and
T Club Surviving Corporation, respectively, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III

               EFFECT OF THE MERGERS ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    SECTION 3.01. EFFECT ON CAPITAL STOCK. As of the Effective Time of the Mergers, by virtue of the Mergers and without any action on the part of the holder of any shares of A Corp. Common Stock, A Management Corp. Common Stock or T Club Common Stock or any shares of capital stock of A Sub, A Management Sub or T Club Sub:

        (a) CAPITAL STOCK OF A SUB, A MANAGEMENT SUB AND T CLUB SUB. Each issued and outstanding share of the capital stock of A Sub shall be converted into and become 1 fully paid and nonassessable share of common stock, par value $1.00 per share, of A Surviving Corporation. Each issued and outstanding share of the capital stock of A Management Sub shall be converted into and become 1 fully paid and nonassessable share of common stock, par value $1.00 per share, of A Management Surviving Corporation. Each issued and outstanding share of capital stock of T Club Sub shall be converted into and become 1 fully paid and nonassessable share of common stock, no par value per share, of T Club Surviving Corporation.

        (b) TREASURY STOCK. Each share of A Corp. Common Stock that is owned by A Corp., each share of A Management Corp. Common Stock that is owned by A Management Corp. and each share of T Club Common Stock that is owned by T Club shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (c) CONVERSION OF T CLUB COMMON STOCK. All issued and outstanding shares of T Club Common Stock (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive in the aggregate 1,346,000 shares of Parent Common Stock (the
    "T Club Merger Consideration"). As of the Effective Time of the Mergers, all such shares of T Club Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of T Club Common Stock shall cease to have any rights with respect thereto, except the right to receive the T Club Merger Consideration, without interest.

        (d) CONVERSION OF A MANAGEMENT CORP. COMMON STOCK. All issued and outstanding shares of A Management Corp. Common Stock (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive in the aggregate 366,000 shares of Parent Common Stock (the "A Management Corp. Merger Consideration"). As of the Effective Time of the Mergers, all such shares of A Management Corp. Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of A Management Corp. Common Stock shall cease to have any rights with respect thereto, except the right to receive the A Management Corp. Merger Consideration, without interest.

        (e) CONVERSION OF A CORP. COMMON STOCK. (i) All issued and outstanding shares of A Corp. Common Stock, (other than shares to be canceled in accordance with Section 3.01(b)), shall be converted into the right to receive in the aggregate 1,438,000 shares of Parent Common Stock (the
    "A Corp. Merger Consideration," and together with the T Club Merger Consideration and the A Management Corp. Merger Consideration, the "Merger Consideration"). As of the Effective Time of the Mergers, all such shares of A Corp. Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of A Corp. Common Stock shall cease to have any rights with respect thereto, except the right to receive the A Corp. Merger Consideration and the Contingent Merger Consideration (hereinafter defined), without interest.

        (ii) In addition, all issued and outstanding shares of A Corp. Common Stock (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive 833,000 shares of Parent Common Stock (the "Second Tranche Payment") to be issued no later than fifteen
    (15) business days following the date (the "Fund Payment Date") on which Parent or any of its Affiliates, including the Surviving Corporations (the "Parent Recipients"), shall have first earned or received all payments owing to them with respect to the Initial Year (hereinafter defined) from the Illinois Horse Racing Equity Fund ("IHREF"), or any successor, substitute or replacement fund, or any similar program established in the State of Illinois for the purpose or having the effect of distributing revenues from casino gaming in the State of Illinois ("Gaming Revenues") to operators or licensees ("Racing Operators") of Illinois horse racing establishments or organizations ("Illinois Racing Fund Payments"); PROVIDED, that (A) the Fund Payment Date shall occur no later than the sixth anniversary of the Effective Time of the Mergers (the "Second Tranche Payment Period"), and
    (B) as of the first day of the Initial Year, there shall not be pending any litigation challenging the constitutionality of the Riverboat Gambling Act,
    Section 230 ILCS 10/1 et seq. which Act includes the law providing for Illinois Racing Fund Payments by the IHREF (the "Act") (any such litigation referred to herein as "Adverse Litigation"). If Adverse Litigation is pending, and (I) within two years after the first day of the Initial Year, a final, nonappealable order is entered in such litigation that the Act is not unconstitutional, the Second Tranche shall be issued within fifteen
    (15) business days after the later of the Fund Payment Date or the date such order becomes final and nonappealable, or (II) within two years after the first day of the Initial Year, a final nonappealable order shall not have been entered in such litigation, the Second Tranche shall be issued within fifteen (15) business days after the later of the Fund Payment Date or the date of such two year anniversary, or (III) within two years after the first day of the Initial Year, a final nonappealable order is entered in such litigation that the Act is unconstitutional, the Second Tranche shall not be issued, unless: (X) within two years after such order becomes final and nonappealable, alternative legislation ("Alternative Legislation") is enacted in Illinois which provides payments of a nature similar to the Illinois Racing Fund Payments payable under the IHREF, in which event the Second Tranche shall be issued within fifteen (15) business days after twelve (12) consecutive months of payments have been received under Alternative Legislation, if the effect of such legislation is to provide payments at least equal to the Illinois Racing Fund Payments the Parent Recipient would have received from the IHREF absent such finding of unconstitutionality, and otherwise the Second Tranche shall be reduced in proportion to the amount by which the Alternative Legislation does not provide payments at least equal to the Illinois Racing Fund Payments that would have been received under the IHREF, but in no event shall the Second Tranche be less than the amount determined in (Y) hereafter; or (Y) if such litigation finds that the Act is unconstitutional and no Alternative Legislation is enacted as described in (X) above, but payments similar to or in substitution for the Illinois Racing Fund Payments are received by the Parent Recipients from the IHREF which, despite the finding of the unconstitutionality of the Act, are fully earned and not refundable, Second Tranche shares, calculated in accordance with the following formula, shall be issued within fifteen (15) business days after each twelve (12) month period during which IHREF payments similar to or in substitution for the Illinois Racing Fund Payments become fully earned and not refundable by the Parent
    Recipients:

               833,000 X [FEP/37,500,000], where FEP equals the fully earned and nonrefundable payments similar to or in substitution for the Illinois Racing Fund
               Payments received under the IHREF.

    Second Tranche shares to be issued pursuant to (X) or (Y) shall not be duplicative, and in no event shall the number of Second Tranche shares to be issued exceed 833,000. "Initial Year" shall mean the period commencing with the first day in which Illinois Racing Fund Payments are made to the governmental or administrative authority authorized to disburse such payments to Racing Operators and ending 365 days thereafter. All of the foregoing, collectively, shall be referred to herein as "Consequences of Litigation."

       (iii) In addition, all issued and outstanding shares of A Corp. Common Stock (other than shares to be canceled in accordance with Section 3.01(b)), shall be converted into the right to receive, no later than fifteen (15) business days after the Fund Payment Date, provided that as of the first day of the Initial Year there shall not be pending any Adverse Litigation, shares of Parent Common Stock, calculated in accordance with the following formula, up to a maximum number of 417,000 shares (the "Third Tranche Payment"):

                           .18052 X [IRFP--4,042,500]


        Where IRFP equals the total amount of Illinois Racing Fund Payments owing or paid to Parent Recipients, as a result of the operations of Arlington International Racecourse (but excluding the amount of any Illinois Racing Fund Payments owing or paid to Parent Recipients, excluding the Surviving Corporations, because of other business activities and enterprises) with respect to Gaming Revenues generated during the Initial Year (such additional consideration to be provided pursuant to this subsection (iii) and the immediately preceding subsection (ii) shall be referred to collectively as the "Contingent Merger Consideration").


        If, as of the Fund Payment Date, there is pending Adverse Litigation, then the Consequences of Litigation shall apply, substituting "Third Tranche" for "Second Tranche" therein, and substituting "417,000" for "833,000" therein.

        (f) CAPITAL ADJUSTMENTS AND MERGERS. In the event of a stock dividend, stock split, reorganization, merger or a combination or exchange of shares, the number of shares of Parent Common Stock issuable in the Second Tranche and the Third Tranche shall be automatically adjusted to take into account such capital adjustment. In the event Parent merges with another Person surviving a merger with Parent, or all or a substantial portion of Parent's assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by a Person (such Person, a "Successor"), the shares of Parent Common Stock issuable in the Second Tranche and the Third Tranche shall automatically be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than Parent Common Stock, of the Successor, and the number of shares of Parent Common Stock issuable in the Second Tranche and the Third Tranche shall be correspondingly adjusted to that number of shares of common stock, or other class of securities, of the Successor that have a value equal, as of the date of the merger, conversion or acquisition, to the value, as of the date of the merger, conversion or acquisition, of the shares of Parent Common Stock issuable in the Second Tranche and the Third Tranche. The obligation to issue shares of Parent Common Stock in the Second Tranche and the Third Tranche shall not affect in any way the right and power of Parent to make adjustments, reorganizations, reclassifications, or changes in its capital or business structure or to merge, dissolve, liquidate, sell or transfer all or any part of its business or assets.

    SECTION 3.02.  EXCHANGE OF CERTIFICATES.

        (a)  EXCHANGE PROCEDURE.  As of the Closing, Parent shall provide to
    D Corp. a letter of transmittal concerning the certificates for outstanding shares of Common Stock (the "Certificates") (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Parent and shall be in a form and have such other provisions as Parent may reasonably specify). Upon surrender of the Certificates for cancellation to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent, D Corp. shall be entitled to receive in exchange therefor one or more certificates (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Parent Common Stock into which the shares of Common Stock theretofore represented by such Certificates shall have been converted pursuant to
    Section 3.01, and the Certificates so surrendered shall forthwith be canceled. Fractional shares shall be paid in cash. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time of the Mergers to represent only the right to receive upon such surrender the shares of Parent Common Stock, into which the shares of A Corp. Common Stock, A Management Corp. Common Stock or
    T Club Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 3.01. No interest will be paid or will accrue on any cash payable upon the surrender of any Certificate.

        (b) NO FURTHER OWNERSHIP RIGHTS IN COMMON STOCK. The shares of Parent Common Stock issued upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of A Corp. Common Stock, A Management Corp. Common Stock and T Club Common Stock theretofore represented by such Certificates (subject to any obligation concerning Contingent Merger Consideration), and there shall be no further registration of transfers on the stock transfer books of A Corp., A Management Corp. or T Club of the shares of Common Stock which were outstanding immediately prior to the Effective Time of the Mergers. If, after the Effective Time of the Mergers, Certificates are presented to A Surviving Corporation,
    A Management Surviving Corporation or T Club Surviving Corp. for any reason, they shall be canceled and exchanged as provided in this Article III.

    SECTION 3.03.  POST-CLOSING ADJUSTMENT OF THE MERGER CONSIDERATION.

        (a) CLOSING STATEMENT. As soon as practicable, but in no event later than 30 days after the Closing Date, D Corp. and Parent shall prepare and agree on a written statement (the "Closing Statement") of the aggregate fair market value of the assets of T Club (the "Closing Date T Club Asset Value"), the aggregate fair market value of the assets of A Management Corp. (the "Closing Date A Management Corp. Asset Value"), the aggregate fair market value of the assets of A Corp. (the "Closing Date A Corp. Asset Value") and the fair market value of the Merger Consideration (the "Closing Date Merger Consideration Value"), in each case as of the Closing Date. The Closing Date T Club Asset Value, the Closing Date A Management Corp. Asset Value, the Closing Date A Corp. Asset Value and the Closing Date Merger Consideration Value as set forth on the Closing Statement shall be equal to the values determined by the appraisals undertaken pursuant to
    Section 6.10(b). On the basis of the Closing Statement, D. Corp. and Parent shall prepare and agree on a written statement of the Adjusted T Club Merger Consideration (as hereinafter defined), the Adjusted A Management Corp. Merger Consideration (as hereinafter defined) and the Adjusted A Corp. Merger Consideration (as hereinafter defined). For purposes of this
    Section 3.03, (i) the "Adjusted T Club Merger Consideration" shall mean the Closing Date T Club Asset Value divided by the Closing Date Parent Share Value (as hereinafter defined), (ii) the "Adjusted A Management Corp. Merger Consideration" shall mean the Closing Date A Management Corp. Asset Value divided by the Closing Date Parent Share Value, (iii) the

    "Adjusted A Corp. Merger Consideration" shall mean (X) 3,150,000 minus
    (Y) the sum of the Adjusted T Club Merger Consideration and the Adjusted
    A Management Corp. Merger Consideration, and (iv) the "Closing Date Parent Share Value" shall mean the Closing Date Merger Consideration Value divided by 3,150,000.

        (b) ADJUSTMENT OF THE MERGER CONSIDERATION. If and to the extent that the Adjusted T Club Merger Consideration exceeds the T Club Merger Consideration, the Adjusted A Management Corp. Merger Consideration exceeds the A Management Corp. Merger Consideration, or the Adjusted A Corp. Merger Consideration exceeds the A Corp. Merger Consideration, Parent shall deliver to D Corp., not later than 30 days after the Closing Date, a number of shares of Parent Common Stock equal to each and any such difference. If and to the extent that the T Club Merger Consideration exceeds the Adjusted
    T Club Merger Consideration, the A Management Corp. Merger Consideration exceeds the Adjusted A Management Corp. Merger Consideration, or the
    A Corp. Merger Consideration exceeds the Adjusted A Corp. Merger Consideration D Corp. shall return to Parent, not later than 30 days after the Closing Date, a number of shares of Parent Common Stock equal to each and any such difference. The respective obligations of Parent and D Corp. to deliver or return shares of Parent Common Stock under this Section 3.03(b) may be offset against the other's obligation to deliver or return such shares under this Section 3.03(b). Notwithstanding the foregoing, in no event will Parent be obligated to issue more than 3,150,000 shares of Parent Stock pursuant to Sections 3.01 (c), (d) and (e)(i) of this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

    SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF D CORP. D Corp. represents and warrants to Parent, A Sub, A Management Sub and T Club Sub as follows:

        (a) ORGANIZATION AND CORPORATE POWER. Part 4.01(a) of the D Corp. Disclosure Letter contains a complete and accurate list for each Merger Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Merger Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use. D Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Each Merger Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and where the failure to be so qualified would have a Material Adverse Effect. D Corp. has delivered to Parent copies of the Organizational Documents of each Merger Company, as currently in effect.

        (b) AUTHORITY; NO CONFLICT. Each Merger Company and D Corp. has the corporate power and authority to execute and deliver this Agreement and the other Operative Agreements, as applicable, and to incur and perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Operative Agreements, as applicable, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of each Company and D Corp. This Agreement constitutes the legal, valid, and binding obligation of each Company and D Corp., enforceable against each Company and D Corp. in accordance with its terms. Upon execution and delivery of the other Operative Agreements, the other Operative Agreements will constitute the legal, valid and binding obligation of D Corp., enforceable against D Corp. in accordance with their terms. Each Company and D Corp. has the absolute and unrestricted right, power and authority to execute and deliver the Operative Agreements and to perform its obligations under the Operative Agreements. Except as set forth in
    Part 4.01(b) of the D. Corp. Disclosure Letter, neither the execution and delivery of this Agreement or the other Operative Agreements nor the consummation or performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time):

           (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Merger Companies or D Corp., or (B) any resolution adopted by the board of directors or the stockholders of the Merger Companies or D Corp.;

           (ii) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which any Merger Company or D Corp., or any of the assets of any Merger Company or D Corp., may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Merger Company or that otherwise relates to the business of, or any of the assets of, any Merger Company;

           (iv) cause any Merger Company to become subject to, or to become liable for the payment of, any tax;

           (v) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Applicable Contract; or

           (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets of any Merger Company.

           Except as set forth in Part 4.01(b) of the D Corp. Disclosure Letter, neither D Corp. nor any Merger Company is required to give any notice to or obtain any Consent from any Person under any material Contract or other item in connection with the execution and delivery of the Operative Agreements or the consummation or performance of any of the Transactions.

        (c) CAPITALIZATION. Part 4.01(c) of the D Corp. Disclosure Letter sets forth the authorized equity securities of the Merger Companies and the number of such shares which are issued and outstanding. D Corp. is and will be on the Closing Date the record and beneficial owner and holder of the Common Stock, free and clear of all Encumbrances. With the exception of the shares of the Companies (which are owned by D Corp.), all of the outstanding equity securities and other securities of each Merger Company are owned of record and beneficially by one or more of the Merger Companies, free and clear of all Encumbrances. No legend (other than a customary restrictive legend under the Securities Act) or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Merger Company. All of the outstanding equity securities of each Merger Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of any Merger Company. None of the outstanding equity securities or other securities of any Merger Company was issued in violation of the Securities Act or any other Legal Requirement. No Merger Company owns, or has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        (d)  FINANCIAL STATEMENTS; INFORMATION.  D Corp. has delivered to
    Parent: the audited financial statements of the Merger Companies for the year ended December 31, 1999 (the "Year End Financials"); and the unaudited financial statements of the Merger Companies for the five months ended May 31, 2000 (the "Interim Financials") (collectively the "Financial Statements"). The Financial Statements fairly present the financial condition and the results of operations, cash flows and changes in stockholders' equity of the Merger Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, except as otherwise noted therein and subject, in the case of the Interim Financials, to normal year end adjustments and any other adjustments noted therein; the Financial Statements reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes, if any, to such financial statements. None of the information supplied or to be supplied by D Corp. or the Merger Companies for inclusion or incorporation by reference in the Proxy Materials will, at the times the Proxy Materials are first published, sent or given to Parent's shareholders, or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        (e) BOOKS AND RECORDS; ACCOUNTS. The books of account, minute books and stock record books of the Merger Companies, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls. At the Closing, all of those books and records will be in the possession of the Merger Companies. Part 4.01(e) of the D Corp. Disclosure Letter contains a complete and accurate list of all checking, savings or other deposit accounts of the Merger Companies, and the authorized signatories thereof.

        (f) ERISA COMPLIANCE. (i) Part 4.01(f) of the D Corp. Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), but excluding any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA (each a "Multiemployer Plan") (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Merger Companies (collectively, including Pension Plans, referred to herein as "Benefit Plans") maintained, or contributed to, by the Merger Companies for the benefit of any current or former employees, officers or directors of the Merger Companies. The Merger Companies have delivered to Parent true, complete and correct copies of (w) each collective bargaining agreement providing for contributions by the Merger Companies to any Benefit Plan, (x) each Multiemployer Plan to which any of the Merger Companies is obligated to contribute after the Closing, (y) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, and (z) the most recent actuarial or financial valuation prepared with respect to any Benefit Plan. Part 4.01(f) of the D Corp. Disclosure Letter also lists each Multiemployer Plan maintained or contributed to by the Merger Companies for the benefit of any current or former employee of the Merger Companies. The Merger Companies maintain no Benefit Plans or Multiemployer Plans other than those listed on Part 4.01(f) of the D Corp. Disclosure Letter.

        (ii) Contributions and expenses accrued with respect to all Benefit Plans and Multiemployer Plans are current and paid as of the Closing.

       (iii) Each Benefit Plan (excluding for this purpose each Pension Plan) has been operated in material compliance with its terms and the provisions of all applicable laws, including ERISA and the IRC.

        (iv) No Pension Plan had, as of the respective last annual valuation date for each such Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to Parent. None of the Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the IRC), whether or not waived. Except as set forth in Part 4.01(f) of the D Corp. Disclosure Letter, no withdrawal liability would result to the Merger Companies' controlled group (as defined in Section 414 of the IRC) in the event that any Merger Company withdrew in a complete or partial withdrawal, as defined respectively in ERISA Sections 4203 and 4205, as of the date hereof from any Multiemployer Plan based on the Plan's most recent actuarial report available to date. None of the Merger Companies, any officer of the Merger Companies, any trustee of any trust created under any of the Benefit Plans or any other fiduciary with responsibilities with respect to such trusts has engaged in a nonexempt "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the IRC) involving a Benefit Plan that is subject to ERISA (including the Pension Plans) or any other breach of fiduciary responsibility that could subject the Merger Companies, or any officer of the Merger Companies, to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under
    Section 502(i) or (1) of ERISA.

        (v) There are no pending claims or suits, or to the Knowledge of the Merger Companies, investigations or Threatened claims, suits or investigations regarding the Benefit Plans (other than claims for benefits in the ordinary course) that would result in any material liability to the Merger Companies.

        (vi) Except as disclosed in Part 4.01(f) of the D Corp. Disclosure Letter, the consummation of the Transactions (either alone or with any other event) shall not entitle any director or employee of the Merger Companies to any severance payments, additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits.

       (vii) None of the Merger Companies nor any entity required to be treated with the Merger Companies as a single employer under Section 414 of the IRC has any material unsatisfied liability under Title IV of ERISA, except as provided in Part 4.01(f) of the D Corp. Disclosure Letter.

      (viii) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Part 4.01(f) of the D Corp. Disclosure Letter, (x) each such Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the IRC, complies in all material respects with the applicable requirements of Section 4980B(f) of the IRC and
    (y) no employee or former employee of the Merger Companies is receiving any post-retirement healthcare or other post-retirement welfare benefits under any Benefit Plan as of the Closing, or, except as provided in Part 4.01(f) of the D Corp. Disclosure Letter, as of the Closing would satisfy the eligibility requirements for receiving any such post-retirement benefits.
    D Corp. will assume responsibility for providing any post-retirement healthcare coverage to the individuals set forth in Part 4.01(f) of the D Corp. Disclosure Letter through the D Corp. Group Benefits Plan. To the Knowledge of D Corp., each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Merger Companies on or at any time after the consummation of the Mergers.

        (g) TAXES. Except as set forth on Part 4.01 (g) of the D Corp. Disclosure Letter, (i) each of the Merger Companies has timely filed (or
    D Corp. has filed on its behalf) all Tax Returns required to be filed by it, and as of the time of filing, each such return was true, complete and correct in all material respects; (ii) each of the Merger Companies has timely paid (or the Companies or D Corp. have paid on its behalf) all Taxes shown to be due on such Tax Returns and all other Taxes currently due and payable; (iii) the Financial Statements reflect an adequate reserve (other than a reserve for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all Taxes payable by the Merger Companies for all taxable periods and portions thereof through the date of the Financial Statements; (iv) no deficiencies for any Taxes have been proposed, asserted or assessed against the Merger Companies, and no requests for waivers of the time to assess any such Taxes are pending;
    (v) the Federal income Tax Returns of D Corp. and each of its subsidiaries consolidated in such returns have been examined by and settled with the IRS and are not subject to audit for all fiscal years through the fiscal year ended March 31, 1994; (vi) all assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully and timely paid; (vii) there are no Encumbrances for Taxes (other than for current taxes not yet due and payable) on the assets of the Merger Companies; (viii) no Federal or state income Tax Returns of the Merger Companies with respect to a period beginning on or after January 1, 1996 have ever been (and no such returns are currently being) examined by the IRS or any state taxing authority; and (ix) none of the Merger Companies is bound by any agreement or arrangement with respect to Taxes. For the Tax periods beginning April 1, 1997, through the day immediately prior to the Closing Date, each of the Merger Companies was a qualified Subchapter S subsidiary under Section 1363(b)(3) of the IRC.

        For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, but not limited to, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this definition as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor or transferor entity. For purposes of this Agreement "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        (h) TITLE TO PROPERTIES; ENCUMBRANCES. Part 4.01(h) of the D Corp. Disclosure Letter contains a complete and accurate list and description of all real property and real property leaseholds owned by any Merger Company, including any structures or improvements thereon. D Corp. has delivered or made available to Parent copies of the deeds and other instruments (as recorded) by which the Merger Companies acquired such real property and real property leaseholds, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of the Merger Companies and relating to such real property or real property leaseholds. Except as set forth in Part 4.01(h) of the D Corp. Disclosure Letter, the Merger Companies own (with good and marketable title in the case of owned property, and a valid leasehold interest in, in the case of leased property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own or lease located in the facilities owned or operated by the Merger Companies or reflected as owned or leased in the books and records of the Merger Companies, including all of the properties and assets reflected in the Financial Statements (except for personal property sold since the date of the Financial Statements in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Merger Companies since the date of the Financial Statements (except for personal property acquired and sold since the date of the Financial Statements in the Ordinary Course of Business). All properties and assets of the Merger Companies are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) Permitted Encumbrances, and (b) with respect to real property, (i) minor imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto as a racetrack or off track betting facility, including uses related or incidental thereto, including lottery ticket terminals, or impairs the operations of the Merger Companies, and (ii) zoning laws and other land use restrictions that do not impair the use of the property subject thereto as a racetrack or off track betting facility, including uses related or incidental thereto, including lottery ticket terminals. All buildings, plants, and structures owned by the Merger Companies lie wholly within the boundaries of the real property owned by the Merger Companies, have adequate access to public roads without crossing the property of a third party and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

        (i) CONDITION AND SUFFICIENCY OF ASSETS. To the Knowledge of D Corp., the buildings, plants, and structures of the Merger Companies are structurally sound and are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such buildings, plants, or structures is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. To the Knowledge of D Corp, the buildings, plants, structures, and equipment of the Merger Companies are sufficient for the conduct of the Merger Companies' businesses as currently being conducted and are adequately served by utilities. To the Knowledge of D Corp., the equipment of the Merger Companies is in good operating condition and repair, normal wear and tear excepted, and none of such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

        (j) ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE. All accounts receivable of the Merger Companies (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the accounting records of the Merger Companies as of the Closing Date (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full within ninety days after the day on which it first became due and payable. There is no contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 4.01(j) of the D Corp. Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of May 31, 2000, which list sets forth the aging of such Accounts Receivable. The accounts payable of the Merger Companies were incurred in the Ordinary Course of Business.

        (k) INVENTORY. All inventory of the Merger Companies consists of a quality and quantity usable and salable in the Ordinary Course of Business. All Inventory has been priced at the lower of cost or market on a FIFO basis.

        (l) NO UNDISCLOSED LIABILITIES. To the Knowledge of D Corp., except as set forth in Part 4.01(l) of the D Corp. Disclosure Letter or as otherwise disclosed pursuant to the D Corp. Disclosure Letter, the Merger Companies have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise).

        (m) NO MATERIAL ADVERSE CHANGE. Since the date of the Year End Financials, with respect to the Merger Companies there has not been any Material Adverse Change.

        (n)  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

           (i) Except as set forth in Part 4.01(n) of the D Corp. Disclosure Letter and without reference to any matters covered by Section 4.01(s):

               (a) to the Knowledge of D Corp., each Merger Company is in compliance in all material respects with each Legal Requirement applicable to it or to the conduct of its business or the ownership or use of any of its assets; and

               (b) no Merger Company has received any notice or other communication from any Governmental Body or any other Person regarding any violation of, or failure to comply with, any Legal Requirement in any material respect, which is outstanding or unresolved as of the date hereof.

           (ii) Part 4.01(n) of the D Corp. Disclosure Letter contains a complete and accurate list of each material Governmental Authorization that is held by any Merger Company. Each Governmental Authorization listed or required to be listed in Part 4.01(o) of the D Corp. Disclosure Letter is valid and in full force and effect. Except as set forth in
       Part 4.01(n) of the D Corp. Disclosure Letter:

               (a) to the Knowledge of D Corp., each Merger Company is in compliance in all material respects with all of the terms and requirements of each Governmental Authorization held by it;

               (b) no Merger Company has received, at any time, any written notice or other written communication from any Governmental Body regarding (A) any violation of or failure to comply with any term or requirement of any Governmental Authorization in any material respect, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, which is outstanding or unresolved as of the date hereof; and

               (c) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
           Part 4.01(n) of the D Corp. Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

    The Merger Companies have all of the material Governmental Authorizations necessary to permit the Merger Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate (and propose to conduct and operate) such businesses and to permit the Merger Companies to own and use their assets in the manner in which they currently own and use (and propose to own and use) such assets.

        (o)  LEGAL PROCEEDINGS; ORDERS.

           (i) Except as set forth in Part 4.01(o) or Part 4.01(s) of the D Corp. Disclosure Letter, as of the date hereof there is no pending
       Proceeding:

               (a) that has been commenced by or against any Merger Company or any of the assets of any Merger Company; or

               (b) that challenges, or seeks to prevent any of the Transactions.

    To the Knowledge of D Corp. no such Proceeding has been Threatened. D Corp. has delivered or made available to Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
Part 4.01(o) of the D Corp. Disclosure Letter.

           (ii) Except as set forth in Part 4.01(o) of the D Corp. Disclosure Letter, as of the date hereof:

               (a) there is no material Order to which any of the Merger Companies, or any of its assets is subject;

               (b) D Corp. is not subject to any material Order that relates to the business of, or any of the assets owned or used by, any Merger Company; and

               (c) to the Knowledge of D Corp. no officer, director, agent, or employee of any Merger Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Merger Companies.

          (iii) Except as set forth in Part 4.01(o) of the D Corp. Disclosure Letter, as of the date hereof:

               (a) each Merger Company is, and at all times has been, in compliance in all material respects with all of the terms and requirements of each material Order to which it, or any of its assets is or has been subject; and

               (b) no Merger Company has received, at any time any notice or communication from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any material Order to which any Merger Company, or any of its assets is or has been subject which is outstanding or unresolved as of the date hereof.

        (p)  ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in
    Part 4.01(p) of the D Corp. Disclosure Letter, since the date of the Year End Financials, the Merger Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

           (i) change in any Merger Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Merger Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Merger Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

           (ii) amendment to the Organizational Documents of any Merger Company;

          (iii) payment or increase (except in the Ordinary Course of Business) by any Merger Company of any bonuses, salaries, or other compensation to any director, officer, or employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

           (iv) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Merger Company;

           (v) damage to or destruction or loss of any asset or property of any Merger Company, whether or not covered by insurance, which has had a Material Adverse Effect;

           (vi) entry into, termination of, or receipt of notice of termination of (i) any joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to any Merger Company of at least $50,000;

          (vii) sale (other than sales of inventory or services in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Merger Company in the amount of

       $50,000 or more, or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Merger Company;

         (viii) cancellation or waiver of any claims or rights with a value to any Merger Company in excess of $25,000;

           (ix) material change in the accounting methods used by any Merger Company or any change of or disagreement with the independent accountants of any Merger Company;

           (x) agreement, whether oral or written, by any Merger Company to do any of the foregoing; or

           (xi) cancellation of any material insurance policy covering any of the Merger Companies, or any material adverse change in coverage under any such policy.

        (q)  CONTRACTS; NO DEFAULTS.

           (i) Part 4.01(q) of the D Corp. Disclosure Letter contains as of the date hereof a complete and accurate list, and D Corp. has delivered to Parent true and complete copies, of:

               (a) each Applicable Contract that involves performance of services or delivery of goods or materials by the Merger Companies of an amount or value in excess of $50,000;

               (b) each Applicable Contract that involves performance of services or delivery of goods or materials to the Merger Companies of an amount or value in excess of $50,000;

               (c) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Merger Companies in excess of $50,000;

               (d) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

               (e) each licensing agreement or other Applicable Contract with respect to material patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property;

               (f) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees and each employment agreement;

               (g) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Merger Company with any other Person;

               (h) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Merger Company or any Affiliate of any Merger Company or limit the freedom of any Merger Company or any Affiliate of any Merger Company to engage in any line of business or to compete with any Person;

               (i) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (j) each power of attorney that is currently effective and outstanding;

               (k) each Applicable Contract for capital expenditures in excess of $50,000;

               (l) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Merger Company other than in the Ordinary Course of Business;

               (m) each Applicable Contract not otherwise listed above concerning (i) the simulcasting of horse races (sending or receiving) that extends beyond the current meet, (ii) sponsorships, (iii) tote services, (v) horsemen, and (v) audio visual services including satellite uplinking and downlinking; and

               (n) each material amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

           (ii) Except as set forth in Part 4.01(q) of the D Corp. Disclosure
       Letter:

               (a) neither D Corp. nor any Affiliate of D Corp. has or may acquire any rights under, and neither D Corp. nor any such Affiliate has or may become subject to any obligation or liability under, any material Contract that relates to the business of, or any of the assets of any Merger Company; and

               (b) to the Knowledge of D Corp, no officer, director, or employee of any Merger Company is bound by any Contract that purports to limit the ability of such officer, director, or employee to (A) engage in or continue any conduct, activity, or practice relating to the business of any Merger Company, or (B) assign to any Merger Company or to any other Person any rights to any invention, improvement, or discovery.

          (iii) Except as set forth in Part 4.01(q) of the D Corp. Disclosure Letter, as of the date hereof each Contract identified or required to be identified in Part 4.01(q) of the D Corp. Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyancing, preferential transfer, moratorium, or similar laws of general application and court decisions affecting the rights of creditors and general principles of equity.

           (iv) Except as set forth in Part 4.01(q) of the D Corp. Disclosure Letter, as of the date hereof:

               (a) each Merger Company is in compliance in all material respects with all applicable terms and requirements of each Contract identified or required to be identified in Part 4.01(q) of the D Corp. Disclosure Letter;

               (b) to the Knowledge of D Corp., each other Person that has any obligation or liability under any such Contract is in compliance, in all material respects, with all applicable terms and requirements of such Contract; and

               (c) to the Knowledge of D Corp., no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Merger Company or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such Contract.

           (v) There are no renegotiations of or outstanding rights to renegotiate any material amounts paid or payable to any Merger Company under any Contracts identified or required to be identified in
       Part 4.01(q) of the D Corp. Disclosure Letter and, to the Knowledge of D Corp. no such Person has Threatened such renegotiation.

           (vi) The Contracts relating to the sale, design or provision of products, simulcast signal or services by the Merger Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

        (r)  INSURANCE.

           (i) D Corp. has delivered to Parent true and complete copies of all policies of insurance to which any Merger Company is a party as of the date hereof, or under which any Merger Company, or any director (in respect of director liability) of any Merger Company, is covered as of the date hereof, and the Merger Companies have maintained substantially equivalent insurance coverage as set forth in such current policies within the period beginning three years preceding the date of this Agreement and ending the date of this Agreement.

           (ii) Part 4.01(r) of the D Corp. Disclosure Letter describes, as of the date hereof:

               (a) any self-insurance arrangement by or affecting any Merger Company, including any reserves established thereunder; and

               (b) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Merger Company.

          (iii) Except as set forth on Part 4.01(r) of the D Corp. Disclosure
       Letter:

               (a) all policies to which any Merger Company is a party or that provide coverage to any Merger Company or any director or officer of any Merger Company:

                   1. do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Merger Company; and

                   2. will not, as the result of an audit, require the payment of any earned premiums.

               (b) With respect to the policies of insurance delivered to Parent as described in Section 4.01(r), neither D Corp. nor any Merger Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (c) With respect to the policies of insurance delivered to Parent as described in Section 4.01(r), the Merger Companies have paid all premiums due, and have otherwise performed all of their obligations, under each such policy.

        (s) ENVIRONMENTAL MATTERS. Except as set forth in Part 4.01(s) of the D Corp. Disclosure Letter:

           (i) To the Knowledge of D Corp., each Merger Company is in compliance in all material respects with Environmental Law. To the Knowledge of D Corp., neither D Corp. nor any Merger Company has received any written communication from (i) any Governmental Body or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation of any Environmental Law. To the Knowledge of D Corp. and except as set forth in Part 4.01(o) of the D Corp. Disclosure Letter, there is no pending or Threatened litigation against D Corp. relating to the Facilities brought by a private citizen acting in the public interest pursuant to any applicable Environmental Law.

           (ii) There are no pending or, to the Knowledge of D Corp., Threatened claims or Encumbrances resulting from or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Merger Company has or had an interest.

          (iii) To the Knowledge of D Corp., there has been no Release or Threatened Release nor are Hazardous Materials present on or in the Environment at the Facilities in amounts or locations in violation of applicable Environmental Law nor has any Merger Company permitted or conducted its operations at any Facilities or any other properties except in compliance in all material respects with applicable Environmental Laws.

           (iv) To the Knowledge of D Corp., D Corp. has delivered to Parent true and complete copies and results of any reports, studies, analyses, tests, or monitoring currently in the possession of D Corp. or any Merger Company provided by D Corp. to any Governmental Authority concerning compliance by any Merger Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

           (v) D Corp. and/or the Merger Companies applied for renewal of the National Pollution Discharge Elimination System permit issued in 1993 to the Arlington International Racecourse facility in a timely manner and, to the Knowledge of D Corp., there is no information indicating that the renewal application will be denied or that a renewed permit will not be issued by the Illinois Environmental Protection Agency in the usual course of business.

        (t)  EMPLOYEES.

           (i) Part 4.01(t) of the D Corp. Disclosure Letter contains a complete and accurate list as of the date hereof of the following information for each full time employee of the Merger Companies, whose annual base compensation exceed $50,000, including each such employee on leave of absence or layoff status:name; job title; vacation accrued; date of hire; salary; and whether a participant in any 401(k) plan or other Pension Plans listed in Part 4.01(f) of the D Corp. Disclosure Letter.

           (ii) To the Knowledge of D Corp., no employee of any Merger Company is a party to, or is otherwise bound by, any agreement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way materially adversely affects or will materially adversely affect (i) the performance of his duties as an employee of any Merger Company, or (ii) the ability of any Merger Company to conduct its business. To D Corp.'s Knowledge, no officer, or other key employee of any Merger Company intends to terminate his employment with any Merger Company.

        (u)  LABOR RELATIONS; COMPLIANCE.  Except as set forth in
    Part 4.01(u) of the D Corp. Disclosure Letter, as of the date hereof no Merger Company is a party to any collective bargaining or other labor Contract. Except as set forth in Part 4.01(u) of the D Corp. Disclosure Letter, there is not presently pending or existing, and to D Corp.'s Knowledge there is not Threatened, (a) as of the date hereof, any strike, slowdown, picketing, or work stoppage which could affect the operations of the Merger Companies, (b) any Proceeding against or affecting any Merger Company relating to the alleged material violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, employee grievance process, or other labor or employment dispute against or affecting any Merger Company or its premises, or (c) as of the date hereof, any application for certification of a collective bargaining agent for any employees of any Merger Company. There is no lockout of any employees by any Merger Company, and no such action is contemplated by any Merger Company. Each Merger Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Merger Company is liable for the payment of any material compensation, damages, taxes, fines, penalties, or other amounts, however designated, for any failure to comply with any of the foregoing Legal Requirements.

        (v)  INTELLECTUAL PROPERTY.

           (i) INTELLECTUAL PROPERTY--The term "Intellectual Property" includes:

               (a) the names and marks of the Merger Companies set forth on
           Part 4.01(v) of the D Corp. Disclosure Letter, which is a true and accurate list thereof (collectively, "Marks"); and

               (b) all know-how, trade secrets, confidential information, customer or client lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") that are material to the operation of the business of the Merger Companies and that are owned, used, or licensed by any Merger Company as licensee or licensor.

           (ii) AGREEMENTS--Part 4.01(v) of the D Corp. Disclosure Letter contains as of the date hereof a complete and accurate list of all Contracts relating to the Intellectual Property to which any Merger Company is a party or by which any Merger Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $1,000 under which any Merger Company is the licensee. There are no outstanding and, to D Corp.'s Knowledge, no Threatened disputes or disagreements with respect to any such Contract.

          (iii) KNOW-HOW NECESSARY FOR THE BUSINESS--To the Knowledge of
       D Corp., the Intellectual Property are all those necessary for the operation of the Merger Companies' businesses as they are currently conducted or as reflected in the business plan. Except as set forth in
       Part 4.01(v) of the D Corp. Disclosure Letter, the Merger Companies are the owners of all right, title and interest in and to each item of Intellectual Property to the Knowledge of D Corp. free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property.

           (iv)  TRADEMARKS

               (a) One or more of the Merger Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (b) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

               (c) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to D Corp.'s Knowledge, no such action is Threatened with the respect to any of the Marks.

               (d) To D Corp.'s Knowledge, there is no potentially interfering trademark or trademark application of any third party.

               (e) To D Corp.'s Knowledge, no Mark is infringed or has been challenged or Threatened in any way and none of the Marks used by any Merger Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

           (v) TRADE SECRETS The Merger Companies have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

        (w) CERTAIN PAYMENTS. No Merger Company or any director, officer, or to D Corp.'s Knowledge, agent or employee of any Merger Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
    (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Merger Company or any Affiliate of any Merger Company, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of any Merger Company.

        (x)  RELATIONSHIPS WITH RELATED PERSONS.  Except as set forth in
    Part 4.01(x) of the D Corp. Disclosure Letter, neither D Corp. nor any Related Person of D Corp. or of any Merger Company has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in the Merger Companies' businesses. Neither
    D Corp. nor any Related Person of D Corp. or any Merger Company is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings with or a material financial interest in any transaction with any Merger Company other than business dealings or transactions conducted in the Ordinary Course of Business with any Merger Company at substantially prevailing market prices and on substantially prevailing market terms, or
    (ii) engaged in competition with any Merger Company with respect to any line of the products or services of any Merger Company (a "Competing Business") in any market presently served by any Merger Company. Except as set forth in
    Part 4.01(x) of the D Corp. Disclosure Letter, neither D Corp. nor any Related Person of D Corp. or any Merger Company is a party to any Contract with, or has any claim or right against, any Merger Company.

        (y) BROKERS OR FINDERS. D Corp. and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

        (z) PROJECTIONS. (i) Attached to the D Corp. Disclosure Letter is a letter from the Illinois Racing Board (the "Board"), dated December 28, 1999, setting forth the pari-mutuel tax credit under Section 230
    ILCS 5/32.1 of the Horse Racing Act (the "Act") for the year 2000;
    (ii) attached to the D Corp. Disclosure Letter is a letter from the Board, dated February 7, 2000, advising as to recapture funding under Section 230 ILCS 5/26(g)(13) of the Act; (iii) D Corp. has made available a true and correct copy of the Letter Agreement, dated as of June 29, 1998, among Levy (Arlington) Limited Partnership and A Corp., which details $1,000,000 in payments made by A Corp. to Levy in 1998 and 1999 that will be recovered in subsequent years (2000 and 2001 to the extent food and beverage levels are at least equal to that contained in the Arlington International Racecourse Consolidated-All Locations Proforma 2000-2004 previously provided by Parent by D Corp.) as payments to A Corp. over and above that which would be normally received by A Corp. as its share of food and beverage net operating income; and (iv) attached to the D Corp. Disclosure Letter is a copy of the calculation made by A Corp. of the amount of Illinois Racing Fund Payments to be received by it under Section 230 ILCS 5/54 of the Act, including the amount to be received as commissions and the amount to go to the purse account of A Corp.

        (aa) INVESTMENT INTENT. D Corp. is acquiring the shares of Parent Common Stock pursuant to this Agreement for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. D Corp. is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act and has such knowledge and expertise concerning financial and business matters to evaluate the merits and risks of an investment in Parent Common Stock.

    SECTION 4.02. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUBS. Parent and Subs represent and warrant to D Corp. as follows:

        (a) ORGANIZATION AND CORPORATE POWER. Each of Parent and Subs is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use.

        (b)  AUTHORITY; NO CONFLICT.

           (i) Subject to the shareholder approval at the Shareholders Meeting, each of Parent and Subs has the corporate power and authority to execute and deliver this Agreement and the other Operative Agreements, as applicable, and to incur and perform its obligations hereunder and thereunder. Subject to the shareholder approval at the Shareholders Meeting, the execution, delivery and performance of this Agreement and the other Operative Agreements, as applicable, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Parent and Subs. Subject to the shareholder approval at the Shareholders Meeting, this Agreement and the other Operative Agreements, as applicable, constitute the legal, valid, and binding obligations of Parent and Subs, as applicable, enforceable against Parent and Subs in accordance with their terms.

           (ii) Except for approvals required under the HSR Act, from the Kentucky Racing Commission, from the Illinois Racing Board, by the shareholders of Parent at the Shareholders Meeting, as set forth in
       Part 4.02(b) of the Parent Disclosure Letter, and as otherwise contemplated by this Agreement, neither the execution and delivery of this Agreement or the other Operative Agreements by Parent and Subs nor the consummation or performance of any of the Transactions by Parent and Subs will, directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with, or result in a violation of
           (A) any provision of the Organizational Documents of Parent or the Subs, or (B) any resolution adopted by the board of directors or the shareholders of Parent or the Subs;

               (b) contravene, conflict with, or result in a violation of any Legal Requirement or any Order to which Parent or any of the assets of Parent may be subject;

               (c) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by Parent or that otherwise relates to the business of, or any of the assets of Parent;

               (d) cause Parent to become subject to, or to become liable for the payment of, any tax;

               (e) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material Contract of Parent; or

               (f) result in the imposition or creation of any Encumbrance upon or with respect to any assets of Parent.

        Parent is not and will not be required to obtain any Consent from any Person under any material Contract or other item in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions except as set forth in Part 4.02(b) of the Parent Disclosure Letter, or this Agreement.

        (c) CAPITALIZATION. The authorized capitalization of Parent consists of 50,000,000 shares of no par value common stock and 250,000 shares of no par value preferred stock. As of the date hereof, Parent has issued and outstanding 9,853,627 shares of no par value common stock and no shares of no par value preferred stock. All of the outstanding equity securities of Parent have been duly authorized and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale or transfer by Parent of any equity securities or other securities of Parent other than under the employee compensation plans of Parent and the rights plan of Parent.

        (d) SEC DOCUMENTS. Parent has filed all required reports, schedules, forms, statements and other documents that it has been required to file under the Exchange Act and the Securities Act with the SEC since January 1, 1999 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents. As of the date thereof, no such document contained an untrue statement of material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances in which made, not misleading.

        (e) CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Parent or the Subs and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Transactions. To Parent's Knowledge, no such Proceeding has been Threatened.

        (f) BROKERS OR FINDERS. Parent and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement other than to CIBC World Markets, which will be paid by Parent.

        (g) FINANCIAL STATEMENTS. The financial statements of Parent for the year ended December 31, 1999 and for the quarter ended March 31, 2000 previously made available to D Corp. by Parent ("Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto and subject to normal year end adjustments) and fairly present the consolidated financial position of Parent and its subsidiaries, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since the date of the Parent Financial Statements, there has been no Material Adverse Change in Parent.

        (h) SUBS; NO PRIOR ACTIVITIES. Subs were formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time of the Mergers, except for obligations or liabilities incurred in connection with their organization or to be incurred in connection with the consummation of the Transactions, Subs have not incurred any obligations or liabilities or engaged in any business activity of any type or any kind whatsoever or entered into agreements or arrangements with any person, other than the Operative Agreements.

        (i) BOOKS AND RECORDS. The books of account, minute books and stock record books of Parent are complete and correct in all material respects and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls.

        (j) ERISA COMPLIANCE. Neither Parent nor Subs maintain or have maintained during the five full calendar years preceding the date hereof a defined benefit pension plan subject to Title IV of ERISA, other than Multiemployer Plans. Except as listed on Part 4.02(j) of the Parent Disclosure Letter, no withdrawal liability would result to any member of Parent's controlled group (as defined in Code Section 414) (each an "ERISA Affiliate") in the event that Parent or any Sub withdrew in a complete or partial withdrawal, as defined respectively in ERISA Sections 4203 and 4205, as of the date hereof from any Multiemployer Plan to which Parent or Sub contributes or is obligated to contribute. Neither Parent nor any Sub nor any ERISA Affiliate has incurred any liability under Title IV of ERISA. Each employee welfare benefit plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the IRC, maintained by Parent or any Sub complies in all respects with the applicable requirements of
    Section 4908(f) of the IRC. Each employee benefit plan, policy and arrangement maintained by, or contributed to, by Parent or any Sub ("Parent Plan") complies with applicable law and has been administered in accordance with its terms. To the extent any Parent Plan is intended to qualify under
    Section 401(a) of the IRC, such Parent Plan is so qualified and has obtained a favorable determination letter from the Internal Revenue Service covering such matters for which the applicable remedial amendment period has not yet expired, and nothing has occurred since such favorable determination letter was issued to impair the qualified status of any such Parent Plan. None of Parent, Subs, any officer of either of them or any fiduciary of any Parent Plan (1) has engaged in a nonexempt "prohibited transaction" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the IRC for which a material penalty would be imposed or (2) has participated in any fiduciary breach under ERISA with respect to any Parent Plan subject to ERISA. To the Knowledge of Parent and Subs, there are no pending claims, suits, audits or investigations pending with respect to any Parent Plan that could result in material liability for Parent or any Sub, except as provided on
    Part 4.02(j) of the Parent Disclosure Letter. The consummation of the Transactions (either alone or with any other event) shall not entitle any director or employee of Parent or any Sub to severance payments, additional compensation or benefits or acceleration of vesting, payment or funding of any compensation or benefits, other than under the stock option plans of Parent. Except as set forth in Part 4.02(j) of the Parent Disclosure Letter, neither Parent nor any Sub has any liability for providing post-retirement welfare benefits other than those provided by a Multiemployer Plan.

        (k) TAXES. Except as set forth in Part 4.02(k) of the Parent Disclosure Letter, (i) Parent has timely filed all Tax Returns and reports required to be filed by it, and as of the time of filing, each such return was true, complete and correct in all material respects; (ii) Parent has timely paid all Taxes shown to be due on such Tax Returns and all other Taxes currently due and payable; (iii) the Parent Financial Statements reflect an adequate reserve (other than a reserve for deferred income taxes established to reflect differences between book basis and tax basis of assets and liabilities) for all Taxes payable by Parent for all taxable periods and portions thereof through the date of the Parent Financial Statements; (iv) no material deficiencies for any Taxes have been proposed, asserted or assessed against Parent, and no requests for waivers of the time to assess any such Taxes are pending; (v) the Federal income Tax Returns of Parent and each of its Subsidiaries have been examined by and settled with the IRS and are not subject to audit for all years through 1995; (vi) all assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully and timely paid;
    (vii) there are no Encumbrances for Taxes (other than for current taxes not yet due and payable) on the assets of Parent; (viii) no Federal or state income Tax Returns of Parent with respect to a taxable period beginning on or after January 1, 1996 have ever been (and no such returns are currently being) examined by the IRS or any state taxing authority; and (ix) Parent is not bound by any agreement or arrangement with respect to Taxes.

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
        (l)  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

           (i) Except as set forth in Part 4.02(l) of the Parent Disclosure Letter and without reference to any matters covered by Section 4.02(m):

               (a) To the Knowledge of Parent, each of Parent and its Subsidiaries is in compliance in all material respects with each Legal Requirement applicable to it or to the conduct of its business or the ownership or use of any of its assets; and

               (b) None of Parent or its Subsidiaries has received any notice or other communication from any Governmental Body or any other Person regarding any violation of, or failure to comply with, any Legal Requirement in any material respect, which is outstanding or unresolved as of the date hereof.

           (ii) Each material Governmental Authorization held by Parent or its Subsidiaries is valid and in full force and effect. Except as set forth in Part 4.02(l) of the Parent Disclosure Letter:

               (a) to the Knowledge of Parent, each of Parent and its Subsidiaries is in compliance in all material respects with all of the terms and requirements of each Governmental Authorization held by it;

               (b) none of Parent or its Subsidiaries has received, at any time, any written notice or other written communication from any Governmental Body regarding (A) any violation of or failure to comply with any term or requirement of any Governmental Authorization in any material respect, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization, which is outstanding or unresolved as of the date hereof; and

               (c) all applications required to have been filed for the renewal of the material Governmental Authorizations of Parent or its Subsidiaries have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

        Parent and its Subsidiaries have all of the material Governmental Authorizations necessary to permit Parent and its Subsidiaries to lawfully conduct and operate (and propose to conduct and operate) their businesses in the manner they currently conduct and operate (and propose to conduct and operate) such businesses and to permit Parent and its Subsidiaries to own and use their assets in the manner in which they currently own and use (and propose to own and use) such assets.

        (m) ENVIRONMENTAL MATTERS. Except as set forth in Part 4.02(m) of the Parent Disclosure:

           (i) To the Knowledge of Parent, Parent and its Subsidiaries are in compliance in all material respects with Environmental Law. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received any written communication from (i) any Governmental Body or
       (ii) the current or prior owner or operator of any property, of any actual or potential violation of any Environmental Law. To the Knowledge of Parent, there is no pending or Threatened litigation against Parent or its Subsidiaries brought by a private citizen acting in the public interest pursuant to any applicable Environmental Law.

           (ii) There are no pending or, to the Knowledge of Parent, Threatened claims or Encumbrances resulting from or arising under or pursuant to any Environmental Law, with respect to or affecting any properties and assets (whether real, personal, or mixed) in which Parent or its Subsidiaries has or had an interest.

          (iii) To the Knowledge of Parent, there has been no Release or Threatened Release nor are Hazardous Materials present on or in the Environment at the properties at which Parent

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
       or its Subsidiaries currently or formerly operated in amounts or locations in violation of applicable Environmental Law nor has Parent or its Subsidiaries permitted or conducted its operations at any property except in compliance in all material respects with applicable Environmental Laws.

           (iv) To the Knowledge of Parent, Parent has delivered to D Corp. true and complete copies and results of any reports, studies, analyses, tests, or monitoring currently in the possession of Parent or its Subsidiaries provided by Parent or its Subsidiaries to any Governmental Authority concerning compliance by Parent or its Subsidiaries, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

        (n) ACQUISITION MATTERS. To the Knowledge of Parent and except as set forth in Part 4.02(n) of the Parent Disclosure Letter, there is no claim by any party to any acquisition transaction with Parent or any of its Subsidiaries which constitutes a material unrecorded liability of Parent or its Subsidiaries.

        (o) NO UNDISCLOSED LIABILITIES. To the knowledge of Parent, except as set forth in Part 4.02(o) of the Parent Disclosure Letter or as otherwise disclosed pursuant to the Parent Disclosure Letter, Parent has no material liabilities or obligations of any nature (whether known or unknown) and whether absolute, accrued, contingent, or otherwise.

    SECTION 4.03.  ACKNOWLEDGMENT.  Parent and Subs acknowledge and agree that
(a) the representations and warranties set forth in Section 4.01 are the only representations, warranties or other assurances of any kind given by or on behalf of D Corp. or the Companies and on which Parent and the Subs are relying in entering into this Agreement; (b) as of the date of this Agreement Parent is not aware of any matter which constitutes a breach by D Corp. of its representations and warranties in Section 4.01, and (c) no other statement, promise, forecast or projection made by or on behalf of D. Corp. or the Merger Companies or any of their Representatives may form the basis of, or be pleaded in connection with, any claim by Parent or Subs under or in connection with this Agreement. D Corp. acknowledges and agrees that (a) the representation and warranties set forth in Section 4.02 are the only representations, warranties or other assurances of any kind given by or on behalf of Parent and on which D Corp. is relying in entering into this Agreement; and (b) as of the date of this Agreement, D Corp. is not aware of any matter which constitutes a breach by Parent of its representations and warranties in Section 4.02; and (c) no other statement, promise, forecast or projection made by or on behalf of Parent or any of its Representatives may form the basis of, or be pleaded in connection with, any claim by D. Corp. or Subs under or in connection with this Agreement.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 5.01. CONDUCT OF BUSINESS. (a) ORDINARY COURSE. During the period from the date of this Agreement to the Effective Time of the Mergers, D Corp. shall cause the Merger Companies to, and the Merger Companies shall, carry on their respective businesses in the Ordinary Course of Business and, to the extent consistent therewith, use Best Efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, without the prior written consent of Parent, during the period from the date of this Agreement to the Effective Time of the Mergers, D Corp. shall cause the Merger Companies not to, and the Merger Companies shall not:

        (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock, (y) split, combine or reclassify any of their capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of

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
    the Merger Companies or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

        (ii) issue, deliver, sell, pledge or otherwise encumber any shares of their capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

       (iii) amend their Organizational Documents;

        (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Merger Companies, except purchases of inventory in the Ordinary Course of Business consistent with past practice or materials or services required for the start of the Merger Companies' race meet;

        (v) (A) grant to any employee, officer or director of the Merger Companies any increase in compensation, other than as contemplated by the 2000 budget of A Corp. heretofore provided by D Corp. to Parent, (B) grant to any employee, officer or director of the Merger Companies any increase in severance or termination pay, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director, (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Benefit Plan, except as otherwise provided for by Section 6.14 of this Agreement or (E) take any action to accelerate any material rights or benefits, or make any material determinations under any collective bargaining agreement or Benefit Plan, except as otherwise required by applicable law or regulation;

        (vi) make any change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operations of the Merger Companies, except insofar as may have been required by a change in GAAP or other applicable laws or regulations;

       (vii) sell, lease, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of properties or assets of the Merger Companies having a fair market value in excess of $25,000;

      (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Merger Companies, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Merger Companies;

        (ix) make or agree to make any new capital expenditure or expenditures which, in the aggregate, are in excess of $50,000;

        (x) inconsistent with prior practices, make any Tax election, amend any Tax Return or settle or compromise any Tax liability or refund;

        (xi) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise),other than those incurred in the Ordinary Course of Business consistent with past practice, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Merger Companies is a party;

       (xii) except as part of the Transactions as contemplated by this Agreement, enter into any transaction, agreement, arrangement or understanding with D Corp. or any of its affiliates; or

      (xiii) authorize any of, or commit or agree to take any of, the foregoing actions or take any action which would be prohibited by Section 4.01(p).

        Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, A Corp. may distribute to D Corp. (i) the issued and outstanding stock of T Club, and (ii) the assets referenced in
    Part 5.01(a) of the D Corp. Disclosure Letter. Upon distribution to D Corp. of the assets referenced in (ii), D Corp. may then transfer such assets to a third party.

    (b) OTHER ACTIONS. D Corp. shall not, and D Corp. shall cause the Merger Companies not to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of D Corp. set forth in this Agreement becoming untrue.

    (c) CONTINUATION OF INSURANCE. D Corp. shall use its Best Efforts to keep in effect until the Effective Time all insurance policies to which any Merger Company is a party or that provides coverage to any Merger Company as of the date hereof.

    (d) ADVICE OF PROCEEDINGS. D Corp. and each of the Merger Companies shall promptly advise Parent orally and in writing if any of the Merger Companies shall become subject to any material Order or material Proceeding or become aware of any Threatened material claim.

    (e) CERTAIN ACTIONS BY PARENT. During the period of time from the date of this Agreement until the Effective Time of the Mergers, Parent shall not, and shall not permit any of its Subsidiaries to:

        (i) (x) declare, set aside or pay any extraordinary dividends on, or make any other extraordinary distributions in respect of, any of Parent's capital stock or (y) split, combine or reclassify any of Parent's capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution of shares of Parent's capital stock other than under Parent's rights plan;

        (ii) except pursuant to the employee compensation plans of Parent, the rights plan of Parent or the principal credit facility of Parent with respect to the pledge of the shares of Parent's Subsidiaries, issue, deliver, sell, pledge or otherwise encumber any shares of Parent or its Subsidiaries;

       (iii) amend the Organization Documents of Parent;

        (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any material business or any material corporation, partnership, joint venture, association of other business organization or material division thereof or(y) any assets that are material individually or in the aggregate to Parent, except purchases of assets in the Ordinary Course of Business consistent with past practice;

        (v) make any material change in accounting methods, principles or practices affecting the reported consolidated assets, liabilities or results of operation of Parent, except insofar as may have been required by a change in GAAP or other applicable laws or regulations;

        (vi) sell, transfer or otherwise dispose of any of its assets out of the Ordinary Course of Business unless it receives consideration equal to the fair market value of such assets (as determined in good faith by the board of directors of Parent) and except for the pending sale of a portion of Parent's interest in Hoosier Park, L.P.; or

       (vii) authorize any of, or commit or agree to take any of, the foregoing actions.

    (f) Prior to the Effective Time of the Mergers, D Corp. shall not revoke the Qualified Subchapter S Subsidiary elections of A Corp., A Management Corp. and
T Club under Treas. Reg. Section 1.1361-3(b) of the IRC or terminate its Subchapter S election under Treas. Reg. Section1.1362-2 of the IRC.

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
    SECTION 5.02. NO NEGOTIATION OR SOLICITATION. Until such time, if any, as this Agreement is terminated pursuant to Article VIII, D Corp. will not, and will cause each Merger Company and each of their Representatives not to, directly or indirectly, solicit, initiate, or encourage any inquires or proposals from, discuss or negotiate with, or provide any non-public information to, any Person (other than Parent) relating to any transaction involving the sale of the business or the assets (other than in the Ordinary Course of Business) of any Merger Company, or any of the capital stock of any Merger Company, or any merger, consolidation, business combination, or similar transaction involving the change in control of any Merger Company.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

    SECTION 6.01. PREPARATION OF PROXY MATERIALS. (a) As soon as practicable following the execution of this Agreement, Parent will prepare and file with the SEC a preliminary Proxy Statement and Proxy (the "Proxy Materials"). Parent will use its Best Efforts to respond to any comments of the SEC or its staff concerning the Proxy Materials and to cause the Proxy Statement to be mailed to the Parent's shareholders as promptly as practicable after such filing. Parent will notify D Corp. promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Materials or for additional information and will supply D Corp. with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Materials or the Mergers. If at any time prior to the approval of the issuance of shares of Parent Common Stock pursuant to this Agreement by Parent's shareholders there shall occur any event that should be set forth in an amendment or supplement to the Proxy Materials, Parent will promptly prepare and mail to its shareholders such an amendment or supplement. Parent will not mail any Proxy Materials or any amendment or supplement thereto without two (2) days prior notice to D Corp. or if D Corp. reasonably objects thereto. Each of D Corp., the Companies, Parent and Subs agrees promptly to correct any information provided by it for use in the Proxy Materials if and to the extent that such information shall have become false or misleading in any material respect, and Parent further agrees to take all steps necessary to amend or supplement the Proxy Materials and to cause the Proxy Materials as so amended or supplemented to be filed with the SEC and the Proxy Materials to be disseminated to Parents stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent agrees to provide D Corp. and its counsel copies of any written comments Parent or its counsel may receive from the SEC or its staff with respect to the Proxy Materials promptly after the receipt of such comments. D Corp. and the Merger Companies will cooperate with Parent in connection with the matters described in this Section.

    (b) Subject to any necessary SEC approvals of the Proxy Materials, Parent will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders Meeting") for the purpose of approving the issuance of shares of Parent Common Stock pursuant to this Agreement and the Transactions. Parent will, through its Board of Directors, recommend to its shareholders approval of the issuance of shares of Parent Common Stock pursuant to this Agreement and the Transactions. Notwithstanding the foregoing, the Board of Directors of Parent, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the members based on the advice of outside counsel, may withdraw or modify its approval or recommendation; provided that no such withdrawal or modification shall be permissible under this provision
(i) because of a change in the trading price of the Parent Common Stock, or
(ii) because of any change or effect that is adverse to the business, prospects, assets, condition (financial or otherwise) or results of operations of the Merger Companies, taken as a whole, which does not constitute a Material Adverse Effect. Within ten (10) business days after the date hereof, Parent shall obtain from its directors listed on EXHIBIT B to this Agreement (the "Designated

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
Directors") voting agreements in substantially the form of EXHIBIT C to this Agreement (the "Voting Agreements").

    Parent's obligations under this Section 6.01 are not qualified by the condition in Section 7.01(a), and failure of Parent to comply with its obligations under this Section 6.01 shall give D Corp. the right to assert a claim under Section 10.03.

    SECTION 6.02. ACCESS TO INFORMATION; CONFIDENTIALITY. D Corp. shall cause the Merger Companies to, and the Merger Companies, shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other Representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Merger Companies shall furnish promptly to Parent all other information concerning their business, properties and personnel as Parent may reasonably request. Parent shall afford to D Corp. and to D Corp.'s officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all its properties, books, contracts, commitments, personnel and records and, during such period, Parent shall furnish promptly to D Corp. all other information governing its business, properties and personnel as D Corp. may reasonably request. All such information shall be held in accordance with the confidentiality agreement (the "Confidentiality Agreement") dated September 15, 1999, as amended.

    SECTION 6.03. REASONABLE EFFORTS; NOTIFICATION. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Bodies (including the racing regulators referenced in Section 7.01(e)) and the making of all necessary notifications, registrations and filings (including filings with Governmental Bodies, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body including those referenced in Section 7.01(e) hereof, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, and (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed.

    SECTION 6.04. RIGHTS AGREEMENT. (a) The Board of Directors of Parent shall amend its Rights Agreement in order to provide that D Corp. shall not be an acquiring person under the rights plan solely by virtue of the Mergers and the other Transactions.

    SECTION 6.05. FEES AND EXPENSES. (a) All fees and expenses incurred in connection with the Mergers, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated. Any real estate appraisal fees in connection with subdividing the property as contemplated by Section 7.01(d) shall be borne 50% by each of D Corp. and Parent.

    (b) For purposes of this Agreement, the term "Expenses" shall mean, with respect to a party hereto, all reasonable out-of-pocket fees and expenses incurred or paid by or on behalf of such party or any of its affiliates in connection with the Mergers or the consummation of any of the Transactions, including all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to such party or any or its affiliates and all fees and expenses of banks, investment banking firms and other financial institutions and their respective counsel, accountants and agents in connection with arranging or providing financing (collectively, the "Expenses").

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
    SECTION 6.06. PUBLIC ANNOUNCEMENTS. Parent and Subs, on the one hand, and D Corp. and the Merger Companies, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations imposed by the Nasdaq Stock Market. The parties agree that (a) the initial press release to be issued with respect to the Transactions is set forth in EXHIBIT D to this Agreement, and (b) the Parent shall be entitled to prepare (in its sole discretion) and file reports on Form 8-K with the SEC pursuant to the Exchange Act concerning the amendment to its rights plan and the announcement of the Transactions and a subsequent report on Form 8-K describing this Agreement and the Mergers and file the Operative Agreements as exhibits to such Form 8-K.

    SECTION 6.07. TRANSFER TAXES. D Corp. shall pay any state, local, foreign or provincial sales, use, real property transfer, stock, transfer, stock or similar tax (including any interest or penalties with respect thereto) payable in connection with the consummation of the Transactions (collectively, the "Transfer Taxes"). Parent agrees to cooperate with D Corp. in the filing of any returns with respect to the Transfer Taxes.

    SECTION 6.08. MANAGEMENT AGREEMENT. Contemporaneously with the execution of this Agreement, A Corp. and Churchill Downs Management Company shall enter into a management agreement to be effective only after expiration or earlier termination of the waiting period under the HSR Act.

    SECTION 6.09. FUNDING. D Corp. agrees to consider providing Parent and its Affiliates with funding in an amount up to $15,000,000. Accordingly, if requested by Parent, D Corp. will discuss with Parent an investment of such funds in Parent and the terms and conditions of such investment; provided, however, that D Corp. shall have no obligation to provide such funds. If
D Corp. in its sole and absolute discretion decides to provide such funds, they shall be provided only on terms and conditions acceptable to it.

    SECTION 6.10. TAX ALLOCATION OF THE MERGER CONSIDERATION AND THE CONTINGENT MERGER CONSIDERATION.

        (a) The elections of T Club, A Management Corp., and A Corp. to be taxed as qualified Subchapter S subsidiaries under Section 1361(b)(3)(B) of the IRC, will terminate on the Closing Date. As a result, for federal and state income tax purposes, the Mergers will be treated as (i) deemed taxable sale by D Corp. of all assets of T Club (the "T Club Acquired Assets"), (ii) a deemed taxable sale by D Corp. of all of the assets of A Management Corp. (the "A Management Corp. Acquired Assets"), and (iii) a deemed taxable sale by D Corp. of all of the assets of A Corp. (the "A Corp. Acquired Assets").

        (b) D Corp. and Parent shall cooperate in good faith to agree on the selection of an appraisal firm to value, as of the Closing Date, the T Club Acquired Assets, the A Management Corp. Acquired Assets and the A Corp. Acquired Assets, and the Merger Consideration and the Contingent Merger Consideration. Such appraisals, absent manifest error, shall be used by, and shall be binding on, both D Corp. and Parent for purposes of preparing the Allocation Schedules (as defined in Section 6.10(c)) and for purposes of the post-closing adjustment of the Merger Consideration pursuant to
    Section 3.03.

        (c) Parent and D Corp. agree that for federal and state income tax purposes (i) the fair market value of the Adjusted T Club Merger Consideration received by D Corp. in the deemed sale of the T Club Acquired Assets shall be allocated among the T Club Acquired Assets in accordance with a schedule (the "T Club Allocation Schedule"), (ii) the fair market value of the Adjusted A Management Corp. Merger Consideration received by
    D Corp. in the deemed sale of

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
    the A Management Corp. Acquired Assets shall be allocated among the A Management Corp. Acquired Assets in accordance with a schedule (the "A Management Corp. Allocation Schedule"), and (iii) the fair market value of the Adjusted A Corp. Merger Consideration and the Contingent Merger Consideration received by D Corp. in the deemed sale of the A Corp. Acquired Assets shall be allocated among the A Corp. Acquired Assets in accordance with the methodology set forth on a schedule in the form of EXHIBIT E attached hereto (the "A Corp. Allocation Schedule," and together with the T Club Allocation Schedule and the A Management Corp. Allocation Schedule, the "Allocation Schedules"). Each of the Allocation Schedules shall be agreed by the parties and executed and delivered to each other not later than 30 days after the Closing Date. The Allocation Schedules shall comply with the requirements of Section 1060 of the IRC and the Treasury Regulations promulgated thereunder and will reflect the respective fair market values, as of the Closing Date, of the T Club acquired Assets, the A Management Corp. Acquired Assets and the A Corp. Acquired Assets as determined by the appraisals undertaken pursuant to Section 6.10(b). Each of the parties shall report the Mergers for federal and state income tax purposes, including without limitation in all Tax Returns prepared and filed by or for such party, in accordance with the allocations set forth in the Allocation Schedules. Parent and D Corp. shall each prepare and file three separate Asset Acquisition Statements on IRS Form 8594 for the deemed sale of the T Club Acquired Assets, the deemed sale of the A Management Corp. Acquired Assets and the deemed sale of the A Corp. Acquired Assets, in each case reflecting such allocations, with their respective federal income Tax Returns for the taxable year that includes the Closing Date. Each of the parties shall give prompt notice to the others of the commencement of any tax audit or the assertion of any proposed deficiency or adjustment by any taxing authority or agency that challenges the allocation set forth in the Allocation Schedules.

    SECTION 6.11. OTHER OPERATIVE AGREEMENTS. At the Closing Parent, D Corp. and the Companies, as applicable, shall enter into the other Operative Agreements.

    SECTION 6.12. RETAINED ASSETS. The Companies shall transfer to D Corp. the assets contemplated by the last sentence of Section 5.01(a).

    SECTION 6.13.  EMPLOYMENT MATTERS.

        (a) Parent shall cause the Surviving Corporations to provide (1) each employee of the Surviving Corporation (excluding any former employee and the dependent(s) of any former employee), (2) each employee of the Surviving Corporation on a leave of absence or on disability as of the Closing Date; and (3) each former employee of the Merger Companies who, as of the Closing Date, is covered by Section 601 ET SEQ. of ERISA or Section 4980B of the IRC ("COBRA Beneficiaries") (collectively, the "Employees") such employee benefits (including without limitation, hospitalization, medical, prescription, dental, disability, salary continuation, retirement, deferred compensation, pre-tax premium payment, vacation, life and accidental death and disability, disability, travel accident, incentive, bonus, supplemental retirement, severance, fringe benefits and other similar benefits) as are provided by Parent to its similarly situated employees or COBRA Beneficiaries. Notwithstanding the foregoing, the Surviving Corporations shall not be required to continue the employment of any particular Employee after the Closing, and the employment of any such Employee may be terminated after the Closing in accordance with the applicable law. For a period of at least one year immediately following the Closing Date, the Surviving Corporations shall take all actions necessary so that the Employees other than COBRA Beneficiaries will receive credit for eligibility and vesting purposes but, except as otherwise provided herein, not for the accrual of benefits, other than vacation, for their periods of service with the Merger Companies and Affiliates prior to the Closing Date under any employee benefit plan, program or arrangement established, maintained, continued or made available by the Surviving Corporations after the Closing in which such Employees are eligible to participate other than under Parent's stock purchase and bonus plans.

        (b) Prior to the Closing Date, A Corp. and D Corp. shall take all action necessary to transfer sponsorship of the A Corp. Salaried Employees Retirement Savings Plan and the A Corp. Hourly Employees Retirement Savings Plan to D Corp. (collectively, the "A Corp. 401(k) Plans") and shall, prior to Closing, provide Parent with any plan amendments, board resolutions or other instruments evidencing such transfer. From and after the Closing Date, D Corp. shall be solely responsible for each of the Pension Plans and shall, in accordance with the procedures set forth in Section 10.08, but without regard to the time limitations of Section 10.04 or to the limitations on amounts set forth in Section 10.05, indemnify and hold the Merger Companies and Parent harmless from any and all liability and/or expense that may arise with respect to any such Pension Plan, including benefit claims by employees or former employees of the Merger Companies under each such Pension Plan. To the extent permitted by law, Parent shall permit each Employee other than a COBRA Beneficiary to roll over his account balance from an A Corp.
    401(k) Plan, including without limitation, promissory notes relating to participant loans from such A Corp. 401(k) Plans which are outstanding as of the Closing Date, to a qualified plan maintained by Parent.

        (c) D Corp. shall be responsible for all claims for welfare benefits (except for medical and dental claims) which are incurred prior to the Closing Date by any Employee (or the eligible dependent of any Employee) that are payable under the terms and conditions of any Benefit Plan. The Surviving Corporations shall be responsible (1) for all medical and dental claims incurred by any Employee (or eligible dependent of any Employee) that are payable under the terms and conditions of the Duchossois
    Industries, Inc. Group Benefits Plan, regardless of whether such claims were incurred before, on or after the Closing Date, and, to the extent such claims are paid by D Corp. pursuant to such Benefit Plan, the Surviving Corporations shall promptly reimburse D Corp. for the amount of such payments, and (2) for other welfare benefits which are incurred from and after the Closing Date by any Employee (or any eligible dependent of any such Employee) that are payable under the terms and conditions of the welfare benefit plans established by the Surviving Corporations with respect to the Employees. For purposes of this Section, a claim for welfare benefits shall be deemed to be incurred: in the case of medical, health or dental benefits, when the medical, health or dental service or supply is provided, and in the case of disability, life insurance and any other welfare benefits, when the event directly giving rise to the claim occurs. A reserve shall be noted on the financial statements of the Merger Companies in the amount of One Hundred Fifty Thousand Dollars ($150,000) to reflect the liability for medical and dental claims of the Employees of the Merger Companies and their eligible dependents. The Surviving Corporations shall recognize such co-payments and deductibles paid by such Employee or dependent under the Plans prior to the Closing Date as are disclosed at Closing by D Corp. and shall not exclude any preexisting conditions of any such Employee or dependent that were not excluded under the Plans immediately prior to the Closing.

        (d) Nothing herein expressed or implied by this Agreement shall confer upon any Employee, or legal representative thereof, any rights or remedies, including, without limitation, any right to employment for any specified period, or any nature or kind whatsoever, under or by reason of this Agreement.

        (e) The Surviving Corporations shall cooperate with D Corp. in providing reasonable access to each Employee's personnel file from and after the Closing Date and shall use their Best Efforts to make such personnel files, or complete copies thereof, available to D Corp. in connection with a legal or regulatory claim, action or sanction concerning D Corp., provided that D Corp. provides reasonable advance notice of its intent to review such files.

        (f) D Corp. and Merger Companies shall take such necessary steps before the Closing as they may determine, and which are reasonably acceptable to Parent upon inspection prior to the Closing, to provide that the Merger Companies will, effective as of or before the Closing, cease to be participating employers in, and no employee of the Merger Companies shall be eligible to participate in, any Benefit Plan.

    SECTION 6.14. LIABILITY INSURANCE. Parent shall have in effect, as of the effective date of the Management Agreement, general liability insurance coverage for the Merger Companies, which coverage shall be primary as to coverage held by D Corp. or the Merger Companies, in amounts and with such coverages as customarily maintained by Parent on its other operations with respect to the operations of the Companies from and after the effective date of the Management Agreement.

    SECTION 6.15. JUNE 30, 2000 BALANCE SHEET. As of June 30, 2000 (the "Balance Sheet Date"), the Companies shall close their books in accordance with GAAP consistent with past practices, except for footnote disclosures and normal year-end adjustments. As of the Balance Sheet Date:

        (a) all intercompany accounts between and among the Companies and any Affiliates of the Companies shall be canceled and reflect no amount payable to, or receivable from, such Affiliates;

        (b) cash on hand shall be the sum of:

           (i) cash required in the Ordinary Course of Business to operate the cash rooms of the Companies; plus

           (ii) $951,000, reflecting the balance due after June 30, 2000,with respect to all payments relating to start-up expenses and capital expenditures required to commence racing operations for the year 2000 meet; plus

          (iii) $1,325,000; and

        (c) any funded debt of the Companies shall have been repaid.

After the Balance Sheet Date, no funds shall be remitted to D Corp. by the Companies other than as set forth in the following paragraph.

    Commencing July 1, 2000 and continuing through the Closing Date, D Corp. shall provide loans without interest or fees to the Companies to fund the operations of the Companies in the Ordinary Course of Business, which loans shall be repaid to D Corp. without interest or fees by Parent or the Companies not later than the tenth business day following the Closing Date. Such loans shall be recorded on the books and records of the Companies and shall represent bona fide indebtedness of the Companies.

    After the date of the Interim Financials, no change in collections procedures for accounts receivable, or disbursement policies for accounts payable, has or shall occur. Parent shall be entitled to conduct a review of the financial statements as of the Balance Sheet Date, provided that such review or audit shall be conducted at such time and manner as may be mutually agreeable between Parent and D Corp.

    SECTION 6.16. REAL ESTATE TAX REBATES. Parent or the Companies shall pay to D Corp. thirty percent (30%) of any real estate tax refunds or rebates (net of commissions or related attorneys' fees and costs) relating to challenged property tax assessments of the Companies for the periods 1992 through 1997, up to a maximum aggregate payment of $1,000,000. Such payments by Parent to D Corp. shall be made within ten (10) business days of receipt by Parent of any real estate tax refunds or rebates (net of commissions or related attorneys' fees and costs).

    SECTION 6.17. NEVADA MATTERS. In connection with the licensure of the Companies in the State of Nevada, D Corp. will assist Parent in such licensure process, including the provision of information in connection with such process, to the extent reasonably requested by Parent.

    SECTION 6.18. ENVIRONMENTAL MATTERS. D Corp. agrees that it will remain responsible for taking those actions required by applicable Environmental Law to address the following issues following Closing:

        (a) The leaking underground storage tanks reported to the Illinois Environmental Protection Agency at the Arlington International Racecourse facility;

        (b) The leaking underground storage tanks reported to the Illinois Environmental Protection Agency at the Quad Cities Downs facility; and

        (c) The limited soil staining at the Arlington International Racecourse and Quad Cities Downs facilities identified in the Reports of Phase I Environmental Site Assessments prepared by Law Engineering and Environmental Services, Inc. dated May 26, 2000.

        (d) Any operating costs incurred by the Companies in excess of those ordinarily incurred related to the presence of radium in the well water on the back side of the main Arlington facility, after a determination has been made by Parent that capital improvements are necessary to remedy such matter (which determination must be made by Parent within one year after the Closing and with notification to D Corp. of such determination), until the earlier of one year after the date of such notification or the date such capital improvements are in place, and with the requirement that D Corp. shall participate in the determination of the actions to be taken which give rise to such operating costs.

The Merger Company agrees to provide D Corp. and its authorized representatives with reasonable access to the Facilities following Closing in order to fulfill these obligations (including, but not limited to, the right to perform environmental sampling and remediation as required by applicable Environmental
Law) provided, however, that D Corp. will not unreasonably interfere with the Merger Company's business operations. The Merger Company will reasonably cooperate with D Corp. by executing any documents necessary for D Corp. to fulfill its obligations. D Corp. will promptly provide the Merger Company with copies of any documents received from or sent to Governmental Agencies relating to these matters.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

    SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligation of each party to effect the Mergers are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) SHAREHOLDER APPROVAL. Parent shall have obtained the approval of its shareholders at the Shareholders Meeting.

        (b) HSR ACT. The waiting periods (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired.

        (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers shall be in effect; PROVIDED, HOWEVER, that each of the parties shall have used its Best Efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

        (d) LEASE. A Corp. and D Corp. shall have executed the Lease in substantially the form of EXHIBIT F (the "Lease") and the real property subject thereto shall have been subdivided from the adjacent real estate of the Surviving Corporations (if required by law) in a manner reasonably acceptable to the parties.

        (e) RACING BOARD APPROVALS. The Illinois Racing Board shall have approved the Transactions on terms satisfactory to Parent, in its sole discretion, if the Illinois Racing Board determines such approval is necessary and the Indiana Horse Racing Commission, the California Horse Racing Board and the Florida Department of Business and Professional Regulation Division of Pari-Mutuel Wagering shall have approved the Transactions on terms satisfactory to Parent, in its sole discretion.

        (f) STOCKHOLDERS AGREEMENT. The Stockholders Agreement shall be executed by the parties thereto.

        (g) NO LITIGATION. There shall not be pending or Threatened (by a Governmental Body only) any suit, action or proceeding by any Governmental Body or any other Person, or before any court or governmental authority, agency or tribunal, domestic or foreign, in each case that has a reasonable likelihood of success, (i) involving any challenge to, or seeking material damages or other relief in connection with, any of the Transactions; or
    (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Transactions.

        (h) ROSEMONT LITIGATION. There shall not have occurred after the date hereof any material adverse development in the Rosemont litigation, including the matter more particularly styled as DAVIS COMPANIES, INC. VS. EMERALD CASINO ET AL., N.D. Ill. E. Div., Civil Action No. 99C6822.

    SECTION 7.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUBS. The obligations of Parent and Subs to effect the Mergers are further subject to the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of D Corp. set forth in the Agreement shall be true and correct in all material respects, in each case as of the Closing Date (except for representations and warranties confined to a specified date, which speak only to such date), and Parent shall have received a certificate signed on behalf of D Corp. by an executive officer of D Corp. to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF D CORP. AND THE COMPANIES. D Corp. and the Companies shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of D Corp. and the Companies by an executive officer of D Corp. and the Companies to such effect.

        (c)  MATERIAL FILINGS AND NOTICES.  There shall have been made by
    D Corp. and the Merger Companies, as applicable, all material filings and notifications required to be made to any Governmental Body in connection with the Mergers, and all material consents, approvals, authorizations and permits required to be obtained by Parent, D Corp., the Merger Companies and their subsidiaries from any Governmental Body at or prior to the Effective Time of the Mergers shall have been obtained.

        (d)  [Reserved].

        (e) OPINION. Parent shall have received a legal opinion from counsel to D Corp. and the Companies substantially in the form of EXHIBIT G.

        (f) LIABILITIES. All intercompany liabilities and long term liabilities of the Merger Companies shall have been paid or released by D Corp.

        (g) CHANGE. There shall not have been a Material Adverse Change in the Merger Companies.

        (h) SURVEY. Parent shall have received a current survey of the main track of the Merger Companies, which survey shall not disclose the presence of any encroachments by or upon such property or other matters not disclosed on the survey of such property heretofore delivered by D Corp. to Parent which do or reasonably could materially and adversely affect the Surviving Corporations' use, operation or financing of such property.

    SECTION 7.03. CONDITIONS TO OBLIGATION OF D CORP. AND THE COMPANIES. The obligation of D Corp. and the Companies to effect the Mergers are subject to the following conditions:

        (a) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUBS. Parent and Subs shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date, and D Corp. shall have received a certificate signed on behalf of Parent and Subs by an executive officer of Parent and Subs to such effect.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Subs set forth in this Agreement shall be true and correct, in all material respects, in each case as of the Closing Date (except for representations and warranties confined to a specified date, which speak only to such date), and D Corp. shall have received a certificate signed on behalf of Parent and Subs by an executive officer of Parent and Subs to such effect.

        (c) OPINIONS. D Corp. shall have received a legal opinion from counsel to Parent substantially in the form of EXHIBIT H.

        (d) CHANGE. There shall not have been a Material Adverse Change in Parent.

        (e) MATERIAL FILINGS AND NOTICES. There shall have been made by Parent all material filings and notifications required to be made to any Governmental Body in connection with the Mergers, and all material consents, approvals, authorizations and permits required to be obtained by Parent, D Corp. the Merger Companies and their subsidiaries from any Governmental Body at or prior to the Effective Time of the Mergers shall have been obtained.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Mergers, whether before or after approval of matters presented in connection with the Mergers by the shareholders of Parent:

        (a) by mutual written consent of Parent, Subs, D Corp. and the Companies;

        (b) by either Parent or the Companies:

           (i) if, upon a vote at a duly held Shareholders Meeting (or any adjournment thereof), the approval of Parent's shareholders shall not have been obtained;

           (ii) if the Mergers are not consummated on or before September 30, 2000 (the "Outside Date"), unless the failure to consummate the Mergers is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; PROVIDED, HOWEVER, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Mergers;

          (iii) if any Governmental Body issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Mergers and such order, decree, ruling or other action shall have become final and nonappealable; or

           (iv) if any condition to the obligation of such party to consummate the Mergers set forth in Section 7.01 or in Sections 7.02 (in the case of Parent and Subs) or 7.03 (in the case of

       D Corp. and the Companies) becomes incapable of satisfaction prior to the Outside Date; provided, however, that the terminating party is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement;

        (c) by Parent, if D Corp. or the Companies breach or fail to perform in any material respect any of their representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or 7.02(b) and (ii) cannot be or has not been cured within 30 days after the giving of written notice to D Corp. of such breach (provided that Parent is not then in willful and material breach of any representation, warranty or covenant contained in this Agreement);

        (d) by D Corp. or the Companies, if either Parent or Subs breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
    Section 7.03(a) or 7.03(b) and (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that D Corp. and the Companies are not then in wilful and material breach of any representation, warranty or covenant in this Agreement); or

        (e) by D Corp. or the Companies if any Person (other than Brad Kelley or any director or officer of Parent, including any group thereof with the meaning of Section 13(d) of the Exchange Act) has acquired or proposed to acquire (or publicly announced or otherwise disclosed a bona fide intention to acquire) more than 10% of the issued and outstanding voting securities of Parent, or if Parent has entered into any agreement with any Person with respect to the foregoing.

    SECTION 8.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either D Corp. and the Companies or Parent and Subs, as provided in
Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Subs, D Corp. or the Companies, other than the provisions of the last sentence of Section 6.02,
Section 6.05, and this Section 8.02 and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in the Operative Agreements.

    SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the approval of Parent's shareholders; PROVIDED, HOWEVER, that after any such approval, there shall not be made any amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 8.04. EXTENSION; WAIVER. At any time prior to the Effective Time of the Mergers, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

    SECTION 8.05.  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR
WAIVER. (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require action by the duly authorized designee of the Board of Directors of a party.

    SECTION 8.06. TERMINATION FEE. If this Agreement is terminated pursuant to the provisions of this Article VIII, other than (i) pursuant to
Section 8.01(c); (ii) due to failure to obtain approval of the Illinois Racing Board as contemplated by Section 7.01(e) solely because of a matter related to D Corp.

or the Companies; or (iii) because of failure to obtain approval under the HSR Act, then Parent shall pay to D Corp. a termination fee in the amount of $4,000,000.

                                   ARTICLE IX

                               GENERAL PROVISIONS

    SECTION 9.01. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Subs, to

               Churchill Downs Incorporated
               700 Central Avenue
               Louisville, Kentucky 40208
               Attention: Chief Financial Officer

           with a copy to:

               Churchill Downs Incorporated
               700 Central Avenue
               Louisville, Kentucky 40208
               Attention: General Counsel

        (b) if to D Corp. or the Companies, to

               Duchossois Industries, Inc.
               845 Larch Avenue
               Elmhurst, Illinois 60126
               Attention: Corporate Secretary

           with a copy to:

               Jones, Day, Reavis and Pogue
               77 West Wacker
               Chicago, Illinois 60601
               Attention: William P. Ritchie

    SECTION 9.02. INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit, the D Corp. Disclosure Letter, or the Parent Disclosure Letter such reference shall be to a Section of, or an Exhibit, or the D Corp. Disclosure Letter, or the Parent Disclosure Letter to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 9.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

    SECTION 9.04. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. The Operative Agreements and the Confidentiality Agreement, taken together,
(a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the Transactions and (b) are not intended to confer upon any person other than the parties any rights or remedies hereunder.

    SECTION 9.05. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

    SECTION 9.06. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 9.07. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

    SECTION 9.08. FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out this Agreement.

    SECTION 9.09. SHAREHOLDER ACTION. Execution of this Agreement by D Corp. shall constitute written action by D Corp. pursuant to the CL approving the Mergers as the sole shareholder of the Companies.

                                   ARTICLE X

                           INDEMNIFICATION; REMEDIES

    SECTION 10.01. SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement including in the D Corp. Disclosure Letter and Parent Disclosure Letter will survive the Closing and shall be unaffected by any investigation made by any of the parties hereto.

    SECTION 10.02. INDEMNIFICATION AND PAYMENT OF DAMAGES BY D CORP. D Corp. shall indemnify and hold harmless Parent, the Merger Companies and their Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (but excluding incidental and consequential damages, which shall include, but not be limited to, damages related to lost profits, revenues or earnings) or expense (including reasonable costs of investigation and defense and reasonable attorneys' fees) whether or not involving a third-party claim (collectively, "Damages"), resulting from:

        (a) any breach of any representation or warranty made by D Corp. in this Agreement (as of the date of this Agreement and as if made as of the Effective Time (except for representations and warranties confined to a specific date, which speak only to such date));

        (b) any breach by D Corp. or the Companies of any covenant or agreement of D Corp. or the Companies in this Agreement;

        (c) any amounts payable or alleged to be payable by any Merger Company to D Corp.; or

        (d) any claim against any of the Merger Companies asserted between the date hereof and Closing (x) prior to the effective date of the Management Agreement and which involves a claim for more than $50,000, or (y) after the effective date of the Management Agreement which is (i) not covered by general liability insurance, and (ii) involves a claim for more than $50,000; or

        (e) the presence of Hazardous Materials in violation of applicable Environmental Law in groundwater, surface water or soil at the Facilities to the extent existing prior to the Closing Date and not disclosed in the D Corp. Disclosure Letter or at any property to which Hazardous Materials generated by D Corp.'s operations at the Facilities were sent to the extent existing prior to the Closing Date and not disclosed on the D Corp. Disclosure Letter.

    SECTION 10.03. INDEMNIFICATION AND PAYMENT OF DAMAGES BY PARENT. Parent shall indemnify and hold harmless D Corp. and its Representatives, stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of any Damages resulting from (a) any breach of any representation or warranty made by Parent in this Agreement (as of the date of this Agreement and as if made as of the Effective Time (except for representations and warranties confined to a specific date, which speak only to such date)), or and (b) any breach by Parent of any covenant or agreement of Parent in this Agreement.

    SECTION 10.04. TIME LIMITATIONS. If the Closing occurs, D Corp. will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 4.01(c), 4.01(f), 4.01(g) and 4.01(s), unless on or before two (2) years from the Closing Date Parent notifies D Corp. in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Parent; a claim with respect to Sections 4.01(c) may be made at any time, a claim with respect to Sections 4.01(f) or 4.01(g) may be made within the applicable statute of limitations, a claim for indemnification or reimbursement under Sections 10.02(b) based on any covenant or obligation to be performed and complied with after the Closing Date, Section10.02(c) or (d) may be made at any time, a claim with respect to Section 4.01(s) may be made within four (4) years of the Closing Date, and a claim for indemnification under Section 10.02(e) may be made for ten
(10) years after the Closing Date. If the Closing occurs, Parent will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before two (2) years from the Closing Date
D Corp. notifies Parent in writing of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by D Corp.

    SECTION 10.05. LIMITATIONS ON AMOUNT--D CORP. D Corp. will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) of Section 10.02 until the total of all Damages with respect to such matters exceeds $575,000; at which point D Corp. shall be liable for all Damages in excess of $100,000 (i.e., Parent shall bear $100,000 of such Damages), but in any event subject to a maximum of $25,000,000. However, this
Section 10.05 will not apply to Section 10.02(b), (c), (d) or (e) or to any breach of any of D Corp.'s representations and warranties of which D Corp. had Knowledge at any time prior to the date on which such representation and warranty is made, and D Corp. will be liable for all Damages with respect to such breaches.

    SECTION 10.06. LIMITATIONS ON AMOUNT--PARENT. Parent will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) of Section 10.03 until the total of all Damages with respect to such matters exceeds $575,000, at which point Parent shall be liable for all damages in excess of $100,000 (i.e., D Corp. shall bear $100,000 of such Damages), but in any event subject to a maximum of $25,000,000. However, this
Section 10.06 will not apply to Section 10.03(b) or to any breach of any of Parent's representations and warranties of which Parent had Knowledge at any time prior to the date on which such representation and warranty is made and Parent will be liable for all Damages with respect to such breaches.

    SECTION 10.07. RIGHT OF SET-OFF. Parent may set off any amount to which it may have been determined by a final, non appealable judgment to be entitled to under this Article X and for which D Corp. has failed to make payment after demand by Parent, against amounts otherwise payable by A Corp. pursuant to the Lease. The exercise of such right of set-off by Parent will not constitute a breach of this Agreement or the Lease. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Parent in any manner in the enforcement of any other remedies that may be available to it.

    SECTION 10.08.  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

        (a) Promptly after receipt by an indemnified party under Section 10.02 or Section 10.03 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

        (b) If any Proceeding referred to in Section 10.08(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding, in which case the indemnified party may retain its own counsel and be reimbursed for its expenses incurred in connection therewith pursuant to this Article X), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article X for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation and except as provided above. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements by an indemnified person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by or other determination binding solely on the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within fifteen (15) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any reasonable compromise or settlement effected by the indemnified party.

        (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

    SECTION 10.09. PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

    SECTION 10.10. INSURANCE AND TAX BENEFIT; RESERVE. The amount of Damages subject to indemnification under this Article X shall be reduced by (i) the amount, if any, which the indemnified party receives under any insurance policy with respect to such Damages and the indemnified party will, in good faith, pursue claims for insurance proceeds to which it is entitled; (ii) the amount, if any, of the present value of any tax benefit which the indemnified party may receive or otherwise enjoy with respect to the matter which gave rise to the Damages; and (iii) the amount, if any, of any specific designated reserve or accrued liabilities provided for in the Financial Statements in respect of the subject matter of the claim for indemnification.

    SECTION 10.11. EXCLUSIVE REMEDY. In the absence of fraud or intentional misrepresentation, an indemnified party's rights under this Article X shall be its sole and exclusive remedy for Damages arising from any breach or noncompliance with any term of this Agreement by the parties hereto. Except as provided in the previous sentence, the parties hereby waive, release and discharge forever each other from all liabilities (including, but not limited to, Environmental, Health, and Safety Liabilities), whether known or unknown, and any right of contribution and/or indemnity the party may have under applicable law, including, but not limited to, Environmental Law. The provisions of this Section 10.11 shall be absolute and continuing and shall survive the Closing.

    SECTION 10.12. SUBROGATION. To the extent that any indemnified party has the right to recover the amount of (or part of the amount of) any claims such indemnified party may seek to assert against an indemnifying party pursuant to
Article X by way of a claim against any third party on the basis of the same or substantially similar facts or circumstances as gave rise to the claim against the indemnifying party, the indemnified party shall cause the indemnifying party to be subrogated to the indemnified party in respect of its claim against any such third party. In such case the indemnifying party shall be entitled to conduct in the name of the indemnified party any claim, action, suit or other proceeding against that third party and the indemnified party shall make available or cause its Affiliates to make available to the indemnifying party such persons and all such information or materials as the indemnifying party may reasonably require for pursuing the claim against such third party, subject to reimbursement for out of pocket expenses related thereto and without unreasonable disruption of the business or operations of the indemnified party.

    SECTION 10.13. LIMITATION ON DAMAGES. Notwithstanding any other provision of this Agreement, D Corp. shall have no indemnification obligation for breaches of representations and warranties contained in Section 4.01(s) pursuant to
Section 10.02(a) and with respect to Section 10.02(e) and Parent shall have no indemnification obligation pursuant to Section 10.03:

        (a) For Damages relating to or involving capital expenditures or operational changes to the Facilities resulting from alleged violations of Environmental Law prior to the Closing Dates; provided, however, that nothing in this Section 10.13(a) shall be interpreted to limit the Indemnified Parties' rights pursuant to Section 10.02(e); or

        (b) For Damages resulting from, arising out of, or caused by (i) the failure of the Indemnified Parties to use the Facilities (other than in the Ordinary Course of Business) in a manner that would avoid giving rise to an indemnification claim against D Corp.; (ii) any testing, analysis or monitoring of the Environment at the Facilities conducted, permitted or authorized by any Indemnified Party; (iii) the failure of the Indemnified Parties to refrain from advocating or seeking the performance of any testing, analysis or monitoring of the Environment by any third party at the Facilities; or (iv) the Indemnified Parties taking any voluntary or discretionary action to accelerate the timing or increase the cost of any indemnification obligation of D Corp. under this Agreement; provided, however, that nothing in this Section 10.13(b) shall be interpreted to limit the Indemnified Parties' right to do testing, monitoring, or analysis that is required by applicable Environmental Laws.

                           [END OF TEXT OF AGREEMENT]

    IN WITNESS WHEREOF, Parent, Subs, D Corp. and the Companies have caused this Agreement to be signed by their respective officers, thereunto duly authorized, all as of the date first written above.

                                                     CHURCHILL DOWNS INCORPORATED

                                                     By:
                                                             ------------------------------------------

                                                     Title:
                                                             ------------------------------------------

                                                     A. ACQUISITION CORP.

                                                     By:
                                                             ------------------------------------------

                                                     Title:
                                                             ------------------------------------------

                                                     A. MANAGEMENT ACQUISITION CORP.

                                                     By:
                                                             ------------------------------------------

                                                     Title:
                                                             ------------------------------------------

                                                     T. CLUB ACQUISITION CORP.

                                                     By:
                                                             ------------------------------------------

                                                     Title:
                                                             ------------------------------------------

                                                     ARLINGTON INTERNATIONAL RACECOURSE, INC.

                                                     By:
                                                             ------------------------------------------

                                                     Title:
                                                             ------------------------------------------

                                                     ARLINGTON MANAGEMENT SERVICES, INC.

                                                     By:
                                                             ------------------------------------------

                                                     Title:
                                                             ------------------------------------------

                                                     TURF CLUB OF ILLINOIS, INC.

                                                     By:
                                                             ------------------------------------------

                                                     Title:
                                                             ------------------------------------------

                                                     DUCHOSSOIS INDUSTRIES, INC.

                                                     By:
                                                             ------------------------------------------

                                                     Title:
                                                             ------------------------------------------

                                                                         ANNEX B

                    [LETTERHEAD OF CIBC WORLD MARKETS CORP.]

                                          June 23, 2000

The Board of Directors
Churchill Downs Incorporated
700 Central Avenue
Louisville, Kentucky 40208

Members of the Board:

You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Board of Directors as to the fairness, from a financial point of view, to Churchill Downs Incorporated ("Churchill Downs") of the Exchange Ratio (defined below) provided for in the Agreement and Plan of Merger, dated as of June 23, 2000 (the "Merger Agreement"), by and among Churchill Downs and its subsidiaries, A. Acquisition Corp. ("A Sub"),
A. Management Acquisition Corp. ("A Management Sub") and T. Club Acquisition Corp. (together with A Sub and A Management Sub, the "Churchill Downs Subsidiaries"), and Duchossois Industries, Inc. ("Duchossois Industries") and its subsidiaries, Arlington International Racecourse, Inc. ("A Corp."), Arlington Management Services, Inc. ("A Management Corp") and Turf Club of Illinois, Inc. (together with A Corp. and A Management Corp., the "Duchossois Subsidiaries" and, collectively with Duchossois Industries, "Duchossois"). The Merger Agreement provides for, among other things, the mergers of the Churchill Downs Subsidiaries with and into the Duchossois Subsidiaries (collectively, the "Mergers") pursuant to which all outstanding shares of the common stock of the Duchossois Subsidiaries will be converted into the right to receive an aggregate of up to 4,400,000 shares of the common stock, no par value, of Churchill Downs ("Churchill Downs Common Stock" and, the aggregate number of shares of Churchill Downs Common Stock into which the aggregate number of shares of the common stock of the Duchossois Subsidiaries will be so converted in the Mergers, the "Exchange Ratio"), subject to adjustment as more fully described in the Merger Agreement. The Merger Agreement further provides that the shares of Churchill Downs Common Stock issuable in the Mergers will be issued in three separate installments of 3,150,000 shares (the "First Tranche Issuance"), a maximum of 833,000 shares (the "Second Tranche Issuance") and up to a maximum of 417,000 shares (the "Third Tranche Issuance") and that the Second Tranche Issuance and the Third Tranche Issuance will be subject to receipt of certain payments from the Illinois Horse Racing Equity Fund or substitute or replacement fund and the absence of any litigation challenging the constitutionality of the Riverboat Gambling Act, as specified in the Merger Agreement.

In arriving at our Opinion, we:

(a) reviewed the Merger Agreement and certain related documents;

(b) reviewed audited financial statements of Churchill Downs for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999, and reviewed audited financial statements of Duchossois for the fiscal years ended December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999;

(c) reviewed unaudited financial statements of Churchill Downs and Duchossois for the quarterly period ended March 31, 2000;

The Board of Directors                                  CIBC World Markets Corp.
Churchill Downs Incorporated
June 23, 2000
Page 2

(d) reviewed financial projections relating to Churchill Downs and Duchossois prepared or discussed with us by the managements of Churchill Downs and Duchossois, including estimates as to certain potential synergies and strategic benefits anticipated to result from the Mergers;

(e) reviewed historical market prices and trading volume for Churchill Downs Common Stock;

(f) held discussions with the senior managements of Churchill Downs and Duchossois with respect to the businesses and prospects for future growth of Churchill Downs and Duchossois;

(g) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to Churchill Downs and Duchossois;

(h) reviewed and analyzed certain publicly available information for transactions that we deemed relevant in evaluating the Mergers;

(i) performed discounted cash flow analyses of Churchill Downs and Duchossois using certain assumptions of future performance provided to or discussed with us by the managements of Churchill Downs and Duchossois;

(j) reviewed public information concerning Churchill Downs; and

(k) performed such other analyses and reviewed such other information as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Churchill Downs, Duchossois and their respective employees, representatives and affiliates. With respect to forecasts of the future financial condition and operating results of Churchill Downs and Duchossois and the potential synergies and strategic benefits (including the amount, timing and achievability thereof) anticipated to result from the Mergers provided to or discussed with us, we assumed, at the direction of the managements of Churchill Downs and Duchossois, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the managements of Churchill Downs and Duchossois. We also assumed, with your consent and to the extent material to our analysis, that the Mergers and related transactions will be consummated in accordance with the terms described in the Merger Agreement and that the conditions to the Mergers will be satisfied, without any waiver or modification thereof. We further have assumed with your consent that, in the course of obtaining necessary regulatory or third party approvals for the Mergers and related transactions, no limitations, restrictions or conditions will be imposed that would have a material adverse effect on Churchill Downs, Duchossois or the contemplated benefits to Churchill Downs of the Mergers or related transactions. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities (contingent or otherwise) of Churchill Downs, Duchossois or affiliated entities. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of Churchill Downs or Duchossois, or the price at which the Churchill Downs Common Stock will trade upon or subsequent to announcement or consummation of the Mergers. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

The Board of Directors                                  CIBC World Markets Corp.
Churchill Downs Incorporated
June 23, 2000
Page 3

We have acted as financial advisor to Churchill Downs with respect to the Mergers and to the Board of Directors with respect to this Opinion and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Mergers. We also will receive a fee upon the delivery of this Opinion. CIBC World Markets and its affiliates have in the past provided services to Churchill Downs unrelated to the Mergers, for which services we and our affiliates have received compensation. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of Churchill Downs for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to Churchill Downs from a financial point of view. This Opinion is for the use of the Board of Directors of Churchill Downs in its evaluation of the Mergers and does not constitute a recommendation as to how any stockholder should vote with respect to any matters relating to the Mergers.

                                          Very truly yours,

                                          /s/ CIBC WORLD MARKETS CORP.
                                          --------------------------------------
                                          CIBC WORLD MARKETS CORP.

                                                                         ANNEX C

                        FORM OF STOCKHOLDER'S AGREEMENT

    STOCKHOLDER'S AGREEMENT, dated as of             , 2000, among Churchill
Downs Incorporated, a Kentucky corporation (the "Company") and Duchossois Industries, Inc., an Illinois corporation ("D Corp." and together with any other party who executes a counterpart of this Agreement and agrees to be bound by the provisions hereof, the "Stockholder").

    WHEREAS, the Stockholder and the Company have executed an Agreement and Plan
of Merger (the "Merger Agreement"), dated as of June   , 2000, pursuant to which
the Company will acquire Arlington International Racecourse, Inc. ("A Corp."), an Illinois corporation, Arlington Management Services, Inc. ("A Management Corp."), an Illinois corporation and Turf Club of Illinois, Inc. ("T Club Corp."), an Illinois corporation (each of A Corp., A Management Corp. and
T Club Corp. being wholly owned subsidiaries of D Corp.), and in partial consideration therefor, the Company will issue to the Stockholder, and such other designee or designees of the Stockholder who may execute a counterpart of this Agreement and agree to be bound by the provisions hereof, up to 4,400,000 shares of the Company's common stock, no par value (the "Common Stock"), some of which may be issued upon the happening of certain events specified in the Merger Agreement (the Common Stock acquired by the Stockholder pursuant to the Merger Agreement, together with any equity securities of the Company acquired by the Stockholder during the Agreement Period (as hereinafter defined), are sometimes collectively referred to herein as the "Shares"), subject to the terms and conditions of the Merger Agreement and this Agreement; and

    WHEREAS, capitalized terms not otherwise defined herein shall have the meanings given them in the Merger Agreement;

    NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Merger Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

    Section 1.  THE COMPANY'S REPRESENTATIONS AND WARRANTIES.

    The Company represents and warrants to the Stockholder as follows:

        (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky;

        (b) The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

        (c) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings thereof may be brought; and

        (d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under, the Organizational Documents of the Company, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an "Authority") to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would impair the ability of the Company to perform its obligations hereunder.

    Section 2.  THE STOCKHOLDER'S REPRESENTATIONS AND WARRANTIES.

    The Stockholder represents and warrants to the Company as follows:

        (a) The Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois;

        (b) The Stockholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

        (c) This Agreement has been duly and validly authorized, executed and delivered by the Stockholder, and constitutes a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought;

        (d) Except for 15,000 shares of Common Stock owned by Mr. Richard Duchossois, neither the Stockholder nor any of its Affiliates (for the purposes of this Agreement, the term "Affiliates" shall be defined as such term is defined on the date hereof under the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act")), beneficially owns any equity securities of the Company entitled to vote at any meeting of stockholders of the Company ("Voting Securities" which, for purposes of this Agreement, shall be deemed to be outstanding only if actually entitled to vote at the time the calculation of outstanding Voting Securities is to be made) and, except for the rights to acquire Shares pursuant to the Merger Agreement, does not possess any rights to acquire any Voting Securities;

        (e) The Stockholder is an "accredited investor" within the meaning of Regulation D under the Securities Act and it is acquiring the Shares of its own account and not with a view to the public distribution thereof; and

        (f) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under, the Organizational Documents of the Stockholder, any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Stockholder is a party or by which the Stockholder or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which the Stockholder or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would impair the ability of the Stockholder to perform its obligations hereunder.

    Section 3.  COVENANTS AND AGREEMENTS OF THE STOCKHOLDER.

        (a) During the Agreement Period (as defined below), except (w) in connection with the consummation of the transactions contemplated by the Merger Agreement, (x) by way of stock dividend, stock split, reorganization, recapitalization, merger, consolidation or other like distributions made available to holders of Common Stock generally, (y) as specifically permitted by the terms of this Agreement or (z) pursuant to the terms of any director's stock option, stock purchase or other similar plans, if any, the Stockholder will not, and will cause each of its Affiliates not to, acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, or exercise any attribute of beneficial ownership (as defined on the date hereof in Rule 13d-3 of the Commission under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) with respect to, any Voting Securities of the Company, or direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any Voting Securities of the Company. The term "Agreement Period" means the period beginning on the date hereof (such date being referred to herein as the "Closing Date") and ending on the occurrence of any of the following:(i) on or after the tenth anniversary hereof but prior to the fifteenth anniversary hereof, the date on which the Stockholder beneficially owns less than 10% of the then outstanding Voting Securities; (ii) on or after the fifteenth anniversary hereof but prior to the twentieth anniversary hereof, the date on which the Stockholder beneficially owns less than 15% of the then outstanding Voting Securities; (iii) on or after the twentieth anniversary hereof but prior to the twenty-fifth anniversary hereof, the date on which the Stockholder beneficially owns less than 20% of the then outstanding Voting Securities; and (iv) the thirtieth anniversary hereof.

        (b) During the Agreement Period, except (i) upon the prior written invitation of the Company or (ii) as otherwise specifically permitted by this Agreement, the Stockholder will not, directly or indirectly, through one or more intermediaries or otherwise, and will cause each of its Affiliates not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used within the meaning of Section 13(d)(3) of the 1934 Act, which meanings shall apply for all purposes of this Agreement):

           (i) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the 1934 Act) with respect to any Voting Securities (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the 1934 Act) with respect to the Company or seek to advise, encourage or influence any person or entity (except for persons described in Section 5(a) hereof who are otherwise bound by this Agreement) with respect to the voting of any Voting Securities; PROVIDED, HOWEVER, that the Stockholder shall not be prevented hereunder from being a "participant" in support of the management of the Company, by reason of the membership of the Stockholder's designees on the Company's Board of Directors or the inclusion of the Stockholder's designees on the slate of nominees for election to the Board of Directors proposed by the Company;

           (ii) initiate, propose or otherwise solicit, or participate in the solicitation of, stockholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the 1934 Act or knowingly induce any other individual or entity to initiate any stockholder proposal relating to the Company;

          (iii) form, join or in any way participate in a "group," act in concert with any other person or entity or otherwise take any action or actions which would cause it to be deemed a "person" (for purposes of Section 13(d) of the 1934 Act) (other than to the extent it is a "person" at the time of consummation of the transactions contemplated by the Merger Agreement and this Agreement), with respect to acquiring, disposing of or voting any Voting Securities of the Company, except as may result from transfers permitted by this Agreement;

           (iv) participate in or encourage the formation of any group which owns or seeks or offers to acquire beneficial ownership of securities of the Company or rights to acquire such securities or which seeks or offers to affect control of the Company or for the purpose of circumventing any provision of this Agreement;

           (v) solicit, seek or offer to effect, negotiate with or provide any information to any party, other than persons specified in
       Section 5(a)(ii) and 5(a)(iii) hereof, with respect to, make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Directors of the Company, to any director or officer of the Company or to any other stockholder of the Company with respect to, or otherwise formulate any plan or proposal or make any public announcement, proposal, offer or filing under the 1934 Act, any similar or successor statute or otherwise, or take action to cause the Company to make any such filing, with respect to: (A) any form of business combination or transaction involving the Company (other than transactions contemplated by this Agreement, including, without limitation, giving the Company an Offer pursuant to Section 5(c), or the Merger Agreement) or any Affiliate thereof, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any Affiliate thereof, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, (C) any acquisition or disposition of assets material to the Company, (D) any request to amend, waive or terminate the provisions of this Agreement or (E) any proposal or other statement inconsistent with the terms of this Agreement; PROVIDED, HOWEVER, that the Stockholder and its Affiliates may discuss the affairs and prospects of the Company, the status of the Stockholder's investment in the Company and any of the matters described in clauses (A) through (E) of this paragraph at any time, and from time to time, with the Board of Directors of the Company or any director or executive officer of the Company or any director or executive officer of any subsidiary of the Company and the Stockholder, its Affiliates and any person specified in Section 5(a)(ii) or 5(a)(iii) hereof may discuss any matter, including any of the foregoing, with or among each other, or with its outside legal and financial advisors, if as a result of any such discussions the Stockholder is not required to make, and does not make, any public announcement or filing under the 1934 Act otherwise prohibited by this Agreement as a result thereof;

           (vi) otherwise act, alone or in concert with others (including by providing financing for another party), to seek or offer to control or influence, in any manner, the management, Board of Directors or policies of the Company; PROVIDED, HOWEVER, that this provision shall not prevent the Stockholder's designees from participating in, or otherwise seeking to affect the outcome of, discussions and votes of the Board of Directors of the Company with respect to matters coming before it; or

          (vii) knowingly instigate or encourage any third party to take any of the actions enumerated in this Section 3(b).

        (c) During the Agreement Period, except as permitted by
    Section 5(a)(ii) hereof, the Stockholder will not (i) merge with or into, or consolidate or combine with, any other corporation unless (A) the Stockholder is the surviving corporation or the surviving corporation and its Affiliates and any person controlling it agree in writing to be bound by this Agreement and (B) after consummation of the transaction, the surviving corporation and its Affiliates and any person controlling it do not beneficially own equity securities of the Company in excess of the aggregate number of Shares the Stockholder was permitted to own pursuant to this Agreement immediately prior to the consummation of such transaction, or
    (ii) liquidate, dissolve or otherwise make a distribution of all of its assets to its stockholders unless, after such liquidation or other distribution, each person receiving equity securities of the Company in such liquidation or other distribution and each of such person's Affiliates and each person controlling such person does not beneficially own equity securities of the Company representing 5% or more of the total outstanding equity securities of the Company or agrees to be bound by the provisions of this Agreement.

        (d) During the Agreement Period, the Stockholder shall be present, in person or by proxy, and without further action hereby agrees that it shall be deemed to be present, at all properly called meetings of stockholders of the Company of which the Stockholder has notice so that all Voting Securities beneficially owned by the Stockholder shall be counted for purposes of determining the presence of a quorum at such meetings. Except as otherwise expressly permitted by this Agreement, during the Agreement Period, all Voting Securities beneficially owned by the Stockholder and its Affiliates shall be voted by the Stockholder and its Affiliates in accordance with the recommendation or direction of the Company's Board of Directors, including, without limitation (i) in all elections of directors of the Company in which the designees of the Stockholder are included in the slate of nominees in accordance with the terms of this Agreement and
    (ii) on all matters (A) submitted to the vote of stockholders of the Company which have been proposed by any stockholder or stockholders, (B) relating to the compensation or benefits of directors, officers or employees of the Company and (C) relating to matters concerning the continued independent, publicly traded nature of the Company or any potential change in control of the Company (other than the matters set forth in items (V)-(X) below) or concerning federal or state statutes relating to such matters; PROVIDED that the Stockholder and its Affiliates may vote the Voting Securities owned by them as the Stockholder determines in its sole discretion with respect to any of the following transactions initiated by the Board of Directors of the Company which are presented at a meeting of stockholders of the Company for their approval (any such transaction being referred to herein as a "Strategic Transaction"): (V) any disposition of the Company (by way of merger, sale of assets or otherwise) or a substantial part of its assets,
    (W) any recapitalization of the Company (other than a recapitalization for the purpose of forming a holding company or to effect a change in the Company's state of incorporation), including, without limitation, any leveraged buyout of the Company or similar going-private transaction,
    (X) any liquidation of, or consolidation involving, the Company, (Y) any increase in the Company's authorized shares or (Z) any transaction not otherwise provided for in this paragraph (d) that could reasonably be expected to have a material adverse effect on the Stockholder's investment in the Shares, such as, without limitation, any issuance of Voting Securities requiring approval of the stockholders of the Company pursuant to the rules or regulations of the New York Stock Exchange, any national securities exchange or the Nasdaq Stock Market, as applicable.

    Section 4.  THE STOCKHOLDER'S RIGHT TO PURCHASE.

        (a) If, after the Closing Date, the Company issues any additional Voting Securities (an "Additional Issuance"), except for issuances pursuant to
    (i) any presently outstanding stock option, warrant, convertible security or other right to purchase shares of any equity securities of the Company,
    (ii) any benefit plan or other employee or director arrangement, (iii) an employee stock ownership plan not in excess of 15% of the outstanding Voting Securities, (iv) any stock split, stock dividend or similar distribution made available to holders of Common Stock generally or (v) any merger or other acquisition of substantially all of the assets of an operating business (each a "Permitted Issuance"), then the Stockholder shall be entitled to purchase from the Company during the 90-day period following the date on which the Company has given the Stockholder written notice of the occurrence of the Additional Issuance, at the then Market Price of the Shares, that number of shares of Voting Securities equal to the quotient of
    (1) the difference between (A) the product of (y) the number of shares of Voting Securities owned by the Stockholder immediately prior to the Additional Issuance and (z) the aggregate number of shares to be issued by the Company in the Additional Issuance and (B) the product of (y) the aggregate number of outstanding shares of Voting Securities immediately prior to the Additional Issuance and (z) the number of shares of Voting Securities, if any, issued to the Stockholder and its

    Affiliates in such Additional Issuance divided by (2) the difference between
    (A) the aggregate number of outstanding shares of Voting Securities immediately prior to the Additional Issuance and (B) the number of shares of Voting Securities owned by the Stockholder immediately prior to the Additional Issuance; PROVIDED, HOWEVER, that the Stockholder shall not have the right to acquire any shares of Voting Securities pursuant to this
    Section 4(a) to the extent that the percentage of outstanding Voting Securities the Stockholder would own after the application of this
    Section 4(a) would exceed the percentage of outstanding Voting Securities owned by the Stockholder immediately prior to the Additional Issuance (without giving effect to any increase in such percentage as a result of any repurchase of Voting Securities by the Company within one year prior to the Additional Issuance); PROVIDED FURTHER, HOWEVER, that the Stockholder shall not have the right to acquire any shares of Voting Securities pursuant to this Section 4(a) to the extent that the acquisition of such shares would result in the Stockholder owning more than the applicable Permitted Percentage (as hereinafter defined) of outstanding Voting Securities.

        (b) The Stockholder may purchase from time to time, in the open market or in privately negotiated transactions, up to an aggregate number of shares of Voting Securities which, when added to the shares of Voting Securities then owned by the Stockholder and its Affiliates, would result in the Stockholder and its Affiliates owning no more than 31% of the then outstanding shares of Voting Securities (such percentage being referred to herein as the "Permitted Percentage"). Without prior approval of the Board of Directors, the Stockholder and its Affiliates may at no time collectively own more than the Permitted Percentage of Voting Securities; PROVIDED, HOWEVER, that the Stockholder and its Affiliates may collectively own more than the Permitted Percentage of Voting Securities without prior approval of the Board of Directors if any repurchase of Voting Securities by the Company results in the Stockholder and its Affiliates collectively owning more than the Permitted Percentage of Voting Securities.

    Section 5.  DISPOSITION OF SHARES AND THE COMPANY'S RIGHT OF FIRST
REFUSAL.

        (a) Except as otherwise provided in this Section 5, during the Agreement Period and subject to the provisions of Section 5(c) hereof, the Stockholder will not sell, transfer, pledge, encumber or dispose of, directly or indirectly, any Shares except:

           (i) to the Company or in a transaction approved by the Board of Directors of the Company;

           (ii) to (x) any shareholder, partner, member or other equity holder, or any Affiliate, of the Stockholder, or (y) any beneficiary or settlor of any Stockholder that is a trust or (z) any other Stockholder; PROVIDED that any such person in (x) or (y) above agrees to be bound by this Agreement;

          (iii) in any transaction permitted by Section 3(c);

           (iv) after the second anniversary of the date hereof and prior to the fifth anniversary of the date hereof, up to 225,000 Shares per year; PROVIDED, HOWEVER, that the right of the Stockholder to transfer Shares pursuant to this Section 5(a)(iv) shall be cumulative (for example, if the Stockholder transfers no Shares in year 3, the Stockholder will be permitted to transfer 450,000 Shares in year 4, consisting of the 225,000 Shares permitted to be transferred in year 3 and the 225,000 Shares permitted to be transferred in year 4); PROVIDED FURTHER, HOWEVER, that transfers permitted by Section 5(a)(i), 5(a)(ii), 5(a)(iii), 5(a)(viii) or 5(a)(ix) hereof shall not be counted in the 225,000 Shares per year permitted to be transferred pursuant to this Section 5(a)(iv);

           (v) after the fifth anniversary of the date hereof, to a person other than the Stockholder or any Affiliate of the Stockholder (a "Third Person") pursuant to Rule 144 under the Securities Act; PROVIDED, HOWEVER, that (A) the Stockholder will use all reasonable efforts to insure that such Third Person and such Third Person's Affiliates, or any group of which such Third Person may be a member does not hold in the aggregate more than 5% (any such Third Person who would hold in excess of such limit being referred to herein as a "Prohibited Holder") of the outstanding Voting Securities after such transaction or (B) such Third Person agrees in writing to be bound by the terms of this Agreement and the Board of Directors of the Company approves such transaction;

           (vi) after the fifth anniversary of the date hereof, in a valid private placement to a person that (A) the Stockholder reasonably believes after due inquiry would not be a Prohibited Holder following such transaction and obtains a written representation from the purchaser to that effect or (B) agrees in writing to be bound by the terms of this Agreement and the Board of Directors approves such transaction;

          (vii) after the fifth anniversary of the date hereof and prior to the seventh anniversary of the date hereof, pursuant to an underwritten public offering under the Securities Act in accordance with the terms for registration rights attached hereto as Exhibit A, subject to approval of the Board of Directors (such approval not to be unreasonably withheld), and thereafter pursuant to an underwritten public offering under the Securities Act in accordance with the terms for registration rights attached hereto as Exhibit A, pursuant to which the managing underwriter agrees to effect the sale of the Voting Securities in a manner which will effect a broad distribution thereof and provided that the Stockholder shall use all reasonable efforts to insure that no sales of Voting Securities are made to any Prohibited Holder (other than the underwriters or any selected dealers);

         (viii) pursuant to any tender or exchange offer made pursuant to
       Section 14(d) of the 1934 Act by a person with respect to which the Company does not recommend rejection (it being understood that the Stockholder may not tender its Shares pursuant to such tender or exchange offer until the Company has publicly taken a position with respect to such offer or has stated that it will remain neutral or is unable to take a position with respect thereto) in accordance with Rule 14e-2 of the1934 Act, any successor regulation or otherwise; or

           (ix) to a bona fide financial institution in connection with the grant of a pledge or other encumbrance securing a bona fide loan so long as the pledgee agrees in writing prior to the execution of the pledge that upon any transfer to the pledgee of any Shares upon any foreclosure, such Shares and the pledgee thereof will remain and become subject to the restrictions contained in this Agreement.

       The Stockholder shall give the Company notice promptly upon the disposition hereunder of any Shares. Purchases, transfers or other distributions of Shares in violation of the provisions of this Agreement shall be null and void and the Shares subject to such purchase, transfer or other disposition shall remain subject to this Agreement. Notwithstanding anything herein to the contrary, to the extent that any transfer of Shares by the Stockholder pursuant to Section 5(a)(ii),
       (iii), (iv), (vi) or (ix) jeopardizes any permit or license of the Company under any statute or regulation relating to the horse racing industry, such transfer shall be void and the Company shall be entitled to continue to treat the Stockholder as the owner of such Shares.

        (b) [RESERVED]

        (c) During the Agreement Period, notwithstanding any other provision of this Agreement, any sale, transfer or other disposition of the Shares by the Stockholder permitted by this Agreement shall not be made without first making an offer in writing to sell such Shares to the Company or the directors thereof on a pro rata basis as the Board of Directors of the Company shall determine at the bona fide proposed price per Share (the "Offer Price") or Market Price (as defined in paragraph (d) below), as applicable, and upon such other bona fide terms and conditions upon which the Stockholder proposes to make such sale, transfer or disposition (the "Offer"). Notwithstanding the foregoing, no such Offer by the Stockholder need be made during any calendar year unless and until the Stockholder has transferred or proposes to transfer, pursuant to the terms of this Agreement, an aggregate of more than 150,000 Shares during such calendar year. Upon receipt of such Offer (which shall also set forth the method of payment, the amount and class of Shares to be sold, the identity (if known) of the person or persons to whom the Stockholder proposes to sell, transfer or otherwise dispose of such Shares, the other material terms (to the extent known) upon which such sale is to be made and all other relevant information reasonably requested by the Company), the Company shall have that number of days set forth in the following sentence within which to accept such Offer by delivering a written notice to the Stockholder irrevocably electing to purchase all, but not less than all, of the Shares covered thereby. Subject to Section 5(f), if the Offer is with respect to Shares having an aggregate market value on the date of such notice (a) of less than or equal to $5 million, the Company shall have 10 days to accept such Offer, or (b) greater than $5 million, the Company shall have 20 days to accept such Offer; PROVIDED, HOWEVER, that if the proposed sale is to be made pursuant to a tender or exchange offer, the Company shall have one day less than the number of days remaining before the tender or exchange offer expires to accept such Offer. If the Company elects to accept such Offer, the closing of the purchase pursuant thereto shall occur, with payment in immediately available funds, on the latest of
    (i) 20 days after the acceptance by the Company of such Offer, (ii) the closing date provided for in the Offer or (iii) the end of such period of time as the Company and the Stockholder may reasonably require in order to comply with applicable laws and regulations. Transfers pursuant to
    Section 5(a)(i), 5(a)(ii), 5(a)(iii) and 5(a)(ix) hereof are not subject to the provisions of this Section 5(c).

        (d) If the Offer specifies that the Shares are to be sold in the market in a method whereby the price cannot be determined at the time of the making of the Offer (a "Market Sale"), the purchase price for the Shares proposed to be sold shall be equal to the greater of (i) the negotiated price, if any, between the Company and the Stockholder and (ii) the Market Price of such Shares on the date of such Offer. For purposes of this Agreement, the term "Market Price" shall mean the average of the daily Closing Prices of the Shares for the 20 consecutive trading days immediately prior to the date on which the Market Price is to be determined. The "Closing Price" for each day with respect to any securities shall be the last sale price of such securities on the national securities exchange on which such securities are listed and principally traded or, if such securities are not listed on any national securities exchange, as reported by NASDAQ, or, if not so reported by NASDAQ, the average of the high bid and low asked quotations for such securities as reported by the NASD automated quotation system or, if on any such date such securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such securities mutually selected by the Company and the Stockholder. Market Sales shall be deemed to be for cash.

        (e) If the purchase price specified in the Offer includes any property other than cash, such purchase price shall be deemed to be the amount of any cash included in the purchase price plus the value (determined as provided below) of such other property included in such price. The value of any non-cash property shall be determined in the following manner:

           (i) The value of securities which are publicly traded shall be deemed to be the Market Price of such securities on the date of the Offer; and

           (ii) The value of any other property shall be determined by an appropriate expert mutually selected by the Company and the Stockholder. The determination of the dollar value of the non-cash consideration at issue by any such expert shall be made promptly (but in no event more than 15 business days after receipt of the Offer) and shall be conclusive and binding on all the parties hereto.

        (f) The sale, transfer or other disposition to any third party of such Voting Securities shall not be made until such determination referred to in
    Section 5(e)(ii) has been completed and delivered to all the parties hereto. The Company shall have the later of (i) five business days after the receipt of such determination by the expert referred to in Section 5(e)(ii) and
    (ii) the applicable time period set forth in Section 5(c) within which to accept such Offer.

        (g) If the Company has not exercised its option to purchase the Shares pursuant to the Offer, the Stockholder shall be free, for a period of 60 days (or, if longer, 60 days from the effective date of a registration statement under the Securities Act, if such registration is required) from the date of the Company's rejection of the Offer (which, unless the Company shall have given written notice of its rejection of the Offer, shall be deemed to have occurred on the last day on which the Company could accept the Offer in accordance herewith), to sell all of the Shares proposed to be sold to the third party transferee, subject to the provisions of this Agreement, at a price equal to or greater than the price specified in the Offer and in the manner and on terms no less favorable to the Stockholder than were specified in the Offer. If the Shares are not sold within such 60-day period, they shall again become subject to the procedures provided in this Section 5.

    Section 6. CONFIDENTIAL INFORMATION. During the Agreement Period, each party to this Agreement agrees that it will maintain any information provided to it by the other party in confidence and take all reasonable precautions to prevent the inadvertent exposure of Proprietary Information to unauthorized persons. Proprietary Information shall not include any information disclosed by a party that (i) is already known to the other party at the time of its disclosure or becomes known thereafter; PROVIDED that such information is not known by such other party to be subject to a confidentiality agreement with, or other obligation of secrecy to, such party or another person, (ii) is or becomes publicly known without breach of any obligation of confidentiality of the other party, (iii) is communicated to a third person with the express written consent of such party, or (iv) is required to be disclosed under compulsion of law or to the other party's regulators or independent auditors.

    Section 7. LEGEND ON CERTIFICATES. The Stockholder hereby acknowledges and agrees that each of the certificates representing the Shares held by the Stockholder shall be subject to stop transfer instructions and shall include the following legend:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT OF 1933 OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SHARES ARE SUBJECT TO CERTAIN LIMITATIONS ON TRANSFER SET FORTH IN A STOCKHOLDER'S AGREEMENT DATED AS OF
                      , 2000 BETWEEN CHURCHILL DOWNS INCORPORATED AND DUCHOSSOIS INDUSTRIES, INC., INCLUDING, BUT NOT LIMITED TO, RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION TO ANY PERSON AND THAT PERSON'S AFFILIATES OR ANY GROUP THAT PERSON MAY BE A MEMBER OF THAT WOULD HOLD IN THE AGGREGATE MORE THAN 5% OF THE OUTSTANDING VOTING SECURITIES AFTER SUCH TRANSACTION. A COPY OF SUCH AGREEMENT IS ON FILE WITH THE SECRETARY OF CHURCHILL DOWNS INCORPORATED.

    Within one business day after receipt by the Company of a demand by the Stockholder, the Company agrees to (i) terminate the stop transfer instructions and remove the legend in connection with transfers pursuant to Section 5(a)(v) or 5(a)(vii) of this Agreement, (ii) terminate stop transfer instructions and remove all but the first sentence of the above legend after the Agreement Period or in connection with transfers pursuant to Section 5(a)(i), 5(a)(iv), 5(a)(vi)(A) or 5(a)(viii) and (iii) remove the first sentence of the above legend if the Company is furnished an opinion of counsel reasonably satisfactory to the Company that such Shares may be freely transferred under applicable securities laws.

    Promptly upon the acquisition by the Stockholder of any shares of Voting Securities other than pursuant to the Merger Agreement, the Stockholder shall surrender the certificates representing such Shares to the Company and the Company shall place the last two sentences of the foregoing legend on such certificates and thereafter reissue such certificates to the Stockholder.

    Section 8. DIRECTORS DESIGNATED BY THE STOCKHOLDER. As promptly as practicable after the date which is one month after the Closing Date, and subject to applicable law, the Company will take or cause to be taken all necessary actions to appoint or elect to the Board of Directors of the Company, and at each annual meeting of the stockholders of the Company following the Closing Date and prior to the end of the Agreement Period, the Company will nominate, or cause to be nominated, for so long as the number of members of the Board of Directors is between twelve (12) and fifteen (15), inclusive,
(i) three (3) individuals (the initial three such individuals to be Mr. Richard L. Duchossois, Mr. Craig Duchossois and Mr. Robert L. Fealy) and
(ii) following the Fund Payment Date (as defined in the Merger Agreement) four
(4) individuals (PROVIDED, HOWEVER, that the number of members of the Board of Directors shall in no event exceed sixteen (16), unless otherwise agreed by the Board of Directors in accordance with the Bylaws of the Company), to be designated by D. Corp (or by Mr. Craig Duchossois if D. Corp no longer exists or ceases to be controlled by Mr. Richard Duchossois, or by the person designated by the holders of the majority of the Shares then outstanding if Mr. Craig Duchossois is unable or unwilling to designate such individuals) on behalf of the Stockholder for election as members of the Board of Directors (which designees shall not include individuals whose membership on the Board of Directors would be a violation of law; the initial designees and subsequent designees shall be individuals of stature and experience consistent with the Stockholder's initial designees, in the reasonable judgment of the Board of Directors), and to nominate one of such designees, at the Stockholder's option, to be appointed by the Board of Directors to each of the Executive Committee and the Compensation Committee of the Board of Directors of the Company; PROVIDED, HOWEVER, that such number of designees shall be increased or reduced, as necessary (but in no event shall such number of designees exceed four (4) for so long as there are no more than sixteen (16) total directors), such that the percentage of the total number of members of the Board of Directors designated by the Stockholder equals the percentage of Voting Securities then beneficially owned by the Stockholder and its Affiliates (rounded down to the nearest whole number). Should the Board of Directors of the Company determine that any such designee of the Stockholder is inappropriate, consistent with the standards set forth in this Section 8, the Stockholder shall be entitled to designate an additional individual for election as a member of the Board of Directors. The members of the Board of Directors of the Company that have been designated by the Stockholder pursuant to this Section 8 shall be allocated as equally as possible among the three classes of the Company's Board of Directors. In the event one or more of the Stockholder's designees resigns or is removed from the Board of Directors of the Company and the Stockholder indicates that the Stockholder does not wish to designate a nominee to fill the vacancy, the Company will take or cause to be taken all necessary actions to reduce the size of the Board of Directors of the Company by the number of designees of the Stockholder not replaced by the Stockholder. Upon the date the Stockholder is no longer entitled to designate nominees for election to the Board of Directors of the Company, the Stockholder shall cause the members of the Board of Directors of the Company that have been designated by the Stockholder to resign from the Board of Directors, effective immediately. For all purposes of this Agreement, whenever action is permitted to be taken by the Stockholder, the Company will be entitled to rely, and shall be fully protected in relying for all purposes on the direction of D Corp. (or of Mr. Craig Duchossois if D Corp. no longer exists or ceases to be controlled by Mr. Richard Duchossois, or of the person designated by the holders of the majority of the Shares then outstanding if Mr. Craig Duchossois is unable or unwilling to so direct).

    Section 9.  COVENANTS OF THE COMPANY.

        (a)  ISSUANCE OF SECURITIES HAVING DISPROPORTIONATE VOTING
    RIGHTS. During the Agreement Period, the Company shall not issue Voting Securities having voting rights disproportionately greater than the equity investment in the Company represented by such Voting Securities.

        (b) For so long as the Stockholder owns Shares which represent more than 3% of the voting power of the Company's then outstanding Voting Securities:

           (i) the Company, as soon as practicable and in any event within 50 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, will furnish to the Stockholder statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; PROVIDED, HOWEVER, that delivery pursuant to paragraph (iii) below of a copy of the Quarterly Report on Form 10-Q (without exhibits unless requested by the Stockholder) of the Company for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this paragraph (i);

           (ii) the Company, as soon as practicable and in any event within 95 days after the end of each fiscal year, will furnish to the Stockholder statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Company and its subsidiaries for such year, and a consolidated balance sheet of the Company and its subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized standing selected by the Company; PROVIDED, HOWEVER, that delivery pursuant to paragraph (iii) below of a copy of the Annual Report on Form 10-K (without exhibits unless requested by the Stockholder) of the Company for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this paragraph (ii);

          (iii) the Company, promptly upon transmission thereof, will furnish to the Stockholder copies of all such financial statements, proxy statements, notices and reports as it shall send to its stockholders and copies of all such registration statements (without exhibits) and all such regular and periodic reports as it shall file with the Commission; and

           (iv) the Company will furnish to the Stockholder such other non-confidential financial data of the Company and its Subsidiaries as the Stockholder may reasonably request.

    Section 10. EXCEPTIONS TO RESTRICTIONS. Notwithstanding anything contained in this Agreement to the contrary, the restrictions set forth in Sections 3(a), 3(c), 3(d) and 5 shall terminate and be of no further force and effect upon the occurrence of any of the following events:

        (a) (i) At any time, any Third Person (other than the Company, an employee stock ownership plan or other pension, stock bonus or stock incentive plan of the Company or any of its subsidiaries) is or becomes the beneficial owner of, or makes a tender or exchange offer pursuant to
    Section 14(d) of the 1934 Act with respect to which the Company does not recommend rejection (it being understood that such restrictions shall not be terminated until the Company has publicly taken a position with respect to such offer or has stated that it will remain neutral or is unable to take a position with respect thereto) in accordance with Rule 14e-2 of the 1934 Act, any successor regulation or otherwise for, an amount of Voting Securities greater than one-half of the excess of (A) the number of outstanding Voting Securities over (B) the number of Voting Securities which result from multiplying the number of outstanding Voting Securities by the then Permitted Percentage of Voting Securities, (ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof or (iii) at any time any Third Person, by way of ownership of Voting Securities, representation on the Board of Directors of the Company or both, is in fact controlling the operations of the Company; or

        (b) The Company's Board of Directors determines to effect, or to solicit proposals to effect a Sale of the Company or causes the Company to enter into a definitive agreement providing for the Sale of the Company.

    For purposes of this Section 10, a "Sale of the Company" shall mean a merger (other than a merger for the purpose of forming a holding company or to effect a change in the Company's state of incorporation), combination or, in any one or more related transactions, sale of all or substantially all of the Company's assets as a result of which the Directors of the Company immediately prior to such transaction do not represent a majority of the board of directors, or the stockholders of the Company immediately prior to such transaction do not continue to own equity securities representing more than 50% of the vote and of the equity of the Company, of the ultimate controlling corporation following such merger or combination or succeeding to ownership of all or substantially all of the Company's assets.

    Notwithstanding anything contained in this Agreement to the contrary, upon the consummation of a Sale of the Company, the restrictions set forth in
Section 3(b) shall terminate and be of no further force and effect.

    Section 11. AFFILIATES. A person or entity who at any time may be an Affiliate of the Stockholder shall be deemed to be an Affiliate of the Stockholder for purposes of this Agreement while such person is an Affiliate of the Stockholder regardless of whether such person was such an Affiliate on the date hereof.

    Section 12. SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that this Agreement is an integral part of the transactions contemplated in the Merger Agreement, that the Company would not have entered into the Merger Agreement unless this Agreement was executed and that a breach by a party of any covenants or agreements contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and agreements and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

    Section 13. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified and supplemented only by written agreement of the Stockholder and the Company.

    Section 14. NOTICES. All notices, requests, demands and other communications required or permitted shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

        (a) If to the Stockholder, to:

               Duchossois Industries, Inc.
               845 Larch Avenue
               Elmhurst, Illinois 60126
               Attention: Corporate Secretary

           (with a copy to:)

               Jones, Day, Reavis & Pogue
               77 West Wacker
               Chicago, Illinois 60601
               Attention: William P. Ritchie

or to such other person or address as the Stockholder shall furnish to the Company; PROVIDED that if D Corp. no longer exists or ceases to be controlled by Mr. Richard Duchossois, notice shall be deemed given to the Stockholder if given to Mr. Craig Duchossois at [set forth address] or such other address furnished by him to the Company, or, if Mr. Craig Duchossois is unable or has notified the Company that he is unwilling to accept such notices, to a person designated by the holders of a majority of the Shares then outstanding;

        (b) If to the Company, to:

               Robert L. Decker
               Executive Vice President and
                 Chief Financial Officer
               700 Central Avenue
               Louisville, Kentucky 40208

           (with a copy to:)

               Rebecca C. Reed
               Senior Vice President, General
                 Counsel and Secretary
               700 Central Avenue
               Louisville, Kentucky 40208

or to such other person or address as the Company shall furnish to the Stockholder in writing.

    All such notices, requests, demands and other communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

    Section 15. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall fail to be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or of any such provision.

    Section 16. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise provided for or permitted herein neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

    Section 17. GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the state of incorporation of the Company, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

    Section 18. All references to specific numbers of shares in this Agreement and in Exhibit A hereto shall be with regard to the capitalization of the Company on the date hereof; in the event of any stock dividend, stock split, reverse stock split or share-for-share exchange or similar event with respect to any of the Company's securities, the references in this Agreement and in Exhibit A hereto shall be considered changed pro tanto.

    Section 19. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Section 20. HEADINGS. The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

    Section 21. ENTIRE AGREEMENT. This Agreement, the Merger Agreement, the Operative Agreements and the Confidentiality Agreement set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, except the Confidentiality Agreement dated as of September 15, 1999, as extended, between the Stockholder and the Company shall remain in effect until the earlier of (x) the Closing Date and (y) the date on which each such agreement terminates in accordance with its terms.

    Section 22. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

    Section 23. TAX REPORTING. The Stockholder agrees to provide the Company with, and shall retain, for the time periods prescribed by law, all of the information concerning the Stockholder and its Subsidiaries which is reasonably required to be included in the Company's tax returns as a result of the Stockholder's direct and/or indirect ownership of Common Stock.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

Churchill Downs Incorporated                    Duchossois Industries, Inc.

By:                                             By:
     ----------------------------------------        ----------------------------------------
     Title:                                          Title:

--------------------------------------------
Agreeing to be bound by the terms hereof as if
it were a party hereto

                                                                       EXHIBIT A

                              REGISTRATION RIGHTS

    Capitalized terms used herein shall have the meanings defined in the Stockholder's Agreement.

    1. "PIGGYBACK" REGISTRATION. Whenever the Company proposes to file a registration statement relating to any of its capital stock under the Securities Act (other than a registration statement required to be filed in respect of employee benefit plans of the Company on Form S-8 or any similar form from time to time in effect or any registration statement on form S-4 or similar successor form), the Company shall, at least twenty-one days (or if such twenty-one day period is not practicable, then a reasonable shorter period which shall not be less than seven days) prior to such filing, give written notice of such proposed filing to the Stockholder. Upon receipt by the Company not more than seven days (unless the notice given to the Stockholder pursuant to the previous sentence is less than ten days, in which case such seven-day period shall be shortened to five days) after such notice of a written request from the Stockholder for registration of Shares (i) the Company shall include such Shares in such registration statement or in a separate registration statement concurrently filed, and shall use all reasonable efforts to cause such registration statement to become effective with respect to such Shares, unless the managing underwriter therefor concludes in its reasonable judgment that compliance with this clause (i) would materially adversely effect such offering, in which event the Company shall cause such Shares to be registered under a separate registration statement a limited period of time thereafter, which in no event shall be more than 60 days and (ii) if such proposed registration is in connection with an underwritten offering of Common Stock, upon request of the Stockholder, the Company shall use all reasonable efforts to cause the managing underwriter therefor to include in such offering the Shares as to which the Stockholder requests such inclusion, on terms and conditions comparable to those of the securities offered on behalf of the Company, unless the managing underwriter therefor concludes in its reasonable judgment that the inclusion of such Shares in such offering would materially adversely affect such offering.

    2. DEMAND REGISTRATION. If the Company shall receive at any time or from time to time a written request from the Stockholder requesting the Company to register under the Securities Act on Form S-3 (or if the Company is not eligible to use Form S-3, then on Form S-1 or S-2), or any other similar form then in effect, at least 500,000 Shares, the Company agrees that it will use all reasonable efforts to cause the prompt registration of all Shares as to which such request is made. The Company may postpone for a limited time, which in no event shall be longer than 90 days, compliance with a request for registration pursuant to this Section 2 if (i) such compliance would materially adversely affect (including, without limitation, through the premature disclosure thereof) a proposed financing, reorganization, recapitalization, merger, consolidation or similar transaction or (ii) the Company is conducting a public offering of capital stock and the managing underwriter concludes in its reasonable judgment that such compliance would materially adversely affect such offering. Notwithstanding anything in this Section 2 to the contrary, the Company shall not be required to:(a) comply with more than two (2) requests of the Stockholder pursuant to this Section 2 in any twelve (12) month period or (b) prepare or cause to be prepared audited financial statements of the Company other than those prepared in the normal course of the Company's business, whether at its fiscal year end or at other times when such audited financial statements are required to be filed by the Securities and Exchange Commission. Any underwriter selected by the Stockholder to act as such in connection with a registration pursuant to this Section 2 shall be reasonably acceptable to the Company. For purposes of this Section 2, the Company shall be entitled to accept as written requests from the Stockholder a request from D Corp. (or from Mr. Craig Duchossois if D Corp. no longer exists or ceases to be controlled by Mr. Richard Duchossois, or from the person designated by the holders of a majority of the Shares then outstanding if Mr. Craig Duchossois is unable or unwilling to so serve).

    3. GENERAL PROVISIONS: The Company will use all reasonable efforts to cause any registration statement referred to in Sections 1 and 2 to become effective and to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of 45 days from the effective date of the registration statement and the date the Stockholder completes its distribution of Shares. The Company will use all reasonable efforts to effect such qualifications under applicable Blue Sky or other state securities laws as may be reasonably requested by the Stockholder (provided that the Company shall not be obligated to file a general consent to service of process or qualify to do business as a foreign corporation or otherwise subject itself to taxation in any jurisdiction solely for the purpose of any such qualification) to permit or facilitate such sale or other distribution. The Company will cause the Shares to be listed on the principal stock exchange on which the shares of Common Stock are listed.

    4. INFORMATION, DOCUMENTS, ETC. Upon making a request for registration pursuant to Sections 1 or 2, the Stockholder shall furnish to the Company such information regarding its holdings and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein. The Company agrees that it will furnish to the Stockholder the number of prospectuses, offering circulars or other documents, or any amendments or supplements thereto, incident to any registration, qualification or compliance referred to herein as the Stockholder from time to time may reasonably request.

    5. EXPENSES. The Company will bear all expenses of registrations (other than underwriting discounts and commissions and brokerage commissions and fees, if any, payable with respect to Shares sold by the Stockholder and fees and expenses of counsel and any accountants for the Stockholder), including, without limitation, registration fees, printing expenses, expenses of compliance with Blue Sky or other state securities laws, and legal and audit fees incurred by the Company in connection with such registration and amendments or supplements in connection therewith.

    6. COOPERATION. In connection with any registration of Shares, the Company agrees to:

        (a) enter into such customary agreements (including an underwriting agreement containing such representations and warranties by the Company and such other terms and provisions, including indemnification provisions, as are customarily contained in underwriting agreements for comparable offerings and, if no underwriting agreement is entered into, an indemnification agreement on such terms as is customary in transactions of such nature) and take all such other actions as the Stockholder or the underwriters, if any, participating in such offering and sale may reasonably request in order to expedite or facilitate such offering and sale;

        (b) furnish, at the request of the Stockholder or any underwriters participating in such offering and sale, (i) a comfort letter or letters, dated the date of the final prospectus with respect to the Shares and/or the date of the closing for the sale of the Shares from the independent certified public accountants of the Company and addressed to the Stockholder and any underwriters participating in such offering and sale, which letter or letters shall state that such accountants are independent with respect to the Company within the meaning of Rule 1.01 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and shall address such matters as the Stockholder and underwriters may reasonably request and as may be customary in transactions of a similar nature for similar entities and (ii) an opinion, dated the date of the closing for the sale of the Shares, of the counsel representing the Company with respect to such offering and sale (which counsel may be the General Counsel of the Company or other counsel reasonably satisfactory to the Stockholder), addressed to the Stockholder and any such underwriters, which opinion shall address such matters as they may reasonably request and as may be customary in transactions of a similar nature for similar entities;

        (c) make available for inspection by the Stockholder, the underwriters, if any, participating in such offering and sale (which inspecting underwriters shall, if reasonably possible, be limited to any manager or managers for such participating underwriters), the counsel for the Stockholder, one accountant or accounting firm retained by the Stockholder and any such underwriters, or any other agent retained by the Stockholder or such underwriters, all financial and other records, corporate documents and properties of the Company, and supply such additional information, as they shall reasonably request; PROVIDED that any such party shall keep the contents thereof confidential.

    7.  ACTION TO SUSPEND EFFECTIVENESS; SUPPLEMENT TO REGISTRATION
STATEMENT. (a) The Company will notify the Stockholder and its counsel promptly of (i) any action by the Commission to suspend the effectiveness of the registration statement covering the Shares or the institution or threatening of any proceeding for such purpose (a "stop order") or (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Stockholder shall cease to offer or sell any Shares pursuant to the registration statement in the jurisdiction to which such stop order or suspension relates. The Company will use all reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and will notify the Stockholder and its counsel at the earliest practicable date of the date on which the Stockholder may offer and sell Shares pursuant to the registration statement.

    (b) Within the applicable period referred to in Section 3 following the effectiveness of a registration statement filed pursuant to these registration rights, the Company will notify the Stockholder and its counsel promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of the Company, should be set forth in such registration statement. Immediately upon receipt of such notice, the Stockholder shall cease to offer or sell any Shares pursuant to such registration statement, cease to deliver or use such registration statement and, if so requested by the Company, return to the Company, at its expense, all copies (other than permanent file copies) of such registration statement. The Company will, as promptly as practicable, take such action as may be necessary to amend or supplement such registration statement in order to set forth or reflect such event or state of facts. The Company will furnish copies of such proposed amendment or supplement to the Stockholder and its counsel and will not file or distribute such amendment or supplement without the prior consent of the Stockholder, which consent shall not be unreasonably withheld.

    8.  INDEMNIFICATION.

    (a) The Company agrees to indemnify and hold harmless the Stockholder in respect of Shares offered pursuant to a registration statement and the Affiliates, directors, officers, agents, representatives and employees of the Stockholder or its Affiliates, and each other person, if any, who controls any such person or its Affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which the offering of such Shares is registered (or any amendment thereto) or related final prospectus (or any amendments or supplements thereto) or any related preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be required to indemnify the Stockholder if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Stockholder expressly for use therein or (ii) if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding.

    (b) The Stockholder agrees to indemnify and hold harmless the Company, its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Stockholder, but only (i) with reference to information furnished to the Company in writing by or on behalf of the Stockholder expressly for use in any registration statement or final prospectus, any amendment or supplement thereto, or any preliminary prospectus or (ii) with respect to any untrue statement or representation made in connection with the offering by the Stockholder in writing to the Company. The liability of the Stockholder under this paragraph shall in no event exceed the proceeds received by it from sales of Shares giving rise to such obligations. In connection with any underwritten public offering, the underwriting agreement shall include customary indemnification of the Company by the underwriters.

    (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure results in the loss or compromise of any material rights or defenses by the Indemnifying Person). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceeding in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Stockholder and such control persons of the Stockholder shall be designated in writing by the Stockholder and any such separate firm for the Company, its directors, its officers and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to these provisions, the Indemnifying Person agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or has been a party, and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement
(A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

    (d) If the indemnification provided for in the first and second paragraphs of this Section 8 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein (other than by reason of the exceptions provided therein), then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Stockholder or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The contribution required of the Stockholder under this paragraph shall in no event exceed the proceeds received by it from sales of Shares giving rise to such obligations.

    (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Shares exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

    (f) The indemnity and contribution agreements contained in this Section 8 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

                                                                         ANNEX D

                                VOTING AGREEMENT


    THIS VOTING AGREEMENT ("Agreement") is executed and delivered as of June 23, 2000, by Charles W. Bidwill, Jr., an individual resident of the State of Illinois, William S. Farish, an individual resident of the State of Kentucky,
J. David Grissom, an individual resident of the State of Kentucky, Seth W. Hancock, an individual resident of the State of Kentucky, Daniel P. Harrington, an individual resident of the State of Ohio, Frank B. Hower, Jr., an individual resident of the State of Kentucky, G. Watts Humphrey, Jr., an individual resident of the State of Pennsylvania, Brad M. Kelley, an individual resident of the State of Kentucky, Thomas H. Meeker, an individual resident of the State of Kentucky, Carl F. Pollard, an individual resident of the State of Kentucky, Dennis D. Swanson, an individual resident of the State of Connecticut, and Darrell R. Wells, an individual resident of the State of Kentucky (each, a "Shareholder" and collectively, the "Shareholders"), in favor of and for the benefit of Richard L. Duchossois, an individual resident of the State of Illinois (who also owns shares of the Company (as defined below)) and Duchossois Industries, Inc., an Illinois corporation ("D Corp.").


    WHEREAS, each Shareholder controls the right to vote the number of shares of common stock of Churchill Downs Incorporated, a Kentucky corporation (the "Company") set forth opposite such Shareholder's name on Appendix A hereto (as to each Shareholder, the "Shares");

    WHEREAS, D Corp., the Company and certain of their wholly-owned subsidiaries have entered into an Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be amended from time to time, the "Merger Agreement;" capitalized terms not otherwise defined herein shall have the meanings given them in the Merger Agreement) pursuant to which certain subsidiaries of D Corp. will be merged with and into certain subsidiaries of the Company; and

    WHEREAS, D Corp. has required, as a condition to entering into the Merger Agreement, that the Shareholders enter into this Agreement.

    NOW, THEREFORE, in order to induce D Corp. to enter into the transactions contemplated by the Merger Agreement, and in further consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

    Section 1. REPRESENTATION AND WARRANTIES. Each Shareholder represents and warrants to D Corp. that:

        (a) The Shareholder has the legal capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

        (b) The Shareholder has the sole voting power with respect to all the Shares, and there exist no liens, claims, security interests, options, proxies, voting agreements, charges or encumbrances of whatever nature ("Liens") affecting such Shareholder's Shares except as set forth on such Appendix A.

        (c) The Shares constitute all of the securities (as defined in Section 3(10) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which definition shall apply for all purposes of this Agreement) of the Company owned of record and/or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, which meaning shall apply for all purposes of this Agreement), directly or indirectly, by such Shareholder (excluding any securities beneficially owned by any of his or her affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definition shall apply for all purposes of this Agreement) or as to which he or she does not have sole voting power).

        (d) This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against, him or her in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

        (e) None of the execution, delivery or performance of this Agreement will directly or indirectly, (i) result in any violation or breach of any agreement or other instrument to which the Shareholder is a party or by which such Shareholder or any of the Shares is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which such Shareholder or any of the Shares is subject. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by such Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), the federal securities laws or any statute or regulation relating to the horse-racing industry.

    Section 2. REPRESENTATIONS AND WARRANTIES OF D CORP. D Corp. represents and warrants to the Shareholder as follows:

        (a) D Corp. is duly organized and validly existing and in good standing under the laws of the State of Illinois, has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly executed and delivered by D Corp. and constitutes a legal, valid and binding obligation of D Corp., enforceable against D Corp. in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

        (b) None of the execution, delivery or performance of this Agreement will directly or indirectly, (i) result in any violation or breach of any agreement or other instrument to which D Corp. is a party or by which D Corp. is bound, including, without limitation, the articles of incorporation and bylaws of D Corp.; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which D Corp. is subject. The execution and delivery of this Agreement by D Corp. does not, and the performance of this Agreement by D Corp. shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, other than any required notices or filings pursuant to the HSR Act, the federal securities laws or any statute or regulation relating to the horse-racing industry.

    Section 3. AGREEMENT TO VOTE SHARES. Each Shareholder, by this Agreement, being the sole record and/or beneficial owner of the Shares, does hereby agree to vote or cause to be voted all such Shares at every meeting of the shareholders of the Company, however called (and every adjournment or postponement thereof), or by written consent in lieu of such a meeting or otherwise (i) in favor of the transactions contemplated by the Merger Agreement including, without limitation, in favor of the issuance of additional shares of common stock of the Company pursuant to the Merger Agreement and any other matters or proposals required by the Rules and Regulations of the National Association of Securities Dealers, Inc. to be submitted to a vote of the shareholders of the Company in order to consummate the transactions contemplated by the Merger Agreement and (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, warranty or other obligation of the Company under the Merger Agreement or which is reasonably likely to result in any conditions to the Company's obligations under the Merger Agreement not being fulfilled. It is expressly understood that this Section 3 requires only that each Shareholder vote the Shares in accordance with this Agreement, and that nothing herein shall prohibit or restrain any such Shareholder from complying with his or her fiduciary obligations as a director or officer of the Company, on the advice of outside counsel.

    Section 4. IRREVOCABLE PROXY. CONCURRENTLY WITH THE EXECUTION OF THIS AGREEMENT, EACH SHAREHOLDER HAS DELIVERED TO D CORP. A PROXY IN THE FORM ATTACHED HERETO AS EXHIBIT A (THE "PROXY"), NAMING MR. RICHARD L. DUCHOSSOIS OR HIS SUBSTITUTE AS PROXY, WHICH PROXY SHALL BE IRREVOCABLE TO THE FULLEST EXTENT PERMITTED BY LAW, WITH RESPECT TO THE SHARES, AND SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST.

    Section 5. TRANSFER AND ENCUMBRANCE. Each Shareholder agrees not to transfer, sell, offer or otherwise dispose of or encumber any of the Shares, deposit any of the Shares into a voting trust, grant a proxy or power of attorney or enter into a voting agreement or similar agreement with respect to any of the Shares, or in any other matter limit such Shareholder's voting rights with respect to the Shares, other than pursuant to the proxy contemplated by this Agreement, during the term of this Agreement, unless such transferee agrees to assume Shareholder's obligations under this Agreement.

    Section 6. ADDITIONAL PURCHASES. Each Shareholder agrees that any shares of capital stock of the Company acquired by such Shareholder with sole voting power on or after the date of this Agreement, whether pursuant to purchase, exercise of convertible securities or otherwise, shall be subject to the terms of this Agreement to the same extent as if they constituted Shares, and the term Shares shall be deemed to include any such shares of capital stock of the Company acquired by such Shareholder on or after the date of this Agreement.

    Section 7. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in D Corp. any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as otherwise expressly provided herein, all rights, ownership, and economic benefits of and relating to the Shares and to options to acquire Shares shall remain and belong to the Shareholder, and D Corp. shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Shareholder in the voting of any of the Shares.

    Section 8. SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached, and that such failure to perform or other breach would cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages. Each Shareholder agrees that in the event of any breach or threatened breach by any Shareholder of any covenant, obligation or other provision contained in this Agreement, D Corp. shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, (b) an injunction restraining such breach or threatened breach and (c) seek specific performance in any other manner; in each case in addition to any other remedy D Corp. may have at law or in equity.

    Section 9. ADJUSTMENTS. The number of any type of securities subject to this Agreement shall be appropriately adjusted in the event of any stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like or any other action that would have the effect of changing the Shareholders' ownership of the Company's capital stock or other securities.

    Section 10.  TERMINATION.  This Agreement shall terminate on the earlier of
(a) the "Closing," as defined in the Merger Agreement and (b) the date the Merger Agreement is terminated in accordance with its terms.

    Section 11. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally or sent by nationally recognized overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to D Corp.:

           Duchossois Industries, Inc.
           845 Larch Avenue
           Elmhurst, Illinois 60126
           Attention: Corporate Secretary

        with a copy to:

           Jones, Day, Reavis & Pogue
           77 West Wacker
           Chicago, Illinois 60601
           Attention: William P. Ritchie

        if to any Shareholder, addressed to him or her at the address listed in Appendix A opposite such Shareholder's name:

        with a copy to:

           Churchill Downs Incorporated
           700 Central Avenue
           Louisville, Kentucky 40208
           Attn: Rebecca C. Reed

       And

           Skadden, Arps, Slate, Meagher & Flom (Illinois)
           333 West Wacker Drive
           Suite 2100
           Chicago, Illinois 60606
           Attn: William R. Kunkel

    All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery and
(b) in the case of delivery by nationally recognized overnight courier, on the first business day following dispatch.

    Section 12. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or enforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

    Section 13. GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KENTUCKY, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

    Section 14. DELIVERY TO SECRETARY. On the date hereof, each Shareholder shall cause to be delivered to the Secretary of the Company an executed copy of the Proxy attached hereto as Exhibit A.

    Section 15. WAIVER. No failure on the part of D Corp. to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of D Corp. in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any other such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. D Corp. shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

    Section 16. CAPTIONS. The captions in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

    Section 17. FURTHER ASSURANCES. Each Shareholder shall execute or cause to be delivered to D Corp. or the Company such instruments and other documents and shall take such other actions as D Corp may reasonably request to effectuate the intent and purposes of this Agreement. Each Shareholder agrees not to take any action that would have the effect of preventing him or her from performing his or her obligations under this Agreement.

    Section 18. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the Shareholders and D Corp. relating to the subject matter hereof and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof.

    Section 19. AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf the party against whom enforcement of such amendment is sought.

    Section 20. ASSIGNMENT. This Agreement and all obligations of the Shareholders hereunder are personal to the Shareholders and may not be transferred or assigned by any Shareholder at any time. D Corp. may assign its rights under this Agreement to its affiliates at any time; PROVIDED, HOWEVER, that Mr. Richard L. Duchossois may, as proxy, appoint a substitute as contemplated by Section 4 hereof and the Proxy, the form of which is attached hereto as Exhibit A.

    Section 21. BINDING NATURE. Subject to Section 20, this Agreement will be binding upon each Shareholder and each Shareholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of D Corp. and its successors and assigns. Without limiting the foregoing, each Shareholder agrees that the obligations of such Shareholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Shareholder, or, in the case of a trust, by the death or incapacity of any trustee or the termination of such trust.

    Section 22. FEES AND EXPENSES. All fees and expenses incurred by any of the parties hereto shall be borne by the party incurring such fees and expenses.

    Section 23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, and all of which shall be deemed to be one and the same instrument. It shall not be a condition to the effectiveness of this Agreement that all parties have signed the same counterpart.

    Section 24. SURVIVAL. All representations and warranties contained herein shall survive the termination hereof.

    IN WITNESS WHEREOF, and intending to be legally bound hereby, D Corp. and each of the Shareholders have executed this Agreement on the date first above written.


                                                     DUCHOSSOIS INDUSTRIES, INC.

                                                     /s/ RICHARD L. DUCHOSSOIS
                                                     ------------------------------------------------
                                                     Name: Richard L. Duchossois
                                                     Title:  Chairman

                                                     RICHARD L. DUCHOSSOIS

                                                     /s/ RICHARD L. DUCHOSSOIS
                                                     ------------------------------------------------

                                                     CHARLES W. BIDWILL, JR.

                                                     /s/ CHARLES W. BIDWILL, JR.
                                                     ------------------------------------------------

                                                     WILLIAM S. FARISH

                                                     /s/ WILLIAM S. FARISH
                                                     ------------------------------------------------

                                                     J. DAVID GRISSOM

                                                     /s/ J. DAVID GRISSOM
                                                     ------------------------------------------------

                                                     SETH W. HANCOCK

                                                     /s/ SETH W. HANCOCK
                                                     ------------------------------------------------

                                                     DANIEL P. HARRINGTON

                                                     /s/ DANIEL P. HARRINGTON
                                                     ------------------------------------------------

                                                     FRANK B. HOWER, JR.

                                                     /s/ FRANK B. HOWER, JR.
                                                     ------------------------------------------------

                                                     G. WATTS HUMPHREY, JR.

                                                     /s/ G. WATTS HUMPHREY, JR.
                                                     ------------------------------------------------

                                                     BRAD M. KELLEY

                                                     /s/ BRAD M. KELLEY
                                                     ------------------------------------------------

                                                     THOMAS H. MEEKER

                                                     /s/ THOMAS H. MEEKER
                                                     ------------------------------------------------

                                                     CARL F. POLLARD

                                                     /s/ CARL F. POLLARD
                                                     ------------------------------------------------

                                                     DENNIS D. SWANSON

                                                     /s/ DENNIS D. SWANSON
                                                     ------------------------------------------------

                                                     DARRELL R. WELLS

                                                     /s/ DARRELL R. WELLS
                                                     ------------------------------------------------

                                   APPENDIX A


NAME                                                           SHARES
----                                                          ---------
Charles W. Bidwill, Jr......................................    451,680
William S. Farish...........................................    106,560
J. David Grissom............................................    209,400
Seth W. Hancock.............................................     78,000
Daniel P. Harrington........................................          0
Frank B. Hower, Jr..........................................      2,200
G. Watts Humphrey, Jr.......................................     51,000
Brad M. Kelley..............................................  1,000,000
Thomas H. Meeker............................................     29,413
Carl F. Pollard.............................................     73,080
Dennis D. Swanson...........................................      1,000
Darrell R. Wells............................................    149,630


    All communications to the Shareholders should be sent as follows:

                                   EXHIBIT A

                           LIMITED IRREVOCABLE PROXY

    The undersigned shareholder of Churchill Downs Incorporated, a Kentucky corporation (the "Company"), hereby irrevocably appoints Richard L. Duchossois the attorney and proxy of the undersigned, with full power of substitution and resubstitition, to vote the undersigned's Shares (as defined in the Merger Agreement), and any and all other shares of capital stock of the Company acquired by the undersigned which the undersigned is otherwise entitled to vote on or after the date hereof, but only with respect to (i) approval of the consummation of the transactions contemplated by the Agreement and Plan of
Merger, dated as of June   , 2000 (the "Merger Agreement"), among the Company,
Duchossois Industries, Inc. ("D Corp.") and certain of their wholly-owned subsidiaries, including, without limitation, in favor of the issuance of additional shares of common stock of the Company pursuant to the Merger Agreement and any other matters or proposals required by the Rules and Regulations of the National Association of Securities Dealers, Inc. to be submitted to a vote of the shareholders of the Company in order to consummate the transactions contemplated by the Merger Agreement and (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation, warranty or other obligation of the Company under the Merger Agreement or which is reasonably likely to result in any conditions to the Company's obligations under the Merger Agreement not being fulfilled (the "Identified Matters"). It is expressly understood that nothing contained in this Proxy shall prohibit or restrain any such Shareholder from complying which his or her fiduciary obligations as a director or officer of the Company, on the advice of outside counsel. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares, any securities of the Company to be acquired by the undersigned (to the extent that the undersigned has sole voting power with respect to such securities) and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked, but only to the extent that they relate to the Identified Matters, and no subsequent proxies will be given with respect to the Identified Matters. This proxy is irrevocable and coupled with an interest and is granted in connection with that certain Voting Agreement, dated as of the date hereof (the "Voting Agreement"), executed by certain shareholders of the Company and D Corp, and is granted in consideration of D Corp. entering into the Merger Agreement. The attorney and proxy named above will be empowered at any time prior to the termination of the Voting Agreement to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents with respect to the Shares), but only with respect to the Identified Matters, at every meeting of the shareholders of the Company (and every adjournment or postponement thereof) or by written consent in lieu of such a meeting, or otherwise. This limited irrevocable proxy will terminate as of the termination of the Voting Agreement.

    Any obligations of the undersigned pursuant to this Limited Irrevocable Proxy shall be binding upon the successors and assigns of the undersigned.

Dated as of:             , 2000

                                                     ------------------------------------------------
                                                     Name:

SHARES WHICH SHAREHOLDER HAS SOLE POWER TO VOTE AND
SUBJECT TO IRREVOCABLE PROXY:

            shares of the common stock, no par
value, of Churchill Downs Incorporated.

                          CHURCHILL DOWNS INCORPORATED
           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS,         , 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J. David Grissom and Carl F. Pollard, and each or either of them, as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated below, all the shares of Churchill Downs Incorporated held of record by the
undersigned on             , 2000 at the Special Meeting of Shareholders to be
held on             , 2000 at 10:00 A.M., E.D.T., or any and all adjournments
thereof.

    1. Proposal to approve the issuance of up to 4,400,000 shares of Churchill Downs common stock as consideration for the acquisition of the Arlington companies as required by the Merger Agreement between Churchill Downs, Duchossois Industries, Inc. and certain wholly-owned subsidiaries of Churchill Downs and Duchossois Industries, Inc., pursuant to which, when the mergers become effective, 3,150,000 shares of our common stock will be issued to Duchossois Industries, Inc. as the sole shareholder of the Arlington companies, and thereafter up to an additional 1,250,000 shares of our common stock may be issued to Duchossois Industries, Inc. (subject to the occurrence of certain events as specified in the Merger Agreement).

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    2. In their discretion, the proxy holders are authorized to vote upon any other business as may properly be brought before the meeting or any and all adjournments thereof.

    THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR PROPOSAL 1 AND AS THE PROXIES DEEM ADVISABLE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF.

                                              Dated: _____________________, 2000

                                              __________________________________
                                                          Signature

                                              __________________________________
                                                 (Signature, if held jointly)

                                              Please sign exactly as your name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by the President or other
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by an authorized
                                              partner.

   PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS PROXY USING THE ENCLOSED
                                   ENVELOPE.